AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 2006
                                          REGISTRATION NO. [________]
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ____________________________

                                   FORM F-10
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                         ____________________________

                            PENGROWTH ENERGY TRUST
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           ALBERTA, CANADA                                1311                                   98-0185056
  (PROVINCE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER IDENTIFICATION NO.,
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                     IF APPLICABLE)

                         ____________________________

                       SUITE 2900, 240 - 4TH AVENUE S.W.
                       CALGARY, ALBERTA, T2P 4H4, CANADA
                                (403) 233-0224
  (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             CT CORPORATION SYSTEM
                  111 - 8TH AVENUE, NEW YORK, NEW YORK 10011
                                (212) 894-8940
       (NAME, ADDRESS AND TELEPHONE NUMBER (INCLUDING AREA CODE) OF AGENT
                       FOR SERVICE IN THE UNITED STATES)
                          ____________________________

                                  COPIES TO:

             BRAD D. MARKEL                                                                  EDWIN S. MAYNARD
            BENNETT JONES LLP                                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
         4500 BANKERS HALL EAST                                                         1285 AVENUE OF THE AMERICAS
          855 - 2ND STREET S.W.                                                        NEW YORK, NEW YORK 10019-6064
     CALGARY, ALBERTA T2P 4K7 CANADA                                                          (212) 373-3000
             (403) 298-3100

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as possible after this registration statement becomes effective.

                          PROVINCE OF ALBERTA, CANADA
               (PRINCIPAL JURISDICTION REGULATING THIS OFFERING)

It is proposed that this filing shall become effective (check appropriate box below):
A. |X| upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. |_| at some future date (check appropriate box below)
   1.  |_|  pursuant to Rule 467(b) on (      ) at (      ) (designate a time
            not sooner than 7 calendar days after filing).
   2.  |_|  pursuant to Rule 467(b) on (      ) at (     ) (designate a time 7
            calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
   3.  |_|  pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
   4.  |_|  after the filing of the next amendment to this Form (if preliminary material is being filed).

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. |_|

                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE             AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED            OFFERING PRICE     REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Trust Units, without nominal or
par value                                   (1)                    (2)                  (2)
-------------------------------------------------------------------------------------------------
     Total......................         77,527,433         US$1,745,609,669     US$186,780.23
-------------------------------------------------------------------------------------------------

(1) Pengrowth Energy Trust Trust Units to be issued in the United States to holders of Pengrowth Energy Trust Class A trust units in connection with the consolidation of Class A trust units and Class B trust units into Trust Units.
(2) Estimated solely for the purpose of calculating the registration fee, and based upon the product of Cdn $25.29 (the average of the high and low prices of Pengrowth Energy Trust Class A trust units on May 19, 2006, on the Toronto Stock Exchange) times 77,527,433 (the number of outstanding Class A trust units as of May 5, 2006), divided by 1.1232, the noon buying rate in New York City on May 19, 2006 for cable transfers in Canadian dollars as certified by the Federal Reserve Bank of New York.

     IF AS A RESULT OF STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS, THE NUMBER OF SECURITIES PURPORTED TO BE REGISTERED ON THIS REGISTRATION STATEMENT CHANGES, THE PROVISIONS OF RULE 416 SHALL APPLY TO THIS REGISTRATION STATEMENT.

                                     PART I

                           INFORMATION REQUIRED TO BE
                      DELIVERED TO OFFEREES OR PURCHASERS



===============================================================================






                             PENGROWTH CORPORATION


                            PENGROWTH ENERGY TRUST







                              NOTICES OF MEETINGS


                    INFORMATION CIRCULAR - PROXY STATEMENT







                                 MAY 16, 2006



===============================================================================

                        NOTICE TO UNITED STATES HOLDERS

The proposed Consolidation is in respect of the securities of a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Circular in accordance with the disclosure requirements of applicable Canadian law. Holders of Trust Units should be aware that these requirements are different from those of the United States. The financial statements included herein have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

The Consolidation of Pengrowth's Trust Units may subject holders of Trust Units to tax consequences both in the United States and Canada. Such consequences for holders of Trust Units who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Pengrowth was created under the laws of the Province of Alberta, Canada, that some or all of the officers, directors and trustees of Pengrowth and its management companies may be residents of Canada, that some or all of the experts named in the Circular may be residents of Canada and that all or a substantial portion of the assets of Pengrowth and of such persons may be located outside the United States.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document and, if given or made, such information or representation must not be relied upon as having been authorized by Pengrowth.

THE SECURITIES OFFERED BY PENGROWTH PURSUANT TO THE CONSOLIDATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES REGULATORY AUTHORITY NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[GRAPHIC OMITTED]
[LOGO -- PENGROWTH]

        PENGROWTH CORPORATION
        2900, 240 - 4th Avenue S.W., Calgary, Alberta T2P 4H4
        Tel 403-233-0224 o Fax 403-265-6251 o Toll Free 1-800-223-4122
        o website: www.pengrowth.com




May 16, 2006



Dear Pengrowth Unitholder:

The Board of Directors of Pengrowth Corporation is pleased to recommend that the holders of Class A trust units and the holders of Class B trust units approve the extraordinary resolution set out in the attached Information Circular and Proxy Statement to cause the consolidation of our two classes of trust units into a single class. PENGROWTH IS THE ONLY TRUST WITH THIS CAPITAL STRUCTURE and once the consolidation is completed Pengrowth will no longer be at a competitive disadvantage to its peer group.

As you are likely aware, Pengrowth implemented the dual class structure in 2004 in order to maintain its status as a mutual fund trust under the INCOME TAX ACT (Canada). A number of significant events have occurred since implementation of the dual class structure which have resulted in the Trust receiving an opinion from legal and tax counsel in May 2006 that the dual class structure is no longer required to maintain our status as a mutual fund trust. Based on this advice, the Board of Directors formed a Special Committee of independent directors that retained BMO Nesbitt Burns and Merrill Lynch as financial advisors and Burnet, Duckworth and Palmer LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP as legal advisors. The mandate of the Special Committee included examining the impact of the dual class structure on Pengrowth and its ability to effectively pursue its business plan and examining alternatives to that structure, including the removal of the ownership restriction from the Class B trust units, the merger of the Class A trust units and the Class B trust units into a single class and any other alternatives the committee considered appropriate.

In executing its mandate and considering advice received from its legal and financial advisors, the Special Committee concluded that the dual class structure was a significant impediment to the implementation of Pengrowth's business plan, a fundamental component of which is the long-term creation of unitholder value through accretive acquisitions and related financings, and recommended that the Board ask the Unitholders to consider and vote on a resolution to cause the consolidation of the two classes into a single class of Trust Units.

The Board of Directors believes that approval of the consolidation is important to facilitate Pengrowth's execution of its business plan. The dual class structure is an impediment to the execution of Pengrowth's business plan as it results in:

    o An inability to effectively raise capital at the lowest possible cost;

    o A significant impediment to completing mergers or acquisitions using trust units as consideration;

    o    Significantly reduced liquidity in the trading of Trust Units;

    o    An inability to complete efficient equity financings; and

    o    A diversion of management's time.

If approved by an extraordinary resolution of the holders of Class A trust units and Class B trust units, voting together as a single class, the consolidation will become effective as follows:

    o    effective as of 5:00 p.m. (Calgary time) on June 27, 2006:

         o the restriction on the Class B trust units that provides that the Class B trust units may only be held by residents of Canada will be eliminated; and

    o    effective as of 5:00 p.m. (Calgary time) on July 27, 2006:

         o the Class A trust units will be delisted from the Toronto Stock Exchange;

         o    the Class B trust units will be renamed "Trust Units";

         o all of the issued and outstanding Class A trust units will be converted into Trust Units on the basis of one Trust Unit for each whole Class A trust unit previously held (with the exception of Class A trust units held by residents of Canada who have provided an election and residency declaration to the Trustee); and

         o the Trust Units will be substitutionally listed in place of the Class A trust units on the New York Stock Exchange.

Further details concerning the consolidation are contained in the attached Information Circular and Proxy Statement, including certain risk factors associated with the consolidation. I urge all unitholders to review the circular.

I believe the prospects for Pengrowth have never been brighter. During 2005, Pengrowth Corporation hired three new highly experienced Vice-Presidents in the Operations Group and appointed two new Senior Officers on the financial side of our business. We have also retained a new Manager of Business Development and have augmented our technical and financial expertise in that area. Pengrowth embarked on a number of exciting initiatives on our existing properties, including pursuit of an enhanced oil recovery CO(2) pilot at Judy Creek, development of Pengrowth's coal bed methane properties and various exploration and development projects.

I believe Pengrowth has the highest quality asset base in our sector. We are well capitalized and well positioned to grow through internal development and further acquisitions. Simplifying our capital structure will enable us to move forward aggressively and to meet the demands of an increasingly competitive marketplace.

Sincerely,



/s/ James S. Kinnear

James S. Kinnear
Chairman, President and Chief Executive Officer
Pengrowth Corporation

                               TABLE OF CONTENTS
                               -----------------

                              NOTICES OF MEETINGS

   NOTICE OF THE ANNUAL AND SPECIAL MEETING OF PENGROWTH CORPORATION

   NOTICE OF THE ANNUAL AND SPECIAL MEETING OF PENGROWTH ENERGY TRUST

   NOTICE OF A SPECIAL MEETING OF THE ROYALTY UNITHOLDERS OF PENGROWTH
   CORPORATION


                    INFORMATION CIRCULAR - PROXY STATEMENT


PART I - GENERAL INFORMATION FOR ALL
MEETINGS......................................................................1
   Solicitation of Proxies....................................................1
   Appointment of Proxyholders and Revocation of Proxies......................2
   Notice to Beneficial Holders of Trust Units................................2
   Persons making the Solicitation............................................3
   Exercise of Discretion by Proxy............................................3
   Voting Shares and Units and the Principal Holders Thereof..................3
   Interests of Certain Persons in Matters Acted Upon.........................4
   Executive Compensation.....................................................4
   Securities Authorized for Issuance Under Equity Compensation Plans........16
   Directors' and Officers' Liability Insurance..............................17
   Indebtedness of Directors and Executive Officers..........................17
   Interests of Informed Persons in Material Transactions....................17
   Management Agreement......................................................17

PART II - CORPORATE GOVERNANCE...............................................20
   Mandates of the Trustee, the Manager and the Board of Directors...........20
   Board Independence........................................................20
   Board Approvals and Structure.............................................21
   Board Committees..........................................................21
   Statement of Corporate Governance Practices...............................22

PART III - MATTERS TO BE CONSIDERED AT
THE SHAREHOLDER MEETING......................................................23
   Appointment of Auditors...................................................23
   Election of Directors.....................................................23
   Amendments to the Unanimous Shareholder Agreement to Simplify
   Voting at the Annual General Meeting......................................24

PART IV - MATTERS TO BE CONSIDERED AT THE TRUST MEETING......................27
   Appointment of Auditors...................................................27
   Amendments to the Trust Indenture to Provide for the Consolidation
   of the Trust's Dual Class Structure.......................................27
   Amendments to the Unanimous Shareholder Agreement and the Trust
   Indenture to Simplify Voting at the Annual General Meeting................39
   Amendments to the DEU Plan................................................39
   Amendments to the Trust Indenture Regarding the Distribution of Net
   Proceeds from the Sale of Properties......................................40

PART V - MATTERS TO BE CONSIDERED AT THE ROYALTY MEETING.....................41
   Amendments to the Royalty Indenture Regarding the Reclassification of
   Trust Unit Capital........................................................41
   Amendments to the Unanimous Shareholder Agreement and the Royalty
   Indenture to Simplify Voting at the Annual General Meeting................42
   Amendments to the Royalty Indenture Regarding the Distribution of Net
   Proceeds from the Sale of Properties......................................42
   Amendments to the Royalty Indenture Regarding Distributions upon a
   Liquidation, Winding-up or Dissolution of the Corporation.................43
   Amendments to the Royalty Indenture Regarding Certain Expenditures, the
   Reserve and Other Revenues................................................44
   Miscellaneous Amendments to the Royalty Indenture.........................46

PART VI - ADDITIONAL INFORMATION.............................................47

APPENDICES
----------

APPENDIX 1   - Statement of Corporation Governance Practices

APPENDIX 1-A - Board of Directors' Mandate

APPENDIX 1-B - Corporate Governance Committee Mandate

APPENDIX 1-C - Compensation Committee Mandate

APPENDIX 2   - Fairness Opinion of BMO Nesbitt Burns

APPENDIX 3   - Fairness Opinion of Merrill Lynch


SCHEDULES
---------

SCHEDULE A-1 - Extraordinary  Resolution  to Amend the  Unanimous  Shareholder
               Agreement to Simplify Voting Procedures at the Annual General Meeting

SCHEDULE A-2 - Extraordinary  Resolution  to Amend the  Unanimous  Shareholder
               Agreement and the Articles of the Corporation to Increase the Maximum Size of the Board of Directors of the Corporation

SCHEDULE B-1 - Extraordinary  Resolution  to  Amend  the  Trust  Indenture  to
               provide  for  the  Consolidation  of  the  Trust's  Dual  Class
               Structure

               EXHIBIT A TO SCHEDULE B-1 - Revised Schedule C to the Amended and Restated Trust Indenture

               EXHIBIT B TO SCHEDULE B-1 - Revised Schedule A to the Amended and Restated Trust Indenture

               EXHIBIT C TO SCHEDULE B-1 - Revised Schedule B to the Amended and Restated Trust Indenture

SCHEDULE B-2 - Extraordinary  Resolution  to Amend the  Unanimous  Shareholder
               Agreement and the Trust Indenture to Simplify Voting Procedures at the Annual General Meeting

SCHEDULE B-3 - Ordinary Resolution to Amend the Deferred Entitlement Unit Plan

SCHEDULE B-4 - Extraordinary Resolution to Amend the Trust Indenture regarding the Distribution of Net Proceeds from the Sale of Properties

SCHEDULE B-5 - Extraordinary  Resolution  to Amend the  Unanimous  Shareholder
               Agreement and the Articles of the Corporation to Increase the Maximum Size of the Board of Directors of the Corporation

SCHEDULE C-1 - Extraordinary  Resolution  to Amend the  Royalty  Indenture  to
               provide  for  the  Consolidation  of  the  Trust's  Dual  Class
               Structure

SCHEDULE C-2 - Extraordinary  Resolution  to Amend the  Unanimous  Shareholder
               Agreement  and  the  Royalty   Indenture  to  Simplify   Voting
               Procedures at the Annual General Meeting

SCHEDULE C-3 - Extraordinary   Resolution  to  Amend  the  Royalty   Indenture
               regarding the Distribution of Net Proceeds from the Sale of Properties

SCHEDULE C-4 - Extraordinary   Resolution  to  Amend  the  Royalty   Indenture
               regarding Distributions upon a Liquidation, Winding-up or Dissolution of the Corporation

SCHEDULE C-5 - Extraordinary   Resolution  to  Amend  the  Royalty   Indenture
               regarding Certain Expenditures, the Reserves and Other Revenues

SCHEDULE C-6 - Extraordinary  Resolution regarding Miscellaneous Amendments to the Royalty Indenture

SCHEDULE C-7 - Extraordinary  Resolution  to Amend the  Unanimous  Shareholder
               Agreement and the Articles of the Corporation to Increase the Maximum Size of the Board of Directors of the Corporation

                             PENGROWTH CORPORATION
------------------------------------------------------------------------------
           NOTICE OF THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual and special meeting (the "Shareholder Meeting") of the holders of common shares ("Shareholders") of Pengrowth Corporation (the "Corporation") will be held at the Fairmont Palliser Hotel, Alberta Room, 133
- 9th Avenue S.W., Calgary, Alberta, at 10:00 a.m. (Calgary time) on June 23, 2006 for the following purposes:

     1.   to appoint auditors;

     2.   to elect directors of the Corporation;

     3. to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement to simplify voting at the Annual General Meeting;

     4. to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the Articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation; and

     5. to transact any other business which may properly come before the Shareholder Meeting or any adjournments thereof.

Dated at Calgary, Alberta as of May 16, 2006.


                             BY ORDER OF THE BOARD OF DIRECTORS



                             (Signed)  Charles V. Selby
                                       Vice President and Corporate Secretary,
                                       Pengrowth Corporation

------------------------------------------------------------------------------

The specific details of the matters proposed to be put before the Shareholder Meeting and the text of the resolutions are set forth in the Information Circular-Proxy Statement accompanying this notice.

ROYALTY UNITHOLDERS OF THE CORPORATION AND TRUST UNITHOLDERS OF PENGROWTH ENERGY TRUST (COLLECTIVELY, "UNITHOLDERS") ARE ENTITLED TO VOTE ON MATTERS REGARDING THE CORPORATION AS IF THEY WERE SHAREHOLDERS OF THE CORPORATION. UNITHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED FORM OF PROXY AND TO MAIL IT TO, OR DEPOSIT IT WITH, THE CORPORATE SECRETARY OF THE CORPORATION IN CARE OF COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, M5J 2Y1. IN ORDER TO BE VALID AND ACTED UPON AT THE SHAREHOLDER MEETING, FORMS OF PROXY MUST BE RECEIVED NOT LESS THAN 24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME FOR HOLDING THE SHAREHOLDER MEETING OR ANY ADJOURNMENTS THEREOF. UNITHOLDERS WHO WISH TO ATTEND AND VOTE IN PERSON SHOULD APPOINT THEMSELVES AS PROXY.

Unitholders of record at the close of business on May 5, 2006, will be entitled to notice of, and to attend and vote at, the Shareholder Meeting and at any adjournments thereof.

                            PENGROWTH ENERGY TRUST
------------------------------------------------------------------------------
         NOTICE OF THE ANNUAL AND SPECIAL MEETING OF TRUST UNITHOLDERS

TAKE NOTICE that the annual and special meeting (the "Trust Meeting") of the holders of trust units ("Trust Unitholders") of Pengrowth Energy Trust (the "Trust") will be held at the Fairmont Palliser Hotel, Alberta Room, 133 - 9th Avenue S.W., Calgary, Alberta, at 10:15 a.m. (Calgary time) on June 23, 2006 for the following purposes:

     1. to receive and consider the financial statements of the Trust for the year ended December 31, 2005 and the auditors' report thereon;

     2.   to appoint auditors;

     3. to consider an extraordinary resolution approving the consolidation of the Trust's dual class structure;

     4. to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the Trust Indenture to simplify voting at the Annual General Meeting;

     5. to consider an ordinary resolution approving the amendments to the Deferred Entitlement Unit Plan;

     6. to consider an extraordinary resolution approving the amendments to the Trust Indenture regarding the distribution of the net proceeds from the sale of properties;

     7. to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the Articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation; and

     8. to transact any other business which may properly come before the Trust Meeting or any adjournments thereof.

Dated at Calgary, Alberta as of May 16, 2006.

                        BY ORDER OF COMPUTERSHARE TRUST COMPANY OF CANADA AS TRUSTEE


                        (Signed) Stacie A. Moore
                                 General Manager, Corporate Trust

                        (Signed) Karen Biscope
                                 Manager, Corporate Trust

------------------------------------------------------------------------------

The specific details of the matters proposed to be put before the Trust Meeting and the text of the resolutions are set forth in the Information Circular-Proxy Statement accompanying this notice.

TRUST UNITHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED FORM OF PROXY AND TO MAIL IT TO, OR DEPOSIT IT WITH, THE CORPORATE SECRETARY OF PENGROWTH CORPORATION IN CARE OF COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, M5J 2Y1. IN ORDER TO BE VALID AND ACTED UPON AT THE TRUST MEETING, FORMS OF PROXY MUST BE RECEIVED NOT LESS THAN 24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME FOR HOLDING THE TRUST MEETING OR ANY ADJOURNMENTS THEREOF. TRUST UNITHOLDERS WHO WISH TO ATTEND AND VOTE IN PERSON SHOULD APPOINT THEMSELVES AS PROXY.

Trust Unitholders of record at the close of business on May 5, 2006, will be entitled to notice of, and to attend and vote at, the Trust Meeting and at any adjournments thereof.

                             PENGROWTH CORPORATION
------------------------------------------------------------------------------
              NOTICE OF A SPECIAL MEETING OF ROYALTY UNITHOLDERS

TAKE NOTICE that a special meeting (the "Royalty Meeting") of the holders of royalty units (the "Royalty Unitholders") of Pengrowth Corporation (the "Corporation") will be held at the Fairmont Palliser Hotel, Alberta Room, 133
- 9th Avenue S.W., Calgary, Alberta, at 10:30 a.m. (Calgary time) on June 23, 2006 for the following purposes:

     1. to consider an extraordinary resolution approving amendments to the Royalty Indenture to provide for the consolidation of the Trust's dual class structure;

     2.   to consider an extraordinary  resolution approving amendments to the
          Unanimous   Shareholder  Agreement  and  the  Royalty  Indenture  to
          simplify voting at the Annual General Meeting;

     3. to consider an extraordinary resolution approving amendments to the Royalty Indenture regarding the distribution of the net proceeds from the sale of properties;

     4.   to consider an extraordinary  resolution approving amendments to the
          Royalty  Indenture  regarding   distributions  upon  a  liquidation,
          winding-up or dissolution of the Corporation;

     5. to consider an extraordinary resolution approving amendments to the Royalty Indenture regarding certain expenditures, the reserve and other revenues;

     6. to consider an extraordinary resolution approving miscellaneous amendments to the Royalty Indenture;

     7. to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the Articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation; and

     8. to transact any other business which may properly come before the Royalty Meeting or any adjournments thereof.

Dated at Calgary, Alberta as of May 16, 2006.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              (Signed) Charles V. Selby
                                       Vice President and Corporate Secretary,
                                       Pengrowth Corporation

------------------------------------------------------------------------------

The specific details of the matters proposed to be put before the Royalty Meeting and the text of the resolutions are set forth in the Information Circular-Proxy Statement accompanying this notice.

ROYALTY UNITHOLDERS AND TRUST UNITHOLDERS OF PENGROWTH ENERGY TRUST (COLLECTIVELY, "UNITHOLDERS") ARE ENTITLED TO VOTE ON ALL MATTERS AT THE ROYALTY MEETING. UNITHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED FORM OF PROXY AND TO MAIL IT TO, OR DEPOSIT IT WITH, THE CORPORATE SECRETARY OF THE CORPORATION IN CARE OF COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, M5J 2Y1. IN ORDER TO BE VALID AND ACTED UPON AT THE ROYALTY MEETING, FORMS OF PROXY MUST BE RECEIVED NOT LESS THAN 24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME FOR HOLDING THE ROYALTY MEETING OR ANY ADJOURNMENTS THEREOF. UNITHOLDERS WHO WISH TO ATTEND AND VOTE IN PERSON SHOULD APPOINT THEMSELVES AS PROXY.

Unitholders of record at the close of business on May 5, 2006 will be entitled to notice of, and to attend and vote at, the Royalty Meeting and at any adjournments thereof.

                             PENGROWTH CORPORATION
                            PENGROWTH ENERGY TRUST

                    INFORMATION CIRCULAR - PROXY STATEMENT

For:     Annual and Special Meeting of Shareholders
         Annual and Special Meeting of Trust Unitholders
         Special Meeting of Royalty Unitholders

                PART I - GENERAL INFORMATION FOR ALL MEETINGS

SOLICITATION OF PROXIES

This information circular - proxy statement ("Circular") is provided in connection with the solicitation of proxies by management for use at the Annual and Special Meeting of Shareholders (the "Shareholder Meeting") of Pengrowth Corporation (the "Corporation"), the Annual and Special Meeting of Trust Unitholders (the "Trust Meeting") of Pengrowth Energy Trust (the "Trust" and collectively with the Corporation, "Pengrowth") and the Special Meeting of Royalty Unitholders of the Corporation (the "Royalty Meeting"), (collectively referred to as the "Meetings") and at any adjournment(s) of the Meetings. The Meetings are to be held on June 23, 2006 at 10:00 a.m., 10:15 a.m. and 10:30 a.m. (all Calgary times), respectively, at the Fairmont Palliser Hotel, Alberta Room, 133 - 9th Avenue S.W., Calgary, Alberta. This Circular is provided for the purposes set forth in the accompanying Notices of Meetings. Information contained herein is given as of May 1, 2006 unless otherwise specifically stated. Unless otherwise defined therein, each term that is defined in this Circular has that same meaning when used in the schedules to this Circular.

SHAREHOLDER MEETING

Pursuant to the terms of the Amended and Restated Unanimous Shareholder Agreement dated June 17, 2003 (the "Unanimous Shareholder Agreement") among Pengrowth Management Limited (the "Manager"), the Trust, the Corporation and Computershare Trust Company of Canada (the "Trustee"), holders of royalty units ("Royalty Unitholders") issued by the Corporation (the "Royalty Units") and holders ("Trust Unitholders") of Class A trust units, Class B trust units and trust units remaining in the form in existence prior to the reclassification that occurred on July 27, 2004 (the "Prior Trust Units") issued by the Trust (collectively, the "Trust Units" and together with the Royalty Units, the "Units") (collectively, the "Unitholders") are entitled to notice of, and to attend at, the Shareholder Meeting and to one vote per Royalty Unit or Trust Unit held on any matter put before the Shareholder Meeting, and at any adjournments thereof, other than the election of two directors who may be elected by the Manager. The Manager has agreed to refrain from exercising its voting rights as a shareholder except in respect of the election of two directors or as may be necessary or desirable to implement any resolutions passed by the Unitholders. The Trust will not exercise its voting rights as a shareholder except as may be necessary or desirable to implement any resolutions passed by the Unitholders.

TRUST MEETING

Pursuant to the terms of the Amended and Restated Trust Indenture dated July 27, 2004 (the "Trust Indenture") between the Corporation and the Trustee, Trust Unitholders are entitled to notice of, and to attend at, the Trust Meeting and to one vote per Trust Unit held on any matter put before the Trust Meeting, and at any adjournments thereof.

ROYALTY MEETING

Pursuant to the terms of the Amended and Restated Royalty Indenture dated June 17, 2003 (the "Royalty Indenture") between the Corporation and the Trustee, Unitholders are entitled to notice of, and to attend at, the Royalty Meeting and to one vote per Unit held on any matter put before the Royalty Meeting, and at any adjournments thereof, provided that the Trustee is not entitled to vote in respect of any Royalty Units held in its capacity as Trustee under the Trust Indenture.

APPOINTMENT OF PROXYHOLDERS AND REVOCATION OF PROXIES

THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS OF THE CORPORATION. A UNITHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A UNITHOLDER) OTHER THAN JAMES S. KINNEAR OR JOHN B. ZAOZIRNY TO REPRESENT THE UNITHOLDER AT THE MEETINGS. To exercise this right, the Unitholder must either insert the name of the other person in the blank space provided on the enclosed form of proxy or submit another appropriate form of proxy. Non-registered Unitholders (Unitholders who hold their Units through brokerage accounts or other intermediaries) who wish to appear in person and vote at the Meetings should be appointed as their own representatives at the Meetings in accordance with the directions of their intermediaries. See "Notice to Beneficial Holders of Trust Units".

In order to be used at the Meetings, completed proxies must be addressed to the Corporate Secretary of the Corporation and must be deposited with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not less than 24 hours, excluding Saturdays, Sundays and holidays, before the time for the holding of the Meetings or any adjournment(s) of the Meetings. The record date for the Meetings has been established as the close of business on May 5, 2006. Only Unitholders of record as at the record date are entitled to receive notice of, and to vote at, the Meetings.

The instrument appointing a proxyholder shall be in writing and shall be executed by the registered Unitholder or his attorney authorized in writing or, if the registered Unitholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

A registered Unitholder who has submitted a proxy may revoke it by an instrument in writing signed by the registered Unitholder or by an authorized attorney, or, if the registered Unitholder is a corporation, by a duly authorized officer provided such instrument is deposited either: (i) at the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours, excluding Saturdays, Sundays and holidays, before the time for the holding of the Meetings or any adjournment(s) of the Meetings, or (ii) with the Chairman of the Meetings on the day of the Meetings, or any adjournment(s) of the Meetings. In addition, a proxy may be revoked: (i) by the registered Unitholder personally attending at the Meetings and voting the Units represented thereby or, if the Unitholder is a corporation, by a representative of that corporation attending at the Meetings and voting such Units; or (ii) in any other manner permitted by law. Non-registered Unitholders should follow the directions of their intermediaries with respect to procedures to be followed for revoking a proxy.

NOTICE TO BENEFICIAL HOLDERS OF TRUST UNITS

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY TRUST UNITHOLDERS, AS A SUBSTANTIAL NUMBER OF THE TRUST UNITHOLDERS DO NOT HOLD TRUST UNITS IN THEIR OWN NAME. TRUST UNITHOLDERS WHO DO NOT HOLD THEIR TRUST UNITS IN THEIR OWN NAME (REFERRED TO HEREIN AS "BENEFICIAL UNITHOLDERS") SHOULD NOTE THAT ONLY PROXIES DEPOSITED BY TRUST UNITHOLDERS WHOSE NAMES APPEAR ON THE RECORDS OF THE TRUST AS THE REGISTERED HOLDERS OF TRUST UNITS CAN BE RECOGNIZED AND ACTED UPON AT THE MEETINGS. If Trust Units are listed in an account statement provided to a Beneficial Unitholder by a broker, then in almost all cases those Trust Units will not be registered in the Beneficial Unitholder's name on the records of the Trust. Such Trust Units will more likely be registered under the name of the Beneficial Unitholder's broker or an agent of that broker. In Canada, the vast majority of such Trust Units are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities Limited, which acts as nominee for many Canadian brokerage firms). In the United States, the vast majority of such Trust Units are registered under the name of Cede & Co. (the registration name for The Depositary Trust Company, which acts as nominee for many U.S. brokerage firms). Trust Units held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Unitholder. Without specific instructions, the broker/nominees are prohibited from voting Trust Units for their clients.

Applicable regulatory policies require intermediaries/brokers to seek voting instructions from Beneficial Unitholders in advance of securityholder meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Unitholders in order to ensure that their Trust Units are voted at the Meetings. Often, the form of proxy supplied to a Beneficial Unitholder by its broker is identical to the form of proxy provided to registered Trust Unitholders; however, its purpose is limited to instructing the registered Trust Unitholder how to vote on behalf of the Beneficial Unitholder. The majority of brokers in

Canada and the United States now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP"). In most cases, ADP mails a scannable voting instruction form in lieu of the form of proxy provided by the Trust. The Beneficial Unitholder is requested to complete and return the proxy or voting instruction form to ADP by mail or facsimile. Alternatively, the Beneficial Unitholder can call a toll-free telephone number or access ADP's voting web site at www.proxyvotecanada.com to vote the Trust Units held by the Beneficial Unitholder. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Trust Units represented at the Meetings. A BENEFICIAL UNITHOLDER RECEIVING A VOTING INSTRUCTION FORM CANNOT USE THAT VOTING INSTRUCTION FORM TO VOTE TRUST UNITS DIRECTLY AT THE MEETINGS AS THE VOTING INSTRUCTION FORM MUST BE RETURNED AS DIRECTED BY ADP WELL IN ADVANCE OF THE MEETINGS IN ORDER TO HAVE THE TRUST UNITS VOTED.

Although a Beneficial Unitholder may not be recognized directly at the Meetings for the purposes of voting Trust Units registered in the name of his or her broker (or an agent of the broker), a Beneficial Unitholder may attend the Meetings as a proxyholder for the registered Unitholder and vote the Trust Units in that capacity. A BENEFICIAL UNITHOLDER WHO WISHES TO ATTEND THE
MEETINGS AND INDIRECTLY VOTE HIS OR HER TRUST UNITS AS PROXYHOLDER FOR THE REGISTERED UNITHOLDER SHOULD ENTER HIS OR HER OWN NAME IN THE BLANK SPACE ON THE FORM OF PROXY PROVIDED TO HIM OR HER AND RETURN THE SAME TO HIS OR HER BROKER (OR BROKER'S AGENT) IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY SUCH BROKER (OR AGENT), WELL IN ADVANCE OF THE MEETINGS.

PERSONS MAKING THE SOLICITATION

This solicitation of proxies is made by management of Pengrowth. The costs incurred to prepare and mail the Notices of Meetings, this Circular and the form of proxy will be borne by the Corporation and will be deducted in computing the royalty payable by the Corporation to the Trust. Proxies are being solicited by mail and may also be solicited by oral communication, telephone, telegraph or facsimile by directors, officers and proposed directors and officers of the Corporation, who will not be remunerated therefor. While no arrangements have been made to date, Pengrowth may contract for the solicitation of proxies for the Meetings. Such arrangements would include customary fees which would be borne by Pengrowth.

EXERCISE OF DISCRETION BY PROXY

The Units represented by a proxy in favour of Mr. Kinnear or Mr. Zaozirny shall be voted at the Meetings and, where the Unitholder specifies a choice with respect to any matter to be acted upon, the Units shall be voted in accordance with the specification so made. IN THE ABSENCE OF SUCH SPECIFICATION, UNITS WILL BE VOTED IN FAVOUR OF THE PROPOSED RESOLUTIONS. THE PERSONS APPOINTED BY THE ENCLOSED FORM OF PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THOSE MATTERS SPECIFIED IN THE NOTICES OF MEETINGS. AT THE TIME OF MAILING OF THIS CIRCULAR, PENGROWTH IS NOT AWARE OF ANY SUCH AMENDMENT, VARIATION, OR OTHER MATTER. If any such amendment, variation or other matter properly comes before the Meetings, the Units represented by proxies in favor of management will be voted on such matters in accordance with the best judgment of the person voting the proxy.

VOTING SHARES AND UNITS AND THE PRINCIPAL HOLDERS THEREOF

The Corporation has 1,100 issued and outstanding common shares (the "Common Shares"). Of the 1,100 outstanding Common Shares, 1,000 are owned by the Trust and 100 are owned by the Manager. Subject to the Unanimous Shareholder Agreement, registered holders of Common Shares are entitled to attend and vote at the Shareholder Meeting on the basis of one vote for each Common Share held. The Manager has agreed to refrain from exercising its voting rights as a Shareholder except in respect of the election of two directors or as may be necessary or desirable to implement any resolutions passed by the Unitholders. The Trust will not exercise its voting rights as a Shareholder except as may be necessary or desirable to implement any resolutions passed by the Unitholders.

As at May 5, 2006, the Trust had an aggregate of 160,564,653 issued and outstanding Trust Units, comprised of 77,527,433 Class A trust units, 83,003,108 Class B trust units and 34,112 Prior Trust Units. The registered holders thereof are entitled to attend and vote at the Trust Meeting, the Royalty Meeting and the Shareholder Meeting on the basis of one vote for each Trust Unit held.

As at May 5, 2006, the Corporation had 124,085,961 issued and outstanding Royalty Units. The registered holders thereof (other than Royalty Units held by the Trustee in its capacity as Trustee under the Trust Indenture) are entitled to attend and vote at the Royalty Meeting and the Shareholder Meeting on the basis of one vote for each Royalty Unit held. Issued and outstanding Royalty Units held by registered holders other than the Trustee total 18,240.

To the best of the knowledge of the Manager and the directors and executive officers of the Corporation, as of May 1, 2006 no persons beneficially own, directly or indirectly, Units carrying more than 10% of the voting rights attached to the issued and outstanding Units.

INTERESTS OF CERTAIN PERSONS IN MATTERS ACTED UPON

Other than as set forth elsewhere in this Circular, there are no material interests, direct or indirect, of any director or executive officer of the Corporation or the Manager or anyone who has held office as such since the beginning of the Trust's last financial year, or of any associate or affiliate of any of the foregoing in any matter to be acted on at the Meetings.

EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

The compensation policies of the Corporation are designed to recognize and reward Pengrowth's performance and individual performance as well as to provide a competitive level of compensation, which in turn enables the Corporation to attract and retain employees in a highly competitive marketplace. Long term incentives are an important component of Pengrowth's total compensation program and have been implemented to encourage ownership of Trust Units, to maintain a direct link between pay and performance and to motivate directors, officers, employees and special consultants to improve Pengrowth's long-term financial success.

        COMPOSITION OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised of Messrs. Michael S. Parrett (Chairman of the Compensation Committee), John B. Zaozirny and Thomas A. Cumming. None of the members of the Compensation Committee are, or have been, officers or employees of Pengrowth. Mr. Parrett joined the Compensation Committee on October 22, 2004 upon the resignation of Michael A. Grandin. Mr. Zaozirny is also the Vice-Chairman of Canaccord Capital Inc., one of the underwriters in Pengrowth's equity offerings. See "Interest of Informed Persons in Material Transactions". Prior to April 26, 2005, compensation matters were reviewed by the Corporate Governance/Compensation Committee of the Board of Directors. On April 26, 2005, the Board of Directors determined that in recognition of the increasingly competitive market place that the Corporation was operating in, a separate committee of the Board of Directors should focus exclusively on compensation and related matters.

       INDEPENDENT ADVICE

The Compensation Committee engages the services of Towers Perrin to attend Compensation Committee meetings and provide independent advice, compensation analysis and other information for compensation recommendations. The analysis and advice from Towers Perrin include, but is not limited to, executive compensation policy (such as the choice of comparator groups and compensation philosophy), design of incentive plans, position evaluation services and surveys of market data.

       COMPENSATION PHILOSOPHY

The Corporation's compensation philosophy is to target salaries (fixed compensation) at the 50th percentile of the competitive marketplace, and to provide incentive opportunities at the 50th percentile of the competitive market when corporate and individual performance is at target or expected levels. When corporate and individual performance significantly exceeds target or expected levels, then the incentive programs, including the bonuses paid by the Manager under the Management Agreement, are designed to bring the total compensation to the 75th percentile of the competitive market for exceptional performance.

Compensation at the Corporation consists of three primary components: base salary, an annual performance bonus plan and a long-term incentive program.

Base salaries are targeted at the 50th percentile of comparably-sized oil and gas income trusts and other energy organizations. Positioning of actual salaries considers the employee's level within the organization, background, skills and experience, as well as individual performance and the nature of their contributions to Pengrowth's overall success.

During 2004, Pengrowth retained the services of Towers Perrin to assist with the design of new annual and long-term incentive awards. This review was undertaken to ensure that the Corporation's total compensation package was competitive and reflects key financial, operational and strategic measures of performance. The plan design reflects a more formal approach, is aligned with practices within the highly competitive energy sector and provides an important alignment for employees with total Trust Unitholder returns over a three year period. The annual performance bonus plan was implemented for the 2004 fiscal year and provided payouts in early 2005. The long-term incentive program was finalized in early 2005, and was used for grants in early 2005. The first payout of the Deferred Entitlement Units ("DEUs") pursuant to the DEU Plan (as defined herein) is anticipated to occur in 2008.

ANNUAL PERFORMANCE BONUS PLAN

The annual performance bonus plan replaced the discretionary approach used in previous years. It consists of a series of corporate performance measures and individual performance objectives. The weighting between corporate performance and individual objectives varies by organization level, with more senior positions having more weight on corporate performance reflecting the nature and impact of their contributions. For the NEOs (as defined herein), the weighting on corporate performance ranges from 70% to 80% of the total award.

Pengrowth's   performance  is  based  on  three  equally  weighted   measures,
including:

     o THREE-YEAR AVERAGE TOTAL TRUST UNITHOLDER RETURN. This measure reflects the average total return delivered to Trust Unitholders (change in Trust Unit price plus reinvested distributions) over the prior three years, and is consistent with the primary measure used in the Manager's performance fee.

     o DISTRIBUTABLE CASH. This measure represents the cash available for distributions to Trust Unitholders, and is a primary measure of financial success for income trusts.

     o CORPORATE SCORECARD. This measure allows the Compensation Committee and the Board of Directors to make an overall assessment of performance, considering the impact of a wide range of other performance measures including: production levels, reserves, operating costs, general and administrative costs, new business activities, environmental and safety performance, and other corporate initiatives.

Individual performance is based on a series of planned objectives set out at the beginning of the year for each individual.

For each of the corporate and individual measures three standards of performance are determined each year, as follows:

     o    threshold level of performance, below which there is no award paid,

     o target level of performance, which delivers the target level of award; and

     o maximum level of performance, which provides for a maximum bonus equal to two times the target award.

Performance under corporate and individual components is added to arrive at the final incentive award amount. No awards will be paid under either the corporate or individual components of the plan if distributable cash is not above a threshold amount determined each year.

Leadership team members and other high performance employees are also eligible for an additional award of Trust Units under the "PML President's Award." This program provides additional compensation on the recommendation of the President of the Corporation to high performing employees who make significant contributions to the Trust's success. The awards are intended to compensate high performing employees at levels no higher than the 75th percentile of the Trust's peer group in the petroleum industry. The awards are funded entirely by the Manager in accordance with the Management Agreement. Awards are paid in the form of Class B trust units to encourage ownership and provide alignment with the interest of the Manager and other Trust Unitholders.

LONG-TERM INCENTIVE PROGRAM

Effective for fiscal 2005, Pengrowth's long-term incentive program was redesigned to incorporate both grants of Trust Unit Rights (as defined herein) pursuant to the Trust Unit Rights Incentive Plan (the "Rights Incentive Plan") and DEUs pursuant to the DEU Plan (as defined below). The mix between Trust Unit Rights and DEUs varies by organization level, with more senior positions receiving more Trust Unit Rights reflecting the impact of those individuals on growing the Trust Unit prices over the long-term. For the NEOs (as defined herein), there is an equal value weight between the Trust Unit Rights and DEUs. For lower organization levels, long-term incentives consist entirely of DEUs.

     TRUST UNIT RIGHTS INCENTIVE PLAN

The purpose of the Rights Incentive Plan is to encourage equity ownership in the Trust by directors, officers, special consultants and employees of the Corporation who contribute to the management and profitable growth of Pengrowth. It is believed that the Rights Incentive Plan will advance the interests of the Corporation by providing an additional incentive for superior performance and will enhance the ability to attract and retain persons of the highest caliber.

During the annual compensation review, rights ("Trust Unit Rights") are granted pursuant to the Rights Incentive Plan to directors, officers, certain consultants and employees of the Corporation. The number of Trust Unit Rights granted is dependent upon the position level within the Corporation as well as on individual performance. Under the Rights Incentive Plan, distributions per Trust Unit to Trust Unitholders in a calendar quarter which represent a return of more than 2.5 percent of the net book value of property, plant and equipment at the beginning of such calendar quarter result in a reduction at the election of the holder in the exercise price at the time of exercise. Trust Unit Rights vest one-third at time of grant, one-third upon the first anniversary of the grant and one-third upon the second anniversary of the grant, and expire five years from the date of grant.

In accordance with the terms of the Rights Incentive Plan, subject to any written agreement by the Manager or by the Corporation providing otherwise, Trust Unit Rights, to the extent not validly exercised, will terminate on the earlier of the following dates:

     o in the event of the death of the participant (in which event all rights granted shall be deemed to immediately vest in the name of the participant), one year following the death of the participant;

     o in the event of the disablement of the participant, which disablement is for a continuous period of 365 days and which prevents the participant from continuing in his capacity as an officer, director, employee, or a special consultant of the Corporation (in which event all rights granted shall be deemed to immediately vest in the name of the participant), 60 days following the expiry of 365 days after an event giving rise to the disablement;

     o a date which is a maximum of two years beyond the permanent retirement of the participant (where retirement shall be defined in reference to a minimum age of 55 with a minimum of five years service as a director, officer, employee or special consultant of the Corporation);

     o a date which is sixty days following termination of a consulting agreement, termination of employment of an employee or termination of status as an officer or director other than for cause (provided that this subclause shall not be triggered if following the event the participant retains a status as any one of a director, officer, employee or special consultant of the Corporation); or

     o    immediately   upon  the  termination  of  a  consulting   agreement,
          termination of employment of an employee or termination of status as an officer or director for cause.

The exercise price of the Trust Unit Rights granted pursuant to the Rights Incentive Plan is determined as the closing price of the Class B trust units on the Toronto Stock Exchange on the day immediately preceding the date on which the granting of the Trust Unit Rights is approved by the Board of Directors.

     DEU PLAN

The Deferred Entitlement Unit Plan (referred to herein as the "DEU Plan") was approved by Trust Unitholders on April 22, 2004 as an alternative to the executive long-term incentive plan (the "ELTI Plan"). Under the ELTI Plan, the Corporation provided bonuses to plan recipients in the form of Trust Units purchased by the Corporation in the market from time to time.

In accordance with the terms of the DEU Plan, DEUs (referred to in previous disclosure as "phantom units") may be allocated to employees and, pending Trust Unitholder approval, officers, certain consultants and directors of the Corporation. See "Part IV - Matters to be Considered at the Trust Meeting - Amendments to the DEU Plan". The number of DEUs granted will be based on a grant value as a percentage of an individual's base salary and an established weighting of DEUs and/or rights incentive options that is dependent on an individual's position. The DEUs will fully vest, in respect of officers, employees, and consultants on the third anniversary year from the date of grant. The Board of Directors may set performance conditions with respect to the exercise of the DEUs as appropriate. In respect of officers, employees and consultants at the end of the three year performance period, the number of DEUs awarded (including additional DEUs acquired through notional reinvested distributions) are subject to the following performance scale:

     o 25% of the accrued DEUs vest if the Trust's three-year relative return is at the 25th percentile or less versus the comparator group as long as the three-year average total return is above 8%;

     o 100% of the accrued DEUs vest if the Trust's three-year relative return is at the 50th percentile versus the comparator group; and

     o 150% of the accrued DEUs vest if the Trust's three-year relative return is at the 75th percentile or more versus the comparator group.

Intermediate amounts are paid for performance between the various performance levels. All awards to officers and employees are subject to a minimum absolute three-year average total Trust Unitholder return for the Trust that is established for each three-year performance cycle.

Upon vesting, DEUs may currently be exchanged by holders for Class B trust units to be issued from treasury. Notional distributions will be paid on the DEUs in the form of the issuance of additional DEUs based upon a deemed reinvestment formula using a 20-day weighted average closing price of Class B trust units provided that any notional distributions so paid must vest as described above.

In accordance with the terms of the DEU Plan, DEUs shall terminate on the earlier of the following dates:

     o if a participant ceases to be an eligible person for any reason whatsoever including, without limitation, termination of his employment by his employer, there shall be forfeited as of the termination date such DEUs as are not vested. No cash shall at any time be paid in lieu of any such Units as shall have been forfeited under the plan,

     o    if a participant dies or ceases to be an employee by reason of:

          o retirement from active employment upon reaching the permitted retirement age set by the Board of Directors (which is presently defined as age 55 with a minimum of five years of service),

          o    total or permanent disability, or

          o for any other reason specified in each case by the Board of Directors,

     all DEUs held in the name of the participant shall be immediately considered vested DEUs, which may be exercised by the holder or the holder's estate or designated beneficiary.

Subject to Trust Unitholder approval at the Trust Unitholder Meeting, the DEU Plan will be amended so that: (i) the aggregate number of Class B trust units which may be reserved for issuance to "insiders" (as such term is referred to in the policies of the TSX), under the DEU Plan and all other security-based compensation arrangements of Pengrowth shall not, in the aggregate, exceed ten percent (10%) of the issued and outstanding Trust Units at the date of grant, calculated on a non-diluted basis; and (ii) during any one-year period, the Board of Directors shall not grant to such insiders, under the DEU Plan and all other security-based compensation arrangements of Pengrowth, in the aggregate, a number of Class B trust units exceeding ten percent (10%) of the issued and outstanding Trust Units, calculated on a non-diluted basis. See "Part IV - Matters to be Considered at the Trust Meeting - Amendments to the DEU Plan".

The Trust may add to or amend any of the provisions of the DEU Plan or terminate the DEU Plan, provided however that, subject to the anti-dilution provisions contained in the DEU Plan, (i) any approvals required under any applicable law are obtained, and (ii) unless a participant otherwise agrees, any such addition, amendment or termination shall apply only in respect of DEUs granted on or after the date of such addition, amendment or termination.

The interest of any participant under the DEU Plan or in any DEU shall be not transferable or alienable by him either by pledge, assignment or in any other manner whatsoever and, during his lifetime, shall be vested only in him, but shall enure to the benefit of, and be binding upon, such participant or the designated beneficiary thereof.

If the Class B trust units are consolidated, subdivided or reclassified, or if any other action of a similar nature affecting the number of Class B trust units is taken, then in such event the maximum number of Class B trust units which can be issued under the DEU Plan in accordance with the DEU Plan, and the number of DEUs granted to each participant, may be correspondingly adjusted by the Board of Directors.

In the event of a change of control of the Trust, the Board of Directors may, in their discretion, determine to immediately accelerate the vesting period of any DEUs granted under the DEU Plan.

OTHER LONG TERM INCENTIVE PLANS

     SAVINGS PLAN

The purpose of the savings plan is to encourage employees to have ownership in the Trust as well as to save for retirement. Effective March 1, 2006, the Corporation matched employee contributions to the plan to a total of eleven percent of the employee's base pay. Effective January 1, 2007, the Corporation will match employee contributions to the plan to a total of twelve percent of the employee's base pay. The savings plan itself consists of two plans: the Employee Trust Unit Purchase Plan and the Group Registered Retirement Savings Plan ("Group RRSP").

     EMPLOYEE TRUST UNIT PURCHASE Plan. The Employee Trust Unit Purchase Plan provides employees with the opportunity to share in the Trust's success and growth through ownership of Class B trust units. Employees may contribute annually between one and eleven percent of their base annual salary/wage to the Employee Trust Unit Purchase Plan after completing their three-month probation period. For each $1.00 in personal contributions made to the plan, employees' contributions to the plan are matched by the Corporation less any matching contribution made by the Corporation to the employees' Group RRSP.

     GROUP REGISTERED RETIREMENT SAVINGS PLAN. The Corporation has established a self-directed Group RRSP to provide eligible participants an opportunity to save for retirement. Employees are eligible to contribute to the Group RRSP after they have completed one year of service with the Corporation. Employees may contribute between one and 18 percent of their base annual salary to the Group RRSP (not to exceed Canada Revenue Agency guidelines). The Corporation will match employee's contributions to a maximum of 5.5% of their base annual salary/wage. The amount contributed by the Corporation to the Group RRSP (up to a maximum of 5.5%) will reduce the amount available for matching by Pengrowth under the Employee Trust Unit Purchase Plan.

     TRUST UNIT MARGIN PURCHASE PLAN.

In February 2000, the Corporation instituted a trust unit margin purchase plan (the "Margin Purchase Plan") which is available to employees and special consultants of the Corporation. In accordance with the restrictions on financial assistance in the SARBANES-OXLEY ACT of 2002 ("SOX") the Margin Purchase Plan is not available to directors and officers. Participants are permitted to acquire Trust Units of the Trust through individual margin accounts with a specified Canadian investment dealer which provides participants with up to 75% margin, supported by a letter of credit by the Corporation. Participants maintain personal margin accounts with the investment dealer and are responsible for all interest costs and obligations in respect to their margin loans. If there is a requirement to draw on the letter of credit to support the margin requirements of the specified Canadian investment dealer, each of the participants in the Margin Purchase Plan will nonetheless remain responsible to reimburse the Corporation and the specified Canadian investment dealer for all principal and interest associated with their margin loans. The Margin Purchase Plan is terminable upon two years notice by the Corporation or by the specified investment dealer. The amount of the letter of credit (currently $1 million) may vary on the basis of interest rates, Trust Unit distributions and the trading price of the Trust Units. Costs of administration of the Margin Purchase Plan are shared equally between the participants and the Corporation, and participants share costs amongst themselves on a pro rata basis.

The following summarizes the Trust Units in the Trust Unit Margin Purchase Plan as at February 28, 2006.

                                      NUMBER OF TRUST UNITS HELD UNDER THE TRUST
   PARTICIPANT                                UNIT MARGIN PURCHASE PLAN
   ---------------------------------  ------------------------------------------
   Directors and Officers(1)                             nil
   Employees and Special Consultants                    296,194
                                      ------------------------------------------
   TOTAL:                                               296,194

   NOTE:
   (1)   No directors or officers are participating in this plan.

     TRUST UNIT OPTION PLAN

Prior to June 29, 2002, options to acquire Trust Units ("Trust Unit Options") were issuable to directors, officers, special consultants and employees of the Corporation pursuant to a Trust Unit Option Plan (the "Option Plan") and were issued from time to time at the discretion of the Board of Directors. The Trust Units reserved for issuance pursuant to outstanding Trust Unit Options granted under the Option Plan will continue to be governed by the Option Plan until such options are exercised or expire at which time the Option Plan will be terminated. The Trust Unit Options expire seven years from the date of grant. One third of the options vest on the grant date, one third on the first anniversary of the date of grant, and the remaining third on the second anniversary. No Options have been issued since January 28, 2002.

     TRUST UNIT AWARDS PLAN

Effective July 13, 2005, Pengrowth established the Trust Unit Awards Plan to reward and retain employees whereby Class B trust units and cash were awarded to eligible employees. Employees received one half of the Class B trust units and cash on or about January 1, 2006 and will receive one half of the Class B trust units and cash on or about July 1, 2006. Any change in the market value of the Class B trust units and reinvested distributions over the vesting period accrues to the eligible employees.

Pengrowth acquired the Class B trust units to be awarded under the Trust Unit Awards Plan on the open market for $4.3 million and placed the Class B trust units in a trust account established for the benefit of the eligible employees. The cost to acquire the Class B trust units has been recorded as deferred compensation expense and is being charged to net income on a straight line basis over one year. In addition, the cash portion of the incentive plan of approximately $1.5 million is being accrued on a straight line basis over one year. Any unvested Class B trust units will be sold on the open market.

Effective February 27, 2006, the Trust Unit Award Plan was extended. Eligible employees will receive Class B trust units and cash on or about July 1, 2007. Pengrowth acquired the Class B trust units to be awarded under the plan on the open market for $2.4 million and placed them in a trust account established for the benefit of the eligible employees. The cost to acquire the Class B trust units has been recorded as deferred compensation expense and is being charged to net income on a straight line basis over 16 months. In addition, the cash portion of the incentive plan of approximately $1.1 million is being accrued over 16 months.

UNITS ISSUABLE

The aggregate number of Class B trust units reserved for issuance under the Rights Incentive Plan, the Option Plan and the DEU Plan, is presently limited to, as approved by Trust Unitholders, a maximum of 18 million Class B trust units provided that the aggregate authorized number of Trust Units issuable under both plans shall not at any time exceed 10% of the issued and outstanding Trust Units, which restricts Pengrowth to a maximum of 16,056,298 Class B trust units as of April 30, 2006.

As of April 30, 2006, the maximum number of Trust Units issuable pursuant to the Trust Unit Option Plan, the Rights Incentive Plan and the DEU Plan is 4,013,317 which represents 2.5% of the issued and outstanding Trust Units.

As of April 30, 2006, the Class B trust units that remain subject to outstanding Trust Unit Rights, Options and DEUs, and the aggregate number of Trust Units issued or issuable pursuant to Trust Unit Rights, Options and DEUs granted since inception are as follows:

                                  CURRENTLY OUTSTANDING     AGGREGATE ISSUED(1)
                                  ---------------------     -------------------
Trust Unit Rights                        1,591,531                4,259,281
Options                                    153,783                7,278,914
DEUs(2)(3)                                 504,786                  504,786
                                  ---------------------     -------------------
TOTAL                                    2,250,100               12,042,981

NOTES:
(1) Aggregate Trust Units issued or issuable pursuant to Trust Unit Rights, Options and DEUs since inception, net of Trust Unit Rights, Options at DEUs cancelled or expired without exercise.
(2) Including Trust Units earned through the Distribution Reinvestment Program up to April 30, 2006.
(3)      Including DEUs subject to performance criteria.

As of April 30, 2006, the maximum number of Trust Units Rights, Options and DEUs held by insiders of Pengrowth pursuant to the Rights Incentive Plan, the DEU Plan and the Option Plan is 679,908 which represents 0.42% of the issued and outstanding Trust Units. The largest number of Trust Unit Rights, Options and DEUs held by any one insider of Pengrowth is 181,080 which represents 0.113% of the issued and outstanding Trust Units.

SUMMARY COMPENSATION TABLE

The following table provides a summary of compensation earned during each of the last three fiscal years ended December 31, 2005 by the Corporation's Chief Executive Officer, the Chief Financial Officer, the next three most highly compensated executive officers of the Corporation and two additional executive officers who were no longer with the Corporation at December 31, 2005 (collectively, the "NEOs").

                                                                                      LONG-TERM COMPENSATION
                                                                    ----------------------------------------------------
                                         ANNUAL COMPENSATION                     AWARDS                    PAYOUTS
                                   -------------------------------- ----------------------------- ----------------------
                                                                                       SHARES OR
                                                                       SECURITIES        UNITS
                                                           OTHER         UNDER        SUBJECT TO
                                                          ANNUAL    OPTIONS/RIGHTS      RESALE        DEU      ALL OTHER
NAME AND PRINCIPAL                 SALARY(10)  BONUS(10)  COMP.(11)   GRANTED(12)    RESTRICTIONS   PAYOUTS    COMP.(13)
POSITION                    YEAR       $          $          $              #              $            $          $
------------------                 ----------  ---------  ---------   -----------    ------------   -------    ---------
James S. Kinnear (1)        2005      nil        nil        nil            nil            nil          nil       nil
President, Chairman and     2004      nil        nil        nil            nil            nil          nil       nil
Chief Executive Officer     2003      nil        nil        nil            nil            nil          nil       nil

Christopher G. Webster(2)   2005    234,282     230,861     nil          41,971           nil          nil     23,428
Chief Financial Officer     2004    160,625     161,256     nil          38,280           nil          nil     16,063
                            2003    145,092      80,043     nil            nil            nil          nil     47,386

Gordon M. Anderson(3)       2005    134,811      71,375     nil          13,482           nil          nil     13,481
Vice President              2004    130,036      73,830     nil          13,920           nil          nil     13,003
                            2003    129,049      53,010     nil            nil            nil          nil     12,905

Larry Strong(4)(5)          2005     72,820     102,204     nil            nil            nil          nil    201,134
Vice President -
Geosciences

James Causgrove(4)(6)       2005     41,174     102,204     nil            nil            nil          nil    194,817
Vice President -
Production & Operations

Henry D. McKinnon(7)(8)     2005     89,828      nil        nil          41,144           nil          nil     7,884
Vice President -            2004    204,664     161,202     nil          56,370           nil          nil     20,466
Operations                  2003    198,703     167,533     nil            nil            nil          nil     80,566

Lynn Kis(7)(8)(9)           2005    145,230      18,000     nil          14,829           nil          nil    394,050
Vice President -            2004    162,545      94,132     nil          13,920           nil          nil     16,254
Engineering                 2003    159,358      65,677     nil            nil            nil          nil     53,028

Charles Selby(14)           2005      nil        nil        nil          12,507           nil          nil      nil
Vice President and          2004      nil        nil        nil          34,800           nil          nil      nil
Corporate Secretary         2003      nil        nil        nil            nil            nil          nil      nil

NOTES:

(1)  Management fees are paid by the Corporation to the Manager.  James S. Kinnear, the Chairman,  President and Chief
     Executive Officer of the Corporation,  is also the President and Chief Executive Officer of the Manager and owns, directly or  indirectly,  all of the issued and  outstanding  voting  securities of the Manager.  See below for a description of these fees.
(2)  Mr. Webster was Interim Chief Financial Officer until his appointment as Chief Financial Officer, effective March
     21, 2005.
(3)  Mr. Anderson  received  additional  annual  compensation from the Manager of $57,884 for services rendered to the
     Manager during 2005.
(4)  Mr. Causgrove and Mr. Strong received signing bonus Trust Units which vest based on the following  schedule:  1/4 on hire,  1/4 on the  first  anniversary,  1/4 on the  second  anniversary  and the  final  quarter  on the third anniversary of the date of grant.
(5)  Mr. Strong was appointed Vice President, Geosciences, effective August 23, 2005.
(6)  Mr. Causgrove was appointed Vice President, Production and Operations, effective October 24, 2005.
(7)  2005 year to date earnings include vacation pay.
(8)  Mr.  McKinnon  and Ms. Kis ceased to be  officers  of the  Corporation  on May 13,  2005 and  October  20,  2005,
     respectively.
(9)  All other compensation in respect of Ms. Kis includes retiring allowance and pay-in-lieu of notice of $380,471.
(10) Amounts earned in calendar year, regardless of when paid.
(11) Perquisites  and other  personal  benefits  do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonuses for any NEO and therefore are not reported.
(12) Trust Unit Rights and Options granted in the calendar year, regardless of when earned.

(13) "All Other Compensation" includes amounts paid under the ELTI Plan in 2003 and amounts from the Trust Unit Savings Plan.

(14) Legal and consulting fees are paid to the legal and consulting firm controlled by the Vice President and Corporate Secretary, Charles V. Selby. See below for a description of these fees.

James S. Kinnear, the Chairman, President and Chief Executive Officer of the Corporation, is the sole shareholder of the Manager which is the advisor to the Corporation under the Amended and Restated Management Agreement dated as of June 17, 2003 (the "Management Agreement") and as such provides management services to the Corporation (see "Management Agreement"). The management fees paid to the Manager are pursuant to the Management Agreement which has been approved by the Trust Unitholders. Mr. Kinnear does not receive any salary or bonus in his capacity as director and officer of the Corporation and has not received any new trust unit options since November 2002. The Manager received $16.0 million for management services provided to the Corporation during 2005. The base fee paid to the Manager totaled $9.1 million and is calculated as a fixed percentage of "net operating income". The management fees also included a performance fee of $6.1 million, which combined with the base fee for the period is equivalent to the cap of 80% of total fees that would have been earned by the Manager by 2005 under the previous management agreement. In accordance with the Management Agreement, in February 2006, the Manager contributed to the bonuses paid to employees of the Corporation for 2005 of $1,596,100 in the aggregate. The amount paid to the Manager for management services includes an amount allocated to provide for expenses related to the corporate development activities of the Corporation. This amount is capped at $2 million per annum.

The legal and consulting firm controlled by the Vice President and Corporate Secretary, Charles V. Selby, earned an aggregate of $0.7 million for legal and consulting services provided to the Corporation in 2005. In addition, the Vice President and Corporate Secretary was granted 12,507 Trust Unit Rights in 2005 with an exercise price of $18.14 per Trust Unit Right and 2,085 DEUs. Mr. Selby does not receive any salary or bonus from the Corporation in his capacity as Vice President and Corporate Secretary of the Corporation.
Officers of the Corporation also participated in the incentive programs available to directors, officers, employees and special consultants discussed elsewhere in this Circular.

LONG TERM INCENTIVE PROGRAM AWARDS DURING THE YEAR ENDED DECEMBER 31, 2005

                                                                    ESTIMATED FUTURE PAYOUTS
                                                          -------------------------------------------
                         DEU'S GRANTED                    THRESHOLD (#)    TARGET (#)     MAXIMUM (#)
NAME                    INCL. DRIP (#)     PAYOUT DATE         25%            100%            150%
--------------------    --------------     -----------    ------------- --------------- -------------
James S. Kinnear              nil              nil             nil            nil             nil
Christopher Webster         10,905        March 2, 2008       2,726          10,905         16,358
Gordon Anderson              3,503        March 2, 2008        876           3,503           5,255
Larry Strong                 3,683        March 2, 2008        921           3,683           5,525
James Causgrove              3,728        March 2, 2008        932           3,728           5,592
Henry McKinnon(1)           10,691          Cancelled          nil            nil             nil
Lynn Kis(2)                  3,854          Cancelled          nil            nil             nil
Charles Selby                3,250        March 2, 2008        813           3,250           4,875

Depending on corporate performance, the maximum payout for the DEU Plan would be 150% of target, whereas the threshold is set at 25% of target as long as the 3-year average annual total return is above 8%.

NOTES:
(1) Mr. McKinnon ceased to be an officer of the Corporation on May 13, 2005 and his DEUs expired on May 13, 2005 in accordance with their terms.
(2) Ms. Kis ceased to be an officer of the Corporation on October 20, 2005 and her DEUs expired on January 6, 2006.

TRUST UNIT RIGHTS GRANTED DURING THE YEAR ENDED DECEMBER 31, 2005

                           TRUST UNITS     % OF TOTAL                 CLOSING MARKET
                          UNDER RIGHTS   RIGHTS GRANTED   EXERCISE   PRICE ON DATE OF
                             GRANTED     IN FISCAL YEAR     PRICE         GRANT           EXPIRY DATE
                             -------     --------------     -----         -----           -----------
James S. Kinnear               nil            nil            nil           nil                nil
Christopher G. Webster       41,971           6.8%         $18.14         $18.14         March 3, 2010
Gordon Anderson              13,482           2.2%         $18.14         $18.14         March 3, 2010
Larry Strong                 15,728           2.6%         $18.70         $18.70        November 2, 2010
James Causgrove              15,916           2.6%         $20.05         $20.05       November 21, 2010
Henry D. McKinnon            41,144           6.1%         $18.14         $18.14           Cancelled
Lynn Kis                     14,829           2.2%         $18.14         $18.14           Cancelled
Charles Selby                12,507           2.0%         $18.14         $18.14         March 3, 2010


AGGREGATE OPTION/RIGHT EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2005 AND YEAR-END OPTION AND RIGHT VALUES

The following table summarizes, for the NEOs, the number of Trust Units acquired pursuant to the exercise of Trust Unit Rights and Trust Unit Options during the year ended December 31, 2005, if any, the aggregate value realized upon exercise, if any, and the number of Trust Units covered by unexercised Trust Unit Rights and Trust Unit Options under the Rights Plan and Option Plan as at December 31, 2005. Value realized upon exercise is the difference between the market value of the Trust Units acquired on the exercise date and the aggregate exercise price of the Trust Unit Rights and Trust Unit Options. The value of the unexercised and in the money rights and options is the difference between the exercise price of the Trust Unit Rights or Trust Unit Options and the closing stock market price of the Class B trust units on the Toronto Stock Exchange on December 31, 2005, which was $22.65 per Class B trust unit.

                                                                                          VALUE OF UNEXERCISED IN
                                                            UNEXERCISED OPTIONS/RIGHTS    THE MONEY OPTIONS/RIGHTS
                              SECURITIES                        AT DECEMBER 31, 2005         AT DECEMBER 31, 2005
                               ACQUIRED                                (#)                          ($)
                                  ON         AGGREGATE      --------------------------    ------------------------
                               EXERCISE   VALUE REALIZED                       NOT                       NOT
      NAME                       (#)            ($)           VESTED         VESTED         VESTED      VESTED
----------------------         --------   --------------      ------         ------         ------      ------
James S. Kinnear               488,123       2,366,355           nil            nil            nil       nil
Gordon Anderson                 13,000         103,340        18,774         13,628        120,106      67,680
Christopher G. Webster           nil               nil        74,961         40,740        445,537     200,836
Larry Strong                     nil               nil         5,242         10,486         20,706      41,420
James Causgrove                  nil               nil         5,306         10,610         13,796      27,586
Henry D. McKinnon(1)            51,294         107,620           nil            nil            nil         nil
Lynn Kis(2)                     57,856         328,041           nil         14,526            nil      71,730
Charles Selby                   10,000         125,329        92,369         19,938        730,892     105,464

NOTES:
(1) Mr. McKinnon ceased to be an Officer of the Corporation on May 13, 2005 and his unexercised options and rights expired in accordance with their terms.
(2) Ms. Kis ceased to be an Officer of the Corporation on October 20, 2005 and her unexercised options and rights expired on January 6, 2006.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

Pengrowth has entered into Executive Employment Contracts with three of the NEOs, namely, Christopher G. Webster, James E. A. Causgrove, and Larry B. Strong. Each contract is in place for as long as the NEO holds his respective position. The contracts provide for severance payments to be made to the NEO where a change of control, as defined in the contract, occurs and, within ninety (90) calendar days after the change of control occurs, the executive is terminated without cause or resigns for reasons specified under the contract. The CFO is entitled to a severance benefit of 2.25 times annual total cash compensation (salary plus bonus). All other NEOs are entitled to a severance benefit of 1.75 times annual total cash compensation (salary plus bonus). In the event of a change of control, all outstanding trust unit rights and DEUs granted pursuant to the DEU Plan and held by the NEOs as at the effective date of the change of control shall become fully vested, in accordance with the terms of the Rights Incentive Plan and the DEU Plan.

PERFORMANCE GRAPH

The following graph and table compares the yearly percentage change in the cumulative Trust Unitholder return over the last five years (assuming a $100 investment was made on December 31, 2000 on the Trust Units) with the cumulative total return of the S&P/TSX Composite Index, assuming reinvestment of distributions.

                       [GRAPHIC OMITTED -- LINE GRAPH]

                                   2000  2001  2002  2003  2004  2005
                                   ----  ----  ----  ----  ----  ----
Pengrowth Energy Trust (B Units)   $100   $89  $105  $178  $178  $253
Pengrowth Energy Trust (A Units)   $100   $89  $105  $178  $238  $291
S&P/TSX Composite Index            $100   $86   $74   $92  $104  $126
S&P/TSX Capped Energy Index        $100  $106  $118  $146  $188  $300

COMPENSATION OF DIRECTORS

The following tables set forth the aggregate retainer and attendance fees paid and Trust Unit Rights and/or DEUs granted pursuant to the Rights Incentive Plan and the DEU Plan to each director during 2005.

     DIRECTORS COMPENSATION 2005

                                  REGULAR BOARD FEES                     COMMITTEE PAY
                          ---------------------------------    ------------------------------     -------
                           LEAD     RETAINER   MEETING FEES    CHAIR     RETAINER      MEMBER      TOTAL
                           ----     --------   ------------    -----     --------      ------      -----
John Zaozirny             $20,000   $25,000       $16,500      $8,000     $3,000      $13,500     $86,000
Thomas Cumming              nil     $25,000       $16,500      $8,000     $7,000      $22,500     $79,000
Kirby Hedrick(1)            nil     $17,025       $10,500      $1,333     $5,450       $4,500     $38,808
Michael Parrett             nil     $25,000       $16,500      $6,000     $8,000      $22,500     $78,000
Terence Poole(1)            nil     $17,025       $9,000        nil       $5,450       $7,500     $38,975
William Stedman(2)          nil     $20,833       $10,500      $6,667     $5,667      $10,500     $54,167
Stanley Wong                nil     $25,000       $16,500       nil       $4,000       $1,500     $47,000

NOTES:
(1) Kirby Hedrick and Terence Poole were appointed to the board, effective April 26, 2005.
(2)  William Stedman resigned from the board, effective October 28, 2005.


     TRUST UNIT RIGHTS GRANTED TO DIRECTORS DURING THE YEAR ENDED DECEMBER 31, 2005

                        TRUST UNITS     % OF TOTAL RIGHTS                    CLOSING MARKET
                           UNDER        GRANTED IN FISCAL                   PRICE ON DATE OF
                       RIGHTS GRANTED          YEAR         EXERCISE PRICE        GRANT        EXPIRY DATE
                       --------------          ----         --------------        -----        -----------
John Zaozirny              12,000              1.9%             $18.14           $18.14       March 3, 2010
Thomas Cumming             12,000              1.9%             $18.14           $18.14       March 3, 2010
Kirby Hedrick               nil                nil               nil               nil             nil
Michael Parrett             nil                nil               nil               nil             nil
Terence Poole              15,000              2.4%             $18.69           $18.69        July 7, 2010
William Stedman             nil                nil               nil               nil             nil
Stanley Wong               6,000               1.0%             $18.14           $18.14       March 3, 2010

     DEUS GRANTED TO DIRECTORS IN THE YEAR ENDED DECEMBER 31, 2005

                                                                    DEUS(1)
                                                                   -------
            John Zaozirny                                           2,000
            Thomas Cumming                                           nil
            Kirby Hedrick                                           2,500
            Michael Parrett                                         2,000
            Terence Poole                                            nil
            William Stedman                                         2,000
            Stanley Wong                                            1,000
NOTE:
(1) Effective for fiscal 2005, the long-term incentive program was redesigned to incorporate both grants of Trust Unit Rights and DEUs under the Rights Incentive Plan and the DEU Plan that was approved by the Trust Unitholders on April 22, 2004. DEUs issued under the DEU Plan may be exchanged by recipients for Class B trust units, subject to the vesting and exercise provisions of the plan. The mix between Trust Unit Rights and DEUs is at the discretion of each individual Director. See "Part IV - Matters to be Considered at the Trust Meeting - Amendments to the DEU Plan". At the recommendation of Towers Perrin, it is proposed that the Director DEUs do not have vesting or performance requirements.

     AGGREGATE OPTION/RIGHT EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2005 AND YEAR END OPTION AND RIGHT VALUES

The following table summarizes, for the Board of Directors, the number of Trust Units acquired pursuant to the exercise, if any, and the number of Trust Units covered by unexercised Trust Unit Options and Trust Unit Rights under the Option Plan and Rights Incentive Plan as of December 31, 2005. Value realized upon exercise is the difference between the market value of the Class B trust units acquired on the exercise date and the aggregate exercise price of the Trust Unit Options. The value of the unexercised and in the money options and rights is the difference between the exercise price of the Trust Unit Options or Trust Unit Rights and the closing stock market price of the Class B trust units on the Toronto Stock Exchange on December 31, 2005, which was $22.65 per Class B trust unit.

                                                                                          VALUE OF UNEXERCISED IN
                              SECURITIES                    UNEXERCISED OPTIONS/RIGHTS    THE MONEY OPTIONS/RIGHTS
                               ACQUIRED                      AT DECEMBER 31, 2005 (#)      AT DECEMBER 31, 2005 ($)
                                  ON         AGGREGATE      --------------------------    -------------------------
                               EXERCISE   VALUE REALIZED                        NOT                         NOT
      NAME                       (#)            ($)            VESTED         VESTED         VESTED        VESTED
----------------------         --------   --------------       ------         ------         ------        ------
John Zaozirny                    38,634       219,618          12,360         12,180          66,946        60,533
Thomas Cumming                    nil           nil            38,360         12,175          260,479       60,504
Kirby Hedrick                     nil           nil             nil             nil             nil           nil
Michael Parrett                   nil           nil            10,000          5,000          32,300        16,150
Terence Poole                     nil           nil            5,000          10,000          19,800        39,600
William Stedman(1)               10,000       13,500            nil             nil             nil           nil
Stanley Wong                     8,577        70,490           25,950          8,175          127,444       42,464

NOTE:
(1) Mr. Stedman ceased to be a member of the Board of Directors on October 28, 2005 and his unexercised Trust Unit Options and Trust Unit Rights expired in accordance with their terms.

     SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to compensation plans under which equity securities are authorized for issuance as at December 31, 2005, aggregated for all compensation plans previously approved by securityholders and all compensation plans not previously approved by securityholders.

                                                                                       NUMBER OF SECURITIES
                                                                                     REMAINING AVAILABLE FOR
                          NUMBER OF SECURITIES TO BE   WEIGHTED AVERAGE EXERCISE   FUTURE ISSUANCE UNDER EQUITY
                           ISSUED UPON EXERCISE OF        PRICE OF OUTSTANDING    COMPENSATION PLANS (EXCLUDING
                        OUTSTANDING OPTIONS, WARRANTS    OPTIONS, WARRANTS AND       SECURITIES REFLECTED IN
                                  AND RIGHTS                     RIGHTS                   COLUMN (A))(1)
PLAN CATEGORY                        (A)                          (B)                          (C)
-------------           -----------------------------  -------------------------  -----------------------------
Equity compensation      Options            259,317              $15.22                     6,699,545
plans approved by        Rights           1,441,737
securityholders          DEUs               185,591
Equity compensation                  none                    not applicable               not applicable
plans not approved by
securityholders

Total                             1,886,645                      $15.22                     6,699,545

NOTE:
(1) This number is available for future issuance under equity compensation plans but is not currently available for issuance as a result of the restriction that such number not exceed 10% of the issued and outstanding trust units. See "- Units Issuable".

(2) As of December 31, 2005, the maximum number of Trust Units issuable pursuant to the Trust Unit Option Plan, the Rights Incentive Plan and the DEU Plan was 4,597,908, which represented 2.9% of the issued and outstanding Trust Units.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation provides directors' and officers' liability insurance to its directors and officers, to pay on behalf of each insured person all loss, subject to the limits of the policy, for which they become legally obligated, and for which the insured person is not indemnified by the Corporation. The cost of the insurance is borne entirely by the Corporation.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Since January 1, 2005, none of the directors, executive officers or associates of such directors or executive officers of the Corporation have been indebted to the Corporation or the Trust.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

There were no material interests, direct or indirect, of any directors, executive officers or associates of such directors or executive officers of the Corporation, any shareholder or Unitholder who beneficially owns more than 10% of the Common Shares or Units of the Corporation or the Trust, or any known associate or affiliate of these persons in any transaction since January 1, 2005 and in any proposed transaction which has materially affected or would materially affect the Corporation or the Trust other than the interests of the Manager under the terms of the Management Agreement.

MANAGEMENT AGREEMENT

At the annual and special meeting of Trust Unitholders and the special meeting of Royalty Unitholders, both of which were held on June 17, 2003, the Trust Unitholders and the Royalty Unitholders approved the Management Agreement which governs both the Trust and the Corporation.

Key elements of the Management Agreement are:

     o two distinct 3-year terms with a declining fee structure in the second 3-year term;

     o    a base fee determined on a sliding scale:

          o    in the first three-year contract term:

               o    2% of the first $200 million of Income; and

               o    1% of the balance of Income over $200 million; and

          o    in the second three-year contract term:

               o    1.5% of the first $200 million of Income; and

               o    0.5% of the balance of Income over $200 million.

          (For these purposes, "Income" means the aggregate of net production revenue of the Corporation and any other income earned from permitted investments of the Trust (excluding interest on cash or near-cash deposits or similar investments)).

     o a performance based fee based on total returns received by Trust Unitholders which essentially compensates the Manager for total annual returns which average in excess of 8% over a 3-year period;

     o a ceiling on total fees payable determined in reference to a percentage of the fees paid under the previous management agreement:
          80% each year in the first three-year contract term and 60% each year in the second three-year contract term and subject to a further ceiling essentially equivalent to $12 million annually during the second three-year contract term;

     o    requirement  for  the  Manager  to  pay  certain   expenses  of  the
          Corporation and the Trust of approximately $2 million per year;

     o an annual minimum management fee of $3.6 million comprised of $1.6 million of management fees and $2.0 million of expenses;

     o key man provisions in respect of James S. Kinnear, the President of the Manager;

     o a bonus structure based on 10% of the Manager's base fee for employees and special consultants of the Corporation; and

     o an optional buyout of the management agreement at the election of the board of directors of the Corporation on June 30, 2006 with a termination payment of essentially 2/3 of the management fee paid during the first three-year contract term plus expenses of termination.

The responsibilities of the Manager under the Management Agreement include:

     o reviewing and negotiating acquisitions for the Corporation and the Trust;

     o providing written reports to the board of directors of the Corporation to keep the Corporation fully informed about the acquisition, exploration, development, operation and disposition of properties, the marketing of petroleum substances, risk management practices and forecasts as to market conditions;

     o supporting the Corporation in connection with its acting as operator of certain of its properties;

     o    arranging for, and negotiating on behalf of, and in the name of, the
          Corporation   all  contracts  with  third  parties  for  the  proper
          management and operation of the properties of the Corporation;

     o supervising, training and providing leadership to the employees and consultants of the Corporation and assisting in recruitment of key employees of the Corporation;

     o arranging for professional services for the Corporation and the Trust;

     o arranging for borrowings by the Corporation and equity issuances by the Trust; and

     o conducting general unitholder services, including investor relations, maintaining regulatory compliance, providing information to Trust Unitholders in respect of material changes in the business of the Corporation or the Trust and all other reports required by law, and calling, holding and distributing material in respect of meetings of Trust Unitholders and Royalty Unitholders.

Despite the broad authority of the Manager, approval of the board of directors of the Corporation is required on decisions relating to any offerings, including the issuance of additional Trust Units, acquisitions in excess of $5 million, annual operating and capital expenditure budgets, the establishment of credit facilities, the determination of cash distributions paid to Trust Unitholders, the amendment of any of the constating documents of the Corporation or the Trust and the amount of the assumed expenses of the Manager which are a portion of the compensation of the Manager.

MANAGEMENT AGREEMENT SECOND TERM

Under the terms of the Management Agreement, the Corporation had the right to terminate the Management Agreement effective June 30, 2006 on payment to the Manager of a termination fee and certain other amounts. In the absence of such termination, the Management Agreement continues in effect for a final three year term ending June 30, 2009.

An Independent Committee of the Board of Directors of the Corporation was constituted for the purpose of considering a termination of the Management Agreement. The Independent Committee retained Scotia Capital Inc.

as its financial advisor. After considering the anticipated effects to the Corporation and to the Unitholder value of both a termination of the Management Agreement and a continuation of the Management Agreement, the Independent Committee recommended to the full Board of Directors that the Management Agreement not be terminated at the end of the first term.

The  Independent   Committee  based  its  recommendation  on  several  factors including:

     o The amount of the termination fee payable to the Manager on termination of the Management Agreement effective June 30, 2006;

     o The estimated cost of internal management to June 30, 2009 in the event of a termination of the Management Agreement effective June 30, 2006;

     o The estimated maximum management fees that would be payable to the Manager over the final three years of the term of the Management Agreement;

     o    The advice of its financial advisor;

     o The management fee ceiling applicable during the final three years of the Management Agreement which will result in lower management fees in the second term of the Management Agreement ending June 30, 2009 as compared to the first term of the Management Agreement ending June 30, 2006; and

     o The commitment by the Manager to certain key governance standards relating to the conduct of the affairs of the Trust and a continuing commitment to overall corporate governance practices (as such practices would apply to Pengrowth in an internalized management structure); and a further commitment to assist and work with the Board in establishing a plan for the orderly transition to a traditional corporate management structure at the end of the final term of the Management Agreement on June 30, 2009.

Based on the recommendation of the Independent Committee, the Board of Directors resolved not to terminate the Management Agreement at the end of the first term and has therefore resolved to continue the Management Agreement in accordance with its terms for a second three year term ending on June 30, 2009.

                        PART II - CORPORATE GOVERNANCE

MANDATES OF THE TRUSTEE, THE MANAGER AND THE BOARD OF DIRECTORS

The Corporation holds petroleum and natural gas rights and other assets. Under the Royalty Indenture, a royalty was created representing 99% of the "Royalty Income", which is payable to Royalty Unitholders. The Trust was created for the purpose of issuing Trust Units to the public, facilitating an indirect investment in Royalty Units and other permitted investments under the Trust Indenture. The Trust holds Royalty Units, interests in certain petroleum and natural gas facilities, cash and other assets. The Class B trust units and the Class A trust units of the Trust are listed on the Toronto Stock Exchange (the "TSX") and the Class A trust units of the Trust are also listed on the New York Stock Exchange (the "NYSE"). The Trust is therefore subject to the corporate governance listing requirements of both exchanges.

Under the terms of the Trust Indenture, the Trustee is empowered to exercise those rights and privileges that could be exercised by a beneficial owner of the assets of the Trust in respect of the administration and management of the Trust. The Trustee is permitted to delegate certain of the powers and duties of the Trustee to any one or more agents, representatives, officers, employees, independent contractors or other persons. However, specific powers are delegated to the Corporation as "Administrator" under the Trust Indenture and the Trustee has granted broad discretion to the Manager to administer and regulate the day to day operations of the Trust. The powers of the Trustee are also limited through the voting rights of Trust Unitholders.

Under the Management Agreement, the Manager is empowered to act as agent for the Trust in respect of various matters, to execute documents on behalf of the Trustee and to make executive decisions which conform to general policies and general principles previously established by the Trustee. The Manager is empowered to undertake, on behalf of the Corporation and the Trust, subject to the Royalty Indenture, all matters pertaining to the properties of the Corporation. See "Management Agreement".

Under the Royalty Indenture, the Corporation makes all operating decisions with respect to the properties of the Corporation. Under the Trust Indenture, general powers have been delegated to the Corporation as the "Administrator" of the Trust to perform those functions of the Trustee which are largely discretionary, subject to the powers and duties of the Manager. Additionally, specific powers have been delegated to the Corporation in relation to the offering of securities, the acquisition of facilities and other assets, the incurring of indebtedness, the granting of security and the determination of distributable income.

In accordance with the terms of the Unanimous Shareholder Agreement, all Royalty Unitholders other than the Trustee, and all Trust Unitholders are entitled to attend at, and vote upon, all resolutions brought before meetings of the Shareholders of the Corporation on the basis of one vote for each Unit held. Currently, the Unanimous Shareholder Agreement also provides that the Board of Directors shall consist of two nominees of the Manager and up to six directors who are elected by the Trust Unitholders of the Trust. The Board of Directors meets a minimum of four times each year, once in each fiscal quarter. In addition, the Board of Directors meets at other times when matters requiring its approval are raised and the timing is such that it is not prudent or possible to await a regularly scheduled quarterly meeting. During 2005, 11 regularly constituted Board of Directors meetings were held.

BOARD INDEPENDENCE

The NYSE Listed Company Manual states that a majority of directors must be independent. An independent director is defined as one who has been determined by the Board of Directors to have no material relationship with Pengrowth, other than relationships arising from shareholdings. In addition, a director is not independent if: (i) the director or an immediate family member is, or has been within the last three years, an employee or executive officer of Pengrowth; (ii) the director or an immediate family member has received during any twelve month period within the last three years, more than $100,000 in direct compensation from Pengrowth; (iii) the director or an immediate family member, a partner or employee of a firm that is Pengrowth's internal or external auditor or the director or an immediate family member has, within the last three years, been a partner or employee of such firm and worked on Pengrowth's audit; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Pengrowth's present officers at the same time serves or served on that company's compensation committee; and (v) the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, Pengrowth for a property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company's consolidated gross revenues.

National Instrument 58-101 DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES of the Canadian Securities Administrators ("NI 58-101") recommends that the board of directors of every issuer be constituted with a majority of individuals who qualify as "independent". An independent director is a director that has no material relationship, direct or indirect, with the issuer, which could, in the view of the issuer's board of directors, be reasonably expected to interfere with the exercise of a member's independent judgment.

Six of the eight directors recommended for election to the Board of Directors qualify as independent directors under the NYSE requirements and NI 58-101. Mr. James S. Kinnear, who is Chairman, President and Chief Executive Officer of the Corporation as well as President and Chief Executive Officer of the Manager, is not independent of either entity and is a related director. Mr. Stanley H. Wong may be considered not to be independent and is a related director as he is the Manager's additional appointee to the Board of Directors pursuant to the terms of the Unanimous Shareholder Agreement. However, Mr. Wong is neither engaged by the Manager nor by the Corporation and receives remuneration solely in his capacity as a director of the Corporation. The remainder of the directors are independent and unrelated in that they have not worked for the Corporation (or the Manager) nor do they have material contracts with the Corporation (or the Manager) or receive remuneration from the Corporation (or the Manager), other than Trust Unit Rights, in excess of director's fees payable by the Corporation.

BOARD APPROVALS AND STRUCTURE

The Manager makes recommendations to the Board of Directors as to the strategic direction of the Corporation and the Trust. The Board of Directors considers these recommendations and assumes overall responsibility for the strategic direction of the Corporation and the Trust through the annual consideration of a strategic plan and budget. Criteria are approved by the Board of Directors for the acquisition and disposition of oil and natural gas properties and other permitted investments.

The Manager has general power under the Management Agreement to conduct acquisitions and dispositions and the operation of properties. Because of the structure created by the Trust Indenture, the Royalty Indenture and the Unanimous Shareholder Agreement, neither the Manager nor the Board of Directors has complete authority over the businesses and affairs of the Trust and the Corporation. The Trustee responds to directions from the Manager and from the Board of Directors (with respect to the Corporation as administrator of the Trust) within the scope of the authority of the Trustee and the Trustee's power to delegate.

The Board of  Directors  responds to  recommendations  brought  forward by the
Manager  to  the  Board  of  Directors  on  material  matters   impacting  the
Corporation and the Trust. Practically, the Manager defers to the Board of Directors in respect of all matters which may have a material impact upon the business and undertaking of the Corporation, the Trust, the Royalty Unitholders or the Trust Unitholders. Reliance is placed upon independent engineering, legal and accounting consultants where appropriate.

The Board of Directors represents a cross-section of experience in matters of oil and gas, finance and directors' responsibilities. Three of the eight nominated members of the Board of Directors have been directors since the formation of the Corporation and the Trust. Thomas A. Cumming has been a director since April 2000. Michael S. Parrett has been a director since April 22, 2004. A. Terence Poole and Kirby L. Hedrick have been directors since April 26, 2005. Wayne Foo is being nominated as a director for the first time at the Shareholder Meeting.

BOARD COMMITTEES

The Audit Committee of the Board of Directors is currently comprised of four independent directors. The Board of Directors has also constituted a Corporate Governance Committee comprised of four independent directors, a Compensation Committee comprised of three independent directors and a Reserves Committee comprised of two directors, one of whom is independent. The Reserves Committee has been established in order to participate in and review the preparation of independent reserve reports for the oil and gas assets of the Corporation and the reporting thereof. There are no other committees of the Board of Directors.

In respect of matters such as discussions concerning the Management Agreement or related party transactions, representatives of the Manager disclose their conflict of interest and absent themselves from discussions and voting.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors, the Manager and senior management consider good corporate governance to be central to the effective and efficient operation of the Trust and the Corporation. The Board of Directors has general corporate authority over the business and affairs of the Corporation and derives its authority in respect to the Trust by virtue of the delegation of powers by the Trustee to the Corporation as "Administrator" in accordance with the Trust Indenture. In accordance with the Royalty Indenture, Trust Indenture and Unanimous Shareholder Agreement, the Trust Unitholders and Royalty Unitholders empowered the Trustee and the Corporation to delegate authority to the Manager. The Manager derives its authority from the Management Agreement with both the Corporation and the Trust. In practice, the Manager defers to the Board of Directors on all matters material to the Corporation and the Trust

The Board of Directors and the Manager are aware of their responsibility for corporate governance and recognize the importance of enhancing the corporate governance practices of the Trust and the Corporation.

On November 4, 2003, the NYSE adopted a number of changes to the standards for issuers listed on the NYSE, such as the Trust. The changes to the NYSE listing standards are not mandatory for the Trust, but any differences in the Trust's corporate governance practices and the NYSE rules must be disclosed by the Trust in its annual 40F filing with the Securities and Exchange Commission in the United States. Certain provisions of SOX and certain rules adopted and proposed by the United States Securities and Exchange Commission ("SEC") pursuant to the requirements of SOX, which are applicable to the Trust, also influence the Trust's approach to corporate governance.

On June 30, 2005, the Canadian Securities Administrators implemented NI 58-101 and National Policy 58-201 CORPORATE GOVERNANCE GUIDELINES, which effectively replaced the corporate governance guidelines and disclosure policies of the TSX.

Under NI 58-101, the Corporation is required to disclose certain information relating to its corporate governance practices. This information is set out in Appendix "1" to this Circular.

        PART III - MATTERS TO BE CONSIDERED AT THE SHAREHOLDER MEETING

APPOINTMENT OF AUDITORS

The Unitholders will be asked to consider a resolution to appoint the firm of KPMG LLP, Chartered Accountants, of Calgary, Alberta, as auditors of the Corporation, to hold office until the next annual meeting of the Shareholders or until their successor is elected or appointed, at the remuneration to be fixed by the Board of Directors.

ELECTION OF DIRECTORS

The current directors of the Corporation are James S. Kinnear, John B. Zaozirny, Stanley H. Wong, Thomas A. Cumming, Michael S. Parrett, A. Terence Poole and Kirby L. Hedrick. The Corporate Governance Committee has recommended, and the Board of Directors has nominated, Wayne Foo as a director of the Corporation.

Pursuant to the Unanimous Shareholder Agreement, the Corporation shall have a Board of Directors of a minimum of three and a maximum of eight members, two of whom are to be appointed by the Manager. It is the intention of the Manager to appoint James S. Kinnear and Stanley H. Wong as directors. The persons named in the enclosed form of proxy intend to vote for the election of John B. Zaozirny, Thomas A. Cumming, Michael S. Parrett, A. Terence Poole, Kirby L. Hedrick and Wayne Foo as directors of the Corporation. Should any of the nominees be unable to serve as a director for any reason, the persons named in the enclosed form of proxy reserve the right to vote for another nominee at their discretion. Each director elected will hold office until the close of the next annual meeting of Shareholders of the Corporation.

The following table sets forth the names of the nominees together with their principal occupations, jurisdiction of residence, the year in which they became directors and the number of Trust Units over which they exercised control or direction as at May 1, 2006.

                                                                   CLASS B
                                                                 TRUST UNITS
NAME, PRINCIPAL                                                CONTROLLED OR
OCCUPATION AND JURISDICTION OF RESIDENCE   DIRECTOR SINCE  BENEFICIALLY OWNED(1)
------------------------------------------ --------------  ---------------------
James S. Kinnear
Chairman, President and Chief Executive
Officer of Pengrowth Corporation and
President and Chief Executive Officer
of Pengrowth Management Limited                  1988            4,051,039(2)
Alberta, Canada

John B. Zaozirny(4)(5)
Counsel, McCarthy Tetrault
(Barristers & Solicitors)                        1988               47,362
Alberta, Canada

Stanley H. Wong(6)(7)
President of Carbine Resources Ltd.              1988               46,576
(Private Oil and Gas Company)
Alberta, Canada

Thomas A. Cumming(3)(4)(5)
Businessman                                      2000               6,678
Alberta, Canada

Michael S. Parrett(3)(4)(5)
Businessman                                      2004               4,000
Ontario, Canada

                                                                   CLASS B
                                                                 TRUST UNITS
NAME, PRINCIPAL                                                CONTROLLED OR
OCCUPATION AND JURISDICTION OF RESIDENCE   DIRECTOR SINCE  BENEFICIALLY OWNED(1)
------------------------------------------ --------------  ---------------------

A. Terence Poole(3)(4)
Executive Vice President, Corporate
Strategy and Development of Nova
Chemicals Corporation
(Chemical Manufacturing Company)                 2005               10,000
Alberta, Canada

Kirby L. Hedrick(3)(6)
Businessman                                      2005                nil
Wyoming, United States

Wayne Foo
President, Petro Andina Resources Inc.
(Private Oil and Gas Company)                  Nominee               nil
Alberta, Canada

NOTES:
(1) Does not include Trust Units issuable upon the exercise of outstanding Trust Unit Options, Trust Unit Rights or DEUs.
(2) In addition, Mr. Kinnear exercises control over 13,152 Royalty Units which are held by the Manager. Included in Mr. Kinnear's trust units are an insignificant number of Class A trust units.
(3)  Member of the Audit Committee.
(4)  Member of the Corporate Governance Committee.
(5)  Member of the Compensation Committee.
(6)  Member of the Reserves Committee.
(7) In addition, Mr. Wong exercises control over 3,288 Royalty Units held by Carbine Resources Ltd.

WAYNE FOO

Wayne Foo is a Geologist. He received a Bachelor of Science in Geology from the University of Calgary in 1977 and a Masters of Science in Geology from Queen's University in 1979. Mr. Foo has extensive geological and senior management experience in the oil and gas industry. Mr. Foo has a varied 27-year career in the energy sector, including Geologist at Chevron Canada Resources (1979-1981), Geologist at Corexcana Ltd. (1981-1983), Geologist, Supervisor and Manager at Chevron Canada and International (1983-1996), President, Chief Operating Officer and Vice President of Archer Resources Ltd. (1996-1998), President and Chief Executive Officer of Dominion Energy Canada Ltd. (1998-2002). At present, Mr. Foo is President of Petro Andina Resources Inc. and Chairman of Brigantine Energy Inc. Mr. Foo is a member of APEGGA, the Canadian Society of Petroleum Geologists and the American Association of Petroleum Geologists.

AMENDMENTS TO THE UNANIMOUS SHAREHOLDER AGREEMENT TO SIMPLIFY VOTING AT THE ANNUAL GENERAL MEETING

Unitholders will be asked to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement to simplify Pengrowth's annual meeting process.

Pengrowth's current annual general meeting process includes three meetings, namely, a meeting of the Shareholders, a meeting of the Royalty Unitholders and a meeting of the Trust Unitholders. These meetings are held in immediate succession and are required as a result of the provisions of the Unanimous Shareholder Agreement, the Royalty Agreement and the Trust Indenture.

The Unanimous Shareholder Agreement currently provides for the following with respect to the voting of the Common Shares of the Corporation:

1. The Shareholders of the Corporation are required to abstain from voting their Common Shares at any and all meetings of the Shareholders.

2. The Shareholders may vote their Common Shares or exercise rights to pass a resolution in writing where required to comply with any provision of the BUSINESS CORPORATIONS ACT (Alberta) and in so doing will vote in accordance with the majority vote of Unitholders on the same matter.

3. The Unitholders are entitled to notice of, and to attend and vote at, as if they were Shareholders, any meeting of the Shareholders.

The Royalty Indenture currently provides for the following with respect to the voting of the Royalty Units at meetings of the Royalty Unitholders:

1. In respect of a vote by a show of hands, each Royalty Unitholder who is present and entitled to vote in person or by proxy shall be entitled to one vote at each meeting of Royalty Unitholders for each Royalty Unit held.

2. In respect of a vote by poll, each Royalty Unitholder who is present and entitled to vote in person or by proxy shall be entitled to one vote at each meeting of Royalty Unitholders for each Royalty Unit held.

The Royalty Indenture further clarifies that the Trustee is not entitled to vote any Royalty Units held in its capacity as Trustee under the Trust Indenture.

The Trust Indenture currently provides for the following with respect to the voting of Royalty Units at all meetings of the Royalty Unitholders or
Shareholders:

1. All Royalty Units held by the Trustee as part of the property of the Trust shall not be voted by the Trustee but shall be voted by the Trust Unitholders at all Shareholder meetings and Royalty Unitholder meetings.

2. The Trustee is required to be a party to the Unanimous Shareholder Agreement and the Royalty Indenture.

The foregoing agreements effectively entitle Trust Unitholders to vote separately at each Shareholder meeting, Royalty Unitholder meeting and Trust Unitholder meeting. It is management's view that convening three meetings as part of each annual general meeting of Trust Unitholders is unduly confusing to the Trust Unitholders and inconsistent with standard industry practice.

The requirement to have meetings of the Shareholders and Royalty Unitholders in conjunction with meetings of the Trust Unitholders results in essentially the same subject matter requiring the approval of Shareholders, Royalty Unitholders and Trust Unitholders, resulting in repetition between the meetings, and making the annual general meeting process more cumbersome and time consuming.

At the Shareholder Meeting, the Trust Meeting and the Royalty Meeting, it is proposed that an extraordinary resolution of the Shareholders, Trust Unitholders and Royalty Unitholders be passed to amend the Unanimous
Shareholder Agreement, the Trust Indenture and the Royalty Indenture, as applicable, to remove the provisions which provide that the Trust Unitholders are entitled to vote at meetings of the Shareholders and Royalty Unitholders and to remove the provisions which provide that the Royalty Unitholders are entitled to vote at meetings of the Shareholders. Should these proposed amendments be approved and implemented, the business of the Corporation will be conducted by way of consent resolutions of the Shareholders, acting with the prior approval of the Trust Unitholders. By removing the requirement to hold three separate meetings, the Corporation will streamline the annual meeting procedure, reduce costs and bring the Trust and the Corporation into conformity with the standard practice of oil and gas income trusts. To ensure the Trust Unitholders have the ability to pre-approve Shareholder resolutions pertaining to the Corporation, the Trust Indenture will be amended to require that the Trustee seek the direction of the Trust Unitholders before voting the Common Shares or Royalty Units held by the Trustee.

To be approved, the extraordinary resolution approving the foregoing amendments to the Unanimous Shareholder Agreement, the Trust Indenture and the Royalty Indenture requires the approval of not less than 66 2/3% of the votes cast by the Shareholders, Trust Unitholders and Royalty Unitholders at the Shareholder Meeting, the Trust Meeting and the Royalty Meeting, respectively. At the Shareholder Meeting, the Shareholders will therefore be asked to consider and, if thought appropriate, pass the extraordinary resolution contained in Schedule "A-1" to this Circular.

AMENDMENTS TO THE UNANIMOUS SHAREHOLDER AGREEMENT AND THE ARTICLES OF THE CORPORATION TO INCREASE THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS OF THE CORPORATION

Unitholders will be asked to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation.

The Unanimous Shareholder Agreement and the articles of the Corporation currently provide that the Board of Directors may have no fewer than three members and no more than eight members. The restrictions on the maximum size of the Board of Directors of the Corporation as currently contained in the Unanimous Shareholder Agreement and the articles of the Corporation were determined when the business and governance of the Trust were significantly less complex. Due to several factors, including the increased size of the Trust, an increase in the complexity of the Trust's business and a more stringent regulatory environment, particularly relating to matters of corporate governance, it is management's view that the work load of Directors has significantly increased and increasing the size of the Board of Directors will be advantageous to Pengrowth. Increasing the number of Directors will also bring additional skills, experiences and views to the Board of Directors. In addition, increasing the size of the Board of Directors will provide flexibility to Pengrowth and the ability to add "high-caliber" directors as they become available, rather than when a board vacancy arises.

At the Shareholder Meeting, the Trust Meeting and the Royalty Meeting, it is proposed that an extraordinary resolution of the Shareholders, Trust Unitholders and Royalty Unitholders be passed to amend the Unanimous Shareholder Agreement and the articles of the Corporation to increase the maximum size of the Board of Directors to twelve members.

To be approved, the extraordinary resolution approving the foregoing amendments to the Unanimous Shareholder Agreement and the articles of the Corporation requires the approval of not less than 66 2/3% of the votes cast by the Shareholders, Trust Unitholders and Royalty Unitholders at the Shareholder Meeting, the Trust Meeting and the Royalty Meeting, respectively. At the Shareholder Meeting, the Shareholders will therefore be asked to consider and, if thought appropriate, pass the extraordinary resolution contained in Schedule "A-2" to this Circular.

            PART IV - MATTERS TO BE CONSIDERED AT THE TRUST MEETING

APPOINTMENT OF AUDITORS

It is the intention of the persons named in the enclosed form of proxy, if not expressly directed to the contrary in the proxy, to vote in favour of a resolution to appoint the firm of KPMG LLP, Chartered Accountants, of Calgary, Alberta, as the auditors of the Trust, to hold office until the next annual meeting of Unitholders or until their successor is elected or appointed, at the remuneration to be fixed by the Board of Directors.

AMENDMENTS TO THE TRUST INDENTURE TO PROVIDE FOR THE CONSOLIDATION OF THE TRUST'S DUAL CLASS STRUCTURE

SUMMARY

Pengrowth implemented the Class A and Class B dual trust unit structure (the "dual class structure") in July of 2004 so that Pengrowth could control the level of ownership of Trust Units by non-residents of Canada and thereby ensure that Pengrowth was a mutual fund trust under the INCOME TAX ACT (Canada) (the "Tax Act").

Early in 2006, Pengrowth received preliminary advice from Bennett Jones LLP that, as a result of a number of factors, it may no longer be necessary for Pengrowth to regulate the level of ownership of Trust Units by non-residents of Canada to preserve Pengrowth's status as a mutual fund trust under the Tax Act. Pengrowth also received preliminary advice from its financial advisors that the dual class structure may be an impediment to Pengrowth in executing its business plan, a fundamental component of which is the long-term creation of unitholder value through accretive acquisitions and related financings.

As a result, the Board of Directors considered it appropriate to examine whether the dual class structure continued to be in the best interests of the Trust and the Trust Unitholders and formed a Special Committee of independent directors.

The Special Committee has unanimously recommended to the Board of Directors that the Class A trust units and the Class B trust units of Pengrowth be consolidated as follows:

o    effective as of 5:00 p.m. (Calgary time) on June 27, 2006:

     o the restriction on the Class B trust units that provides that the Class B trust units may only be held by residents of Canada will be eliminated; and

o    effective as of 5:00 p.m. (Calgary time) on July 27, 2006:

     o the Class A trust units will be delisted from the Toronto Stock Exchange (effective as of the close of markets);

     o the Class B trust units will be renamed as "Trust Units" (for further clarity, defined herein as "Consolidated Trust Units") and the trading symbol of the Consolidated Trust Units will be changed from "PGF.B" to "PGF.UN" (subject to the approval of the TSX);

     o all of the issued and outstanding Class A trust units will be converted into Consolidated Trust Units on the basis of one Consolidated Trust Unit for each whole Class A trust unit previously held (with the exception of Class A trust units held by residents of Canada who have provided a residency declaration to the Trustee); and

     o the Consolidated Trust Units will be substitutionally listed in place of the Class A trust units on the New York Stock Exchange under the trading symbol "PGH" (subject to the approval of the NYSE);

     (collectively referred to in this Circular as the "Consolidation", as described in greater detail under "Terms of the Consolidation" below).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TRUST UNITHOLDERS APPROVE THE CONSOLIDATION. See "Recommendations of the Board of Directors". The form of the extraordinary resolution to approve the Consolidation is attached as Schedule "B-1" hereto (the "Consolidation Resolution").

THE  BOARD  OF  DIRECTORS   URGES  ALL  TRUST   UNITHOLDERS  TO  GIVE  CAREFUL
CONSIDERATION TO THE FACTORS DESCRIBED BELOW UNDER "BACKGROUND - SIGNIFICANT CONSIDERATIONS OF THE SPECIAL COMMITTEE".

THE CONVERSION OF CLASS A TRUST UNITS HELD BY RESIDENTS OF CANADA TO CONSOLIDATED TRUST UNITS PURSUANT TO THE CONSOLIDATION WILL CONSTITUTE A TAXABLE DISPOSITION. HOLDERS OF CLASS A TRUST UNITS WHO ARE RESIDENTS OF CANADA AND DO NOT WISH TO HAVE THEIR CLASS A TRUST UNITS CONVERTED INTO CONSOLIDATED TRUST UNITS MUST DELIVER A DULY COMPLETED ELECTION AND DECLARATION OF RESIDENCY TO THE TRUSTEE NO LATER THAN 5:00 P.M. (CALGARY TIME) TUESDAY, JULY 25, 2006. COPIES OF THE ELECTION AND DECLARATION OF RESIDENCY WILL BE MAILED TO HOLDERS OF CLASS A TRUST UNITS FOLLOWING THE TRUST MEETING. FOR INFORMATION IN RELATION TO THE TAX CONSIDERATIONS ARISING FROM THE CONVERSION OF CLASS A TRUST UNITS HELD BY RESIDENTS OF CANADA, SEE "TAX CONSIDERATIONS".

BACKGROUND

     MUTUAL FUND TRUST STATUS OF THE TRUST

Maintaining its status as a mutual fund trust under the Tax Act is of fundamental importance to the Trust. If the Trust ceases to qualify as a mutual fund trust it will significantly adversely affect the value of Pengrowth's Trust Units.

Generally speaking, in addition to several other requirements, in order for a trust such as Pengrowth to be a mutual fund trust under the Tax Act, either:
(i) the trust must not be established or maintained primarily for the benefit of non-residents of Canada (i.e. a majority of its trust units must be owned by residents of Canada) (the "Benefit Test") or (ii) at all times after February 21, 1990, all or substantially all of the property of the trust must consist of property other than taxable Canadian property (the "Property Exception").

Early in 2004, it had become apparent that the level of non-resident ownership of the Trust had risen from approximately 8% at the time of listing on the NYSE in April 2002 to a level approaching 50%. As a result of certain legislative proposals announced by the Minister of Finance on March 23, 2004 and uncertainty as to whether or not Pengrowth satisfied the Property Exception, it was considered prudent for Pengrowth to rely upon the Benefit Test and, on July 27, 2004, Pengrowth implemented the dual class structure to ensure that, after the implementation period, residents of Canada, through the ownership of Class B trust units, would own a majority of the outstanding Trust Units.

On November 26, 2004, the Trust received a comfort letter from the Department of Finance (Canada) (the "2004 Finance Letter") stating that the Department of Finance would recommend to the Minister of Finance that an amendment be made to the Tax Act that would clarify the Trust's ability to rely upon the Property Exception. However, various announcements by the Federal Government relating to the residency requirements for mutual fund trusts during 2004 and 2005 resulted in considerable uncertainty regarding Pengrowth's long-term ability to rely upon the Property Exception and as a result, Pengrowth considered it prudent to maintain the dual class structure.

In early 2006, the Corporation and Bennett Jones LLP held discussions with the Tax Legislation Division of the Department of Finance and with the Canada Revenue Agency. These discussions provided comfort to Pengrowth that it was unlikely that the Department of Finance would impose additional obligations on mutual fund trusts in respect of non-resident ownership and that the Department of Finance would also implement the changes to the Tax Act contemplated by the 2004 Finance Letter.

On March 23, 2006, Pengrowth received a letter from the Department of Finance (the "2006 Finance Letter") confirming that it remains the intention of the department to recommend to the Minister of Finance the changes to the Tax Act contained in the 2004 Finance Letter. Bennett Jones LLP advised that, as a result of a number of factors, including receipt by the Corporation of confirmations from the Canada Revenue Agency and the Department of Finance (including the 2004 Finance Letter and the 2006 Finance Letter), it was no longer necessary to regulate the level of ownership of Trust Units by persons who are not Canadian residents in order to preserve Pengrowth's status as a mutual fund trust under the Tax Act.

For further information concerning the mutual fund trust status of the Trust see "Trust Units - Trust Unit Reclassification" in the Trust's annual information form dated March 29, 2006, which section is hereby incorporated by reference.

     APPOINTMENT AND MANDATE OF THE SPECIAL COMMITTEE

In light of these developments, the Board of Directors considered it appropriate to examine whether the dual class structure continued to be in the best interests of the Trust and the Trust Unitholders and the extent to which the structure may be an impediment to the execution by Pengrowth of its business plan. On March 27, 2006, the Board of Directors formed a special committee of the Board of Directors consisting of A. Terence Poole, Thomas A. Cumming, Kirby L. Hedrick and Michael S. Parrett, all of whom are independent directors, to make recommendations to the Board of Directors. The mandate of the Special Committee included examining the impact of the dual class structure on Pengrowth and its ability to effectively pursue its business plan and examining alternatives to that structure, including the removal of the ownership restriction from the Class B trust units, the merger of the Class A trust units and the Class B trust units into a single class of trust units or any other alternatives the Special Committee considered appropriate, together with the impact of any course of action on Pengrowth and both the Class A unitholders and Class B unitholders and the methods of implementation thereof. For information in relation to the holdings of the members of the Special Committee of Class B trust units, see "Part III - Matters to be Considered at the Shareholders Meeting - Election of Directors" and see also "Part I - General Information for all Meetings - Compensation of Directors".

     PROCESS AND MEETINGS OF THE SPECIAL COMMITTEE

The process that resulted in the recommendation by the Special Committee to the Board of Directors to proceed with the Consolidation involved nine meetings of the Special Committee held over the course of seven weeks. Meetings of the Special Committee occurred on March 29, 2006, April 3, 2006, April 7, 2006, April 19, 2006, May 2, 2006, May 8, 2006, May 11, 2006, May 14,
2006 and May 16, 2006. The Special Committee retained Burnet, Duckworth & Palmer LLP, Calgary, Alberta ("BDP") and Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York ("Paul Weiss") as its legal advisors and BMO Nesbitt Burns Inc. ("BMO Nesbitt Burns") and Merrill Lynch Canada Inc. ("Merrill Lynch") as its financial advisors. Each meeting of the Special Committee included an IN-CAMERA session where the Special Committee met solely with its legal advisors. In addition to the advice of its legal and financial advisors, the Special Committee considered the advice of Bennett Jones, legal advisors to the Corporation, RBC Capital Markets ("RBC"), financial advisor to the Corporation, and the information provided by management of the Corporation.

     SIGNIFICANT CONSIDERATIONS OF THE SPECIAL COMMITTEE

In concluding that the dual class structure is a significant impediment to Pengrowth in executing its business plan, and therefore determining to recommend the Consolidation, the Special Committee considered the advice of its financial advisors, BMO Nesbitt Burns and Merrill Lynch, that the dual class structure results in:

o AN INABILITY TO EFFECTIVELY RAISE CAPITAL AT THE LOWEST POSSIBLE COST. The dual class structure requires that at least 50.25% of any equity financing consist of Class B trust units. Although the Class A trust units and Class B trust units have identical economic entitlements, the trading price of the Class B trust units has, since inception of the dual class structure, traded at a discount to the trading price of the Class A trust units. The requirement to issue at least as many Class B trust units as Class A trust units increases Pengrowth's cost of capital making it more difficult and expensive for Pengrowth to effectively raise capital.

o A SIGNIFICANT IMPEDIMENT TO COMPLETING MERGERS OR ACQUISITIONS USING TRUST UNITS AS CONSIDERATION. There have been in excess of $22 billion of mergers and acquisitions in the Canadian royalty trust sector since Pengrowth implemented the dual class structure, with 6 of the 7 largest transactions being royalty trust mergers completed primarily through exchanges of trust units. As the Class

     A trust units and Class B trust units have traded at significantly different prices, the dual class structure makes valuing Pengrowth's Trust Units more challenging and thereby makes it difficult for Pengrowth to complete mergers or acquisitions through an issuance of Trust Units.

o SIGNIFICANTLY REDUCED LIQUIDITY IN THE TRADING OF TRUST UNITS. The dual class structure results in Pengrowth's market capitalization being split between two classes of Trust Units with the same economic entitlements, with each class of Trust Units being less liquid than would be the case if all trust units of the Trust comprised one class. Increasing liquidity in the Trust Units will enhance market efficiencies and will facilitate participation by different categories of investors in the ownership of the Trust Units.

o AN INABILITY TO COMPLETE EFFICIENT EQUITY FINANCINGS. As the Class A trust units have, since inception of the dual class structure, traded at a premium to the Class B trust units, for Pengrowth to raise equity capital at the lowest cost, any equity financing must include the maximum permitted number of Class A trust units. The most common form of equity financing in Canada for trusts like the Trust is the "bought deal" short form prospectus financing. As Pengrowth cannot effectively issue Class A trust units through a "bought deal" financing, Pengrowth cannot raise capital at the lowest cost through this form of financing and must use more complicated and expensive and less efficient forms of equity financings. This puts the Trust at a competitive disadvantage to its peers, particularly when competing for value enhancing acquisition opportunities.

o A DIVERSION OF MANAGEMENT'S TIME. The dual class structure diverts Pengrowth's resources, including management time and attention, from the pursuit of Pengrowth's business plan.

A significant factor in the determination of the Special Committee was the opinion of Bennett Jones LLP to the effect that, in reliance on the certificate provided by management of the Corporation as to the relative value of Pengrowth's assets, and subject to the assumptions and qualifications contained therein, Pengrowth would satisfy the requirements of the TAX ACT to be a mutual fund trust even if non-residents of Canada owned a majority of the outstanding Trust Units. In providing the certificate, management relied upon a valuation of certain assets of the Trust dated May 10, 2006 prepared by GLJ & Associates Ltd.

During the course of its deliberations, the Special Committee also considered, among other things:

o the independence, qualifications and expertise of the financial and legal advisors to the Special Committee;

o the advice of Bennett Jones regarding the applicable legal duties of the members of the Special Committee and the Board of Directors and the advice of Paul Weiss regarding the legal duties that would apply to the members of the Special Committee if Pengrowth was a Delaware corporation;

o the mandate of the Special Committee, and on the advice of BDP, amendments that should be made to the mandate;

o    various  alternatives to effect the removal of the dual class  structure,
     the  required   amendments  to  Pengrowth's   trust   indenture  and  the
     implementation of such alternatives;

o the advice of BMO Nesbitt Burns, Merrill Lynch and the Corporation's financial advisor, RBC, that the removal of the dual class structure will assist Pengrowth in executing its business plan, a fundamental component of which is the long-term creation of unitholder value through accretive acquisitions and related financings;

o the advice of BMO Nesbitt Burns and Merrill Lynch regarding factors that may have influenced the spread between the trading prices of the Class A trust units and Class B trust units and recent narrowing of the spread and the potential impact on the trading prices of the Class A trust units and Class B trust units of unwinding the dual class structure and the available mechanisms for maintaining an orderly market throughout the process including the potential impact of trading by professional market traders;

o the historical trading patterns of the Class A trust units and Class B trust units and the risk that the Class A trust units or Class B trust units or resulting Consolidated Trust Units may trade at reduced prices after the Trust Meeting as a result of the Consolidation;

o provisions of the Trust Indenture providing for the equality of the Class A trust units and Class B trust units for all economic entitlements and voting;

o    the   Consolidation   will  not  result  in  a  change  to  the  economic
     entitlements and voting rights of holders of the Class A trust units or the Class B trust units;

o    the fairness opinions delivered by BMO Nesbitt Burns and Merrill Lynch;

o the provisions of the Trust Indenture stipulating that: (i) the Trust Indenture may only be amended by the affirmative vote of the holders of not less than 66 2/3% of the votes attaching to the Trust Units represented at a meeting of Trust Unitholders and voted upon the resolution, with Class A unitholders and Class B unitholders voting together as a single class; and (ii) the Trust Indenture does not contemplate class votes; and

o    the factors set forth under "Risk Factors" herein.

     RECOMMENDATION OF THE SPECIAL COMMITTEE

After considering the terms of the Consolidation, the financial advice and fairness opinions, the legal advice and mutual fund trust opinion and other relevant factors, including those factors described above, on Tuesday, May 16, 2006 the Special Committee unanimously resolved to recommend to the Board of Directors that: (i) the Consolidation was in the best interests of Pengrowth and the Trust Unitholders; (ii) the Trust Unitholders should be given an opportunity to consider the Consolidation Resolution at the Trust Meeting; and
(iii) the Board of Directors should recommend to the Trust Unitholders that they approve the Consolidation.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS TO THE SPECIAL COMMITTEE

The Special Committee received fairness opinions regarding the Consolidation from its financial advisors, BMO Nesbitt Burns and Merrill Lynch. Copies of these fairness opinions are attached as Appendix "2" and Appendix "3", respectively, to this Circular.

See "Risk Factors - Effect on Trading Prices."

RECOMMENDATION OF THE BOARD OF DIRECTORS

On Tuesday, May 16, 2006, the Board of Directors, having considered the terms of the Consolidation, the financial advice received from RBC, the legal advice received from Bennett Jones (including an opinion regarding Pengrowth's mutual fund trust status), the financial advice and fairness opinions received by the Special Committee from BMO Nesbitt Burns and Merrill Lynch, the legal advice received by the Special Committee from BDP and Paul Weiss, the recommendation of the Special Committee and the factors considered by the Special Committee, unanimously determined that: (i) the dual class structure is no longer required for the Trust to maintain its status as a mutual fund trust under the Tax Act; (ii) the dual class structure is a significant impediment to Pengrowth in executing its business plan; (iii) the Consolidation is in the best interests of Pengrowth and the Trust Unitholders; (iv) the Trust Unitholders should be given an opportunity to consider the Consolidation at the Trust Meeting; and (v) the Board of Directors should recommend to the Trust Unitholders that they approve the Consolidation.

For information relating to various risk factors, see "Risk Factors".

TERMS OF THE CONSOLIDATION

The proposed amendments to the Trust Indenture involve two distinct stages. The first stage would occur two business days following the approval of the Consolidation Resolution by the Trust Unitholders at the Trust Meeting, while the second stage would occur 30 days following the implementation of the first stage. The following is a summary of the stages of the proposed amendments to the Trust Indenture.

     STAGE ONE - ELIMINATION OF THE FOREIGN OWNERSHIP RESTRICTION AND ANCILLARY AMENDMENTS

Subject to the approval of the Consolidation Resolution by Trust Unitholders at the Trust Meeting, the following amendments to the Trust Indenture and other related matters will occur at 5:00 p.m. (Calgary time) on June 27, 2006:

o the Trust Indenture currently restricts registered and beneficial ownership of the Class B trust units to residents of Canada and requires any person that acquires Class B trust units provide the Corporation, at the Corporation's request, with a declaration setting out the residency of such person. These restrictions on the foreign ownership of Class B trust units, as set out in Schedule "B" of the Trust Indenture, will be removed. Additional minor revisions will be made to the Trust Indenture to give effect to this change, including revisions which will permit the holders of Class A trust units to convert such units to Class B trust units without providing a residency declaration;

o the Trust Indenture currently requires that the Class B trust units be listed and posted for trading only on the facilities of the TSX, any successor to the TSX or on any other stock exchange in Canada. This restriction will be removed and the Class B trust units will be permitted to be listed and posted for trading on the NYSE or any other stock exchange as determined by the directors of the Corporation, although it is not proposed that the Class B trust units would be listed on the NYSE until stage two of the Consolidation; and

o Schedule "C" of the Trust Indenture currently provides the mechanism for the reclassification or conversion, as the case may be, of the trust units existing before the July 27, 2004 reclassification into Class A trust units or Class B trust units. This Schedule "C" was utilized upon the creation and implementation of the dual class structure in July of 2004. Schedule "C" is no longer required and will be replaced with a new Schedule "C". The new Schedule "C" will set out the timing and procedure for the second stage of the amendments to the Trust Indenture, a description of which is set out below.

No amendment will be made at this time to the ownership threshold that restricts the Class A trust units to 49.75% of the Trust Units and accordingly the Class B trust units will not be exchangeable for Class A trust units upon completion of this stage, except subject to the 49.75% restriction.

Holders of Class A trust units who are residents of Canada will be invited to submit residency declarations should they wish to exclude their Class A trust units from the conversion into Class B trust units in stage two. The Class A trust units held by such holders after the consolidation will not be listed on any stock exchange and will not be transferable. Such persons will be required to convert the Class A trust units they hold after the Consolidation into Trust Units prior to disposing of such Class A trust units. See "Trust Unit Certificates".

     STAGE TWO - CONSOLIDATION OF ISSUED AND OUTSTANDING CLASS A TRUST UNITS, CLASS B TRUST UNITS AND PRIOR TRUST UNITS

Schedule "C" to the Trust Indenture, as amended pursuant to the Consolidation Resolution, will set out the timing and procedures for the second stage of the amendments to the Trust Indenture. The following amendments and related events will occur at 5:00 p.m. (Calgary time) on Thursday, July 27, 2006 (the "Consolidation Date"):

o the Class A trust units will be delisted from the TSX (effective as of the close of markets);

o all of the issued and outstanding Class B trust units will be renamed as "Trust Units" (for further clarity, defined herein as Consolidated Trust Units) and the trading symbol of the Consolidated Trust Units will be changed from "PGF.B" to "PGF.UN", subject to TSX approval;

o all of the issued and outstanding Class A trust units and Prior Trust Units will be converted to Consolidated Trust Units (with the exception of Class A trust units held by residents of Canada who have provided an election and residency declaration to the Trustee); and

o the Consolidated Trust Units will be substitutionally listed in place of the Class A trust units on the NYSE and will maintain the trading symbol "PGH", subject to NYSE approval.

Residents of Canada who provide a residency declaration shall retain Class A trust units, which may be converted to Consolidated Trust Units in accordance with the terms thereof.

After these changes are made to the Trust Indenture, the economic entitlements, including as to voting rights and rights to receive distributions, will be the same for the Consolidated Trust Units as the economic entitlements that holders of Class A trust units and Class B trust units now have prior to the Consolidation.

THE CONVERSION OF CLASS A TRUST UNITS HELD BY RESIDENTS OF CANADA TO CONSOLIDATED TRUST UNITS PURSUANT TO THE CONSOLIDATION WILL CONSTITUTE A TAXABLE DISPOSITION. HOLDERS OF CLASS A TRUST UNITS WHO ARE RESIDENTS OF CANADA AND DO NOT WISH TO CONVERT THEIR TRUST UNITS TO CONSOLIDATED TRUST UNITS MUST DELIVER A DULY COMPLETED ELECTION AND DECLARATION OF RESIDENCY TO THE TRUSTEE NO LATER THAN 5:00 P.M. (CALGARY TIME) TUESDAY, JULY 25, 2006. COPIES OF THE ELECTION AND DECLARATION OF RESIDENCY WILL BE MAILED TO THE HOLDERS OF CLASS A TRUST UNITS BY PENGROWTH FOLLOWING THE TRUST MEETING. FOR INFORMATION IN RELATION TO THE TAX CONSIDERATIONS ARISING FROM THE CONVERSION OF CLASS A TRUST UNITS HELD BY RESIDENTS OF CANADA, SEE "TAX CONSIDERATIONS".

UNITHOLDER APPROVAL

For the Consolidation to be approved by the Trust Unitholders, the Consolidation Resolution must be passed by the affirmative vote of the holders of not less than 66 2/3% of the votes attaching to the Class A trust units and Class B trust units represented at the Trust Meeting in person or by proxy and voted upon the Consolidation Resolution, with the holders of Class A trust units and Class B trust units voting together as a single class as required by the Trust Indenture. The text of the Consolidation Resolution is set forth as Schedule "B-1" to this Circular.

UNLESS OTHERWISE SPECIFIED BY THE TRUST UNITHOLDER EXECUTING SUCH PROXY, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED FORM OF PROXY WILL VOTE THE CLASS A TRUST UNITS OR CLASS B TRUST UNITS REPRESENTED BY SUCH PROXY FOR THE CONSOLIDATION RESOLUTION.

EXPENSES OF THE CONSOLIDATION

The Corporation will pay all costs incurred in connection with the Consolidation, including legal, financial, filing and printing costs, and the preparation of this Circular. Such costs are expected to aggregate approximately $2.5 million.

TRUST UNIT CERTIFICATES

Registered holders of Class A trust units or Class B trust units will not be required to exchange their Trust Unit certificates following completion of the Consolidation to continue to receive distributions. After approval of the Consolidation, Trust Unitholders who desire to exchange their current certificates which represent either Class A trust units or Class B trust units for Consolidated Trust Unit certificates may do so. Holders of Class A trust units who wish to receive a Consolidated Trust Unit certificate following the Consolidation must complete a letter of transmittal and deliver it to the Trustee with their original Class A trust unit certificate. The form of the letter of transmittal will be mailed to Class A trust unitholders following approval of the Consolidation. Holders of Class B trust units must simply deliver their original Trust Unit certificates to the Trustee with instructions to issue a new certificate.

TAX CONSIDERATIONS

     CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as at the date hereof, the principal Canadian federal income tax considerations generally applicable to a Trust Unitholder who holds Class A trust units, Class B trust units or Prior Trust Units at the effective time of the Consolidation Resolution and who, for the purposes of the Tax Act and at all relevant times, holds such Trust Units as capital property and deals at arm's length with the Trust. Generally, the Class A trust units, Class B trust units and Prior Trust Units will be considered to be capital property to a Trust Unitholder provided the Trust Unitholder does not hold such Trust Units in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

Certain Trust Unitholders who are resident in Canada who might not otherwise be considered to hold their Class A trust units, Class B trust units or Prior Trust Units as capital property may, in certain circumstances, be entitled to have them treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. This summary is not applicable to: (i) a Trust Unitholder that is a "financial institution", as defined in the Tax Act for purposes of the "mark-to-market" rules; (ii) a Trust Unitholder an interest in which would be a "tax shelter" or "tax shelter investment" as defined in the Tax Act; or (iii) a Trust Unitholder that is a "specified financial institution" as defined in the Tax Act. Any such Trust Unitholder should consult its own tax advisor with respect to holding such Trust Units at the effective time of the Consolidation Resolution.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, the Income Tax Regulations, all specific proposals to amend the Tax Act and the Income Tax Regulations that have been publicly announced prior to the date hereof, including the 2004 Finance Letter, and the current published administrative and assessing policies of the Canada Revenue Agency ("CRA"), including previous advance income tax rulings obtained by the Trust from the CRA.

This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account any changes in the law, whether by legislative, governmental or judicial action. This summary does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be legal or tax advice to any particular Trust Unitholder. Consequently, Trust Unitholders should consult their own tax advisors with respect to their own particular circumstances.

This summary assumes that the Trust qualifies as a "unit trust" and a "mutual fund trust" within the meaning of the Tax Act as at the effective time of the Consolidation Resolution, and will continue to qualify thereafter, as a mutual fund trust for the duration of its existence. See "Background - Mutual Fund Trust Status of the Trust". In order to qualify as a mutual fund trust, (i) the Trust, cannot, and may not at any time, reasonably be considered to be established or maintained primarily for the benefit of non-resident persons, or (ii) at all times after February 21, 1990, "all or substantially all" of the Trust's property must consist of property other than taxable Canadian property (as defined in the Tax Act). The 2004 Finance Letter would, if enacted, modify the Property Exception such that, at all times after December 31, 2003, the Property Exception would only be required to be met at the time the Benefit Test was not met. Based on the 2004 Finance Letter obtained from the Department of Finance and the Trust's limited holding of taxable Canadian property, Bennett Jones LLP has advised that the Trust should be able to maintain its mutual fund trust status even if it cannot meet the Benefit Test. This summary assumes that these requirements will be satisfied so that the Trust will qualify as a mutual fund trust at all relevant times. In the event that the Trust were not to qualify as a mutual fund trust, the income tax considerations would, in some respects, be materially different from those described below. See "Background - Mutual Fund Trust Status of the Trust".

THIS SUMMARY ASSUMES THAT THE RECOMMENDATIONS IN THE 2004 FINANCE LETTER RECEIVED BY THE TRUST ARE ACCEPTED BY THE MINISTER OF FINANCE AND PARLIAMENT SO THAT THE TRUST WILL QUALIFY AS A MUTUAL FUND TRUST AT ALL RELEVANT TIMES. NO ASSURANCE CAN BE PROVIDED THAT THE 2004 FINANCE LETTER WILL BE ACCEPTED BY THE MINISTER OF FINANCE OR PARLIAMENT. SEE "RISK FACTORS". IN THE EVENT THAT THE TRUST WERE NOT TO QUALIFY AS A MUTUAL FUND TRUST, THE INCOME TAX CONSIDERATIONS WOULD, IN SOME RESPECTS, BE MATERIALLY DIFFERENT FROM THOSE DESCRIBED BELOW. SEE "RISK FACTORS".

     TAXATION OF TRUST UNITHOLDERS RESIDENT IN CANADA

This portion of the summary applies only to a Trust Unitholder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is resident or deemed to be resident in Canada at all relevant times.

     ELIMINATION OF THE FOREIGN OWNERSHIP RESTRICTION ON CLASS B TRUST UNITS AND ANCILLARY AMENDMENTS. As at 5:00 p.m. (Calgary time) on June 27, 2006, the restriction on the foreign ownership of Class B trust units will be removed, along with the ancillary amendments thereto. The removal of the foreign ownership restriction and ancillary amendments should not result in a disposition of any Trust Unit for the purposes of the Tax Act.

     RECLASSIFYING OF THE CLASS B TRUST UNITS AS CONSOLIDATED TRUST UNITS. As at 5:00 p.m. (Calgary time) on July 27, 2006, the Class B trust units will be renamed as Consolidated Trust Units. The renaming of Class B trust units as Consolidated Trust Units should not result in a disposition of any Trust Unit for the purposes of the Tax Act.

     CONVERSION OF CLASS A TRUST UNITS AND PRIOR TRUST UNITS TO CONSOLIDATED TRUST UNITS. A conversion of Class A trust units or Prior Trust Units into Consolidated Trust Units will constitute a disposition for the purposes of the Tax Act that will generally result in a Trust Unitholder realizing a capital gain (or a capital loss) equal to the amount by which the fair market value of the Consolidated Trust Units received are greater (or less) than the aggregate of the Trust Unitholder's adjusted cost base of the Class A trust units or Prior Trust Units being converted, as the case may be, and any reasonable costs associated with the disposition.

A Trust Unitholder will generally be required to include in income one-half of the amount of any resulting capital gain (a "taxable capital gain") and will generally be required to deduct one-half of the amount of any resulting capital loss (an "allowable capital loss") against taxable capital gains realized by a Trust Unitholder in the same taxation year. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following years against capital gains realized in such years, to the extent and in the circumstances described in the Tax Act.

Taxable capital gains realized by a Trust Unitholder that is an individual or a trust, other than certain types of trusts, may give rise to alternative minimum tax depending on the Trust Unitholder's circumstances.

A Trust Unitholder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income, including taxable capital gains. The 6 2/3% refundable tax is to be added to the Canadian-controlled private corporation's refundable dividend tax on hand account and will be eligible for refund at a rate of $1 for every $3 of dividends paid by the Canadian-controlled private corporation.

     TAXATION OF TRUST UNITHOLDERS NOT RESIDENT IN CANADA

This portion of the summary applies only to a holder of Class A trust units or Prior Trust Units who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in Canada at any time and does not use or hold, and is not deemed to use or hold, such Units in connection with a trade or business that the holder carries on, or is deemed to carry on, in Canada at any time. Special rules which are not discussed in this summary may apply to a non-resident holder that is an insurer carrying on business in Canada and elsewhere.

     CONVERSION OF CLASS A TRUST UNITS AND PRIOR TRUST UNITS TO CONSOLIDATED TRUST UNITS. For the purposes of the Tax Act, a conversion of Class A trust units or Prior Trust Units into Consolidated Trust Units will constitute a disposition for the purposes of the Tax Act. The disposition of a Class A trust unit or Prior Trust Unit on conversion will not give rise to any capital gains subject to tax under the Tax Act provided that such Class A trust units or Prior Trust Units are not "taxable Canadian property" of the Trust Unitholder for the purposes of the Tax Act. Class A trust units or Prior Trust Units will not generally be considered taxable Canadian property to such a Trust Unitholder unless: (i) the Trust Unitholder holds or uses, or is deemed to hold or use such Class A trust units or Prior Trust Units in the course of carrying on business in Canada; (ii) at any time during the 60 month period immediately preceding the disposition of the Class A trust units or Prior Trust Units the Trust Unitholder or persons with whom the Trust Unitholder did not deal at arm's length or any combination thereof, held 25% or more of the Class A trust units or Prior Trust Units, as the case may be; or (iii) the Trust is not a mutual fund trust for the purposes of the Tax Act on the date of disposition of the Class A trust units or Prior Trust Units.

     UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain United States federal income tax consequences of the conversion of Class A trust units into Consolidated Trust Units pursuant to the Consolidation. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, existing and proposed Treasury regulations, and interpretations of the foregoing, all as of the date hereof. All of the foregoing authorities are subject to change (possibly with retroactive effect), and any such change may result in United States federal income tax consequences to a holder that are materially different from those described below. No rulings from the United States Internal Revenue Service (the "IRS") have been or will be sought with respect to the matters described below, and consequently, the IRS may not take a similar view of the consequences described below.

The following discussion does not purport to be a full description of all United States federal income tax considerations that may be relevant to a United States holder (as defined below) in light of such holder's particular circumstances and only addresses holders who hold Class A trust units as capital assets within the meaning of Section 1221 of the Code, and will hold Consolidated Trust Units as capital assets. Furthermore, this discussion does not address the United States federal income tax considerations applicable to holders subject to special rules, such as persons that are not United States holders, certain financial institutions, tax-exempt entities, real estate investment trusts, regulated investment companies, insurance companies, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities or currencies, persons holding notes in connection with a hedging transaction, "straddle", conversion transaction or a synthetic security or other integrated transaction and holders whose "functional currency" is not the United States dollar. In addition, except as otherwise indicated, this discussion does not include any description of any estate and gift tax consequences, or the tax laws of any state, local or foreign government that may be applicable.

As used herein, the term "United States holder" means a beneficial owner of a Trust Unit that is (i) an individual citizen or resident of the United States,
(ii) a corporation or other entity taxable as a corporation organized in or under the laws of the United States or any political subdivision thereof,
(iii) a partnership or other entity taxable as a partnership organized in or under the laws of the United States or any political subdivision thereof, (iv) an estate the income of which is subject to United States federal income taxation without regard to the source or (v) a trust if a United States court has primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

     TAX CONSEQUENCES OF THE CONSOLIDATION TO UNITED STATES HOLDERS

The conversion of Class A trust units into Consolidated Trust Units pursuant to the Consolidation will not be a taxable transaction for United States federal income tax purposes. Consequently, a United States holder will not be required to recognize any gain, and will not be permitted to recognize any loss, upon receipt of a Consolidated Trust Unit. A United States holder's holding period for a Consolidated Trust Unit will include the holding period for the Class A trust unit converted pursuant to the Consolidation. A United States holder's tax basis in a Consolidated Trust Unit will be the same as the adjusted basis of such holder in the Class A trust unit at the time of the conversion. The United States federal income tax consequences of holding and disposing of a Consolidated Trust Unit generally will be the same as the United States federal income tax consequences of holding and disposing of a Class A trust unit. For a description of such consequences, see the "Risk Factors" in the Trust's annual information form dated March 29, 2006, and go to www.pengrowth.com and click on the link for "Investor Information - Taxation - US Tax Information."

RISK FACTORS

     EFFECT ON TRADING PRICES

THERE CAN BE NO ASSURANCE REGARDING THE EFFECT OF THE CONSOLIDATION ON THE TRADING PRICE OF THE CLASS A TRUST UNITS OR THE CLASS B TRUST UNITS, WHICH EFFECT MAY BE SIGNIFICANTLY DIFFERENT AS BETWEEN THE CLASS A TRUST UNITS AND THE CLASS B TRUST UNITS AND WHICH MAY RESULT IN A DECLINE IN THE TRADING PRICE OF THE CLASS A TRUST UNITS, THE CLASS B TRUST UNITS OR THE CONSOLIDATED TRUST UNITS. THE FAIRNESS OPINIONS OF BMO NESBITT BURNS AND MERRILL LYNCH REFERRED TO ABOVE UNDER "FAIRNESS OPINIONS OF FINANCIAL ADVISORS TO THE SPECIAL COMMITTEE" DO NOT OPINE AS THE TO THE IMPACT ON THE TRADING PRICES OF THE CLASS A TRUST UNITS, THE CLASS B TRUST UNITS OR THE CONSOLIDATED TRUST UNITS AS A RESULT OF THE APPROVAL OF THE CONSOLIDATION RESOLUTION OR THE IMPLEMENTATION OF THE CONSOLIDATION. The Board of Directors has determined, based upon the advice, opinions and other factors described herein, that the Consolidation is in the best interests of Unitholders, but such determination was based in part upon the Consolidation enhancing Pengrowth's ability to execute its business plan over the longer term, which may not be reflected in the short-term trading prices of the Class A trust units and the Class B trust units. The trading prices of the Class A trust units and the Class B trust units are sensitive to a variety of market-based factors, including, but not limited to, interest rates, foreign exchange rates and the comparability of Pengrowth's Trust Units to other yield-oriented securities, as well as sector-based factors such as commodity prices for crude oil and natural gas and announcements regarding sector consolidation. Any changes in these factors may adversely affect the trading prices of the Class A trust units and Class B trust units which may offset the benefits of the Consolidation, even over the longer term.

     FAILURE TO ACHIEVE THE ANTICIPATED BENEFITS OF THE CONSOLIDATION

The anticipated benefits of the Consolidation to Pengrowth and its Trust Unitholders are in part due to the expectation that the Consolidation will facilitate acquisitions or mergers by Pengrowth in the future to strengthen its position in the oil and gas industry. The oil and gas industry is highly competitive and there is no assurance that any acquisitions or mergers will be available to Pengrowth. Achieving the benefits of future acquisitions or mergers depends in part on successfully consolidating functions and integrating operations, procedures and personnel of Pengrowth and the acquired business in a timely and efficient manner, as well as Pengrowth's ability to realize the anticipated growth opportunities and synergies from combining the acquired businesses and operations. The integration of acquired businesses requires the dedication of substantial management effort, time and resources, which might avert management's focus, and resources from other strategic opportunities and from operational matters. The integration process may result in the loss of key employees and the disruption of ongoing business, supplier, customer and employee relationships that may adversely affect Pengrowth's ability to achieve the anticipated benefits of future acquisitions.

     ADVERSE CONSEQUENCES OF A FAILURE TO QUALIFY AS A MUTUAL FUND TRUST

While the Trust has received an opinion from Bennett Jones LLP to the effect that Pengrowth may rely on the Property Exception in order to maintain its status as a mutual fund trust, this opinion is subject to certain qualifications and assumptions including the assumption that the Department of Finance will amend the provisions of the Tax Act in the manner contemplated in the 2004 and 2006 Finance Letters. While the Board of Directors believes these assumptions and qualifications to be reasonable, as a result of the Consolidation the Trust may no longer satisfy the Benefit Test and will have no practical ability to control ownership of Trust Units by non-residents. As a result, the Trust will be relying solely on the Property Exception in order to maintain its status as a mutual fund trust under the Tax Act. If the provisions of the Tax Act are not amended as contemplated in the 2004 and 2006 Finance Letters, or if the Canada Revenue Agency were to challenge the Trust's satisfaction of and reliance on the Property Exception, and if such a challenge was ultimately successful, the Trust would permanently lose mutual fund trust status under the Tax Act. The consequences of a loss of mutual fund trust status would have a material adverse effect on the Trust and its unitholders.

     ADDITIONAL RISKS

THE RISK FACTORS CONTAINED IN THE TRUST'S ANNUAL INFORMATION FORM DATED MARCH 29, 2006 UNDER THE HEADINGS "RISK FACTORS - IF THE TRUST CEASES TO QUALIFY AS A MUTUAL FUND TRUST IT WOULD ADVERSELY AFFECT THE VALUE OF OUR TRUST UNITS", "CHANGES IN CANADIAN LEGISLATION COULD ADVERSELY AFFECT THE VALUE OF OUR TRUST UNITS" AND

"CHANGES TO THE TERMS OF THE CLASS A TRUST UNITS OR TO THE CLASS B TRUST UNITS COULD ADVERSELY AFFECT THE MARKET VALUE OF EITHER CLASS OF TRUST UNITS" ARE INCORPORATED BY REFERENCE IN THIS CIRCULAR.

     CAUTION REGARDING FORWARD LOOKING INFORMATION

This Circular contains forward-looking statements within the meaning of securities laws, including the "safe harbour" provisions of the Ontario SECURITIES ACT and the United States PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Forward-looking information is often, but not always, identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this Circular include, but are not limited to, statements with respect to: business strategy and strengths, goals, focus and the effects thereof, the benefits of the Consolidation, including, a reduction in the cost of raising capital, an improved ability to complete mergers and acquisitions, an increase in liquidity in the trading of Trust Units, an ability to efficiently complete equity financings and a reduction in the diversion of Pengrowth's resources, including management time and attention, from the pursuit of Pengrowth's business plan, the implementation of changes to the Tax Act contemplated by the 2004 Finance Letter and the 2006 Finance Letter, the policy of the federal government regarding the taxation of mutual fund trusts, the policy of the federal government regarding non-resident ownership of mutual fund trusts and the impact of acquisitions and related financings on Unitholder value.

Forward-looking statements and information are based on Pengrowth's current beliefs as well as assumptions made by and information currently available to Pengrowth concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: the volatility of oil and gas prices; production and development costs and capital expenditures; the imprecision of reserve estimates and estimates of recoverable quantities of oil, natural gas and liquids; Pengrowth's ability to replace and expand oil and gas reserves; environmental claims and liabilities; incorrect assessments of value when making acquisitions; increases in debt service charges; the loss of key personnel; the marketability of production; defaults by third party operators; unforeseen title defects; fluctuations in foreign currency and exchange rates; inadequate insurance coverage; compliance with environmental laws and regulations; changes in tax laws; the failure to qualify as a mutual fund trust; and Pengrowth's ability to access external sources of debt and equity capital. Further information regarding these factors may be found under the heading "Business Risks" in our management's discussion and analysis for the year ended December 31, 2005 and under "Risk Factors" in the Trust's Annual Information Form dated March 29, 2006.

Pengrowth cautions that the foregoing list of factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to Pengrowth, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. The forward-looking statements contained in this Circular are expressly qualified by this cautionary statement.

INFORMATION FOR UNITED STATES HOLDERS

The Consolidated Trust Units to be issued to United States holders of Class A trust units pursuant to the Consolidation will be registered under the Securities Act of 1933 (the "1933 Act") and such securities will be freely tradeable under applicable United States securities laws except for any securities acquired by an affiliate of Pengrowth.

Trust Unitholders are urged to consult their legal advisers to determine the extent of all applicable resale provisions.

DOCUMENTS FILED AS PART OF PENGROWTH'S U.S. REGISTRATION STATEMENT

A registration statement on Form F-10 has been filed by the Trust with the SEC under the 1933 Act relating to the Consolidation. The following documents have been or will be filed with the SEC as part of the registration statement of which this Circular is a part, insofar as called for by the SEC's Form F-10:
(i) the form of proxy accompanying this Circular; (ii) selected sections of the Trust's Annual Information Form dated March 29, 2006; (iii) consent of counsel, and (iv) powers of attorney pursuant to which the amendments to the registration statement may be signed.

AVAILABILITY OF DISCLOSURE DOCUMENTS

In the United States, the Trust is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith must file reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the SEC, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those in the United States. Such reports and other information filed by the Trust are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1580, 100 F Street N.E., Washington, DC 20549.

AMENDMENTS TO THE UNANIMOUS SHAREHOLDER AGREEMENT AND THE TRUST INDENTURE TO SIMPLIFY VOTING AT THE ANNUAL GENERAL MEETING

Trust Unitholders will be asked to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the Trust Indenture to simplify Pengrowth's annual meeting process. The reasons for this amendment are set out in, and reference should be made to, "Part III - Matters to be Acted Upon at the Shareholder Meeting - Amendments to the Unanimous Shareholder Agreement to Simplify Voting at the Annual General Meeting".

At the Trust Meeting, the Trust Unitholders will therefore be asked to consider and, if thought appropriate, pass the extraordinary resolution contained in Schedule "B-2" to this Circular.

AMENDMENTS TO THE DEU PLAN

Trust Unitholders will be asked to consider and approve an ordinary resolution in the form set out in Schedule B-3 to amend the long-term incentive plan.

Pengrowth has retained the services of Towers Perrin to assist it in reviewing Pengrowth's annual and long-term incentive awards to ensure that Pengrowth's total compensation package is competitive and reflects key financial, operational and strategic measures of performance, aligned with practices within the highly competitive energy sector. Pengrowth's long-term incentive philosophy incorporates the grant of both Trust Unit Rights and DEUs, with the proportion of Trust Unit Rights and DEUs varying by organizational level.

The long-term incentive plan was approved by Trust Unitholders on April 22, 2004. However, the DEU Plan limits the persons to whom DEUs may be issued to under the plan to full-time employees of Pengrowth excluding officers, directors and consultants to Pengrowth who also contribute to Pengrowth's success and to the creation of Trust Unitholder value. The Board of Directors therefor resolved to issue DEUs to officers, directors and consultants to Pengrowth subject to ratification of amendments to the plan by Trust Unitholders.

At the recommendation of Towers Perrin, in extending the plan to the members of the Board of Directors of the Corporation, it is proposed that the vesting and performance criteria of the plan will not apply.

The DEU Plan will also be amended to conform the DEU Plan with the regulatory requirements of the TSX by restricting the number of Trust Unit Rights and DEUs available to be issued to insiders of the Trust and the Corporation.

Accordingly, the approval of Trust Unitholders is being sought to amend the plan to:

     o    change the name of the plan to the "Deferred Entitlement Unit Plan";

     o change all references to "Phantom Unit" in the plan to references to "Deferred Entitlement Unit";

     o amend all references to the persons entitled to participate in the plan to "employees, officers and directors of Pengrowth and consultants to Pengrowth designated by the Board of Directors", including in Sections 1, 2.1(p) and 3.1 of the DEU Plan;

     o amend the plan to provide that DEUs granted to directors will not be subject to the vesting or performance criteria provided for by the plan, including the provisions of Sections 4.4 and 4.5 of the DEU Plan; and

     o amend the DEU Plan so that (i) the aggregate number of Class B trust units which may be reserved for issuance to "insiders" (as such term is referred to in the policies of the TSX), under the DEU Plan and all other security-based compensation arrangements of Pengrowth shall not, in the aggregate, exceed ten percent (10%) of the issued and outstanding Trust Units at the date of grant, calculated on a non-diluted basis; and (ii) during any one-year period, the Board of Directors shall not grant to such insiders, under the DEU Plan and all other security-based compensation arrangements of Pengrowth, in the aggregate, a number of Class B trust units exceeding ten percent (10%) of the issued and outstanding Trust Units, calculated on a non-diluted basis.

For further information regarding the DEU Plan, see "Executive Compensation - Long-term Incentive Program - DEU Plan" and "Executive Compensation - Units Issuable". As at April 30, 2006, the maximum number of DEUs outstanding pursuant to the DEU Plan is 504,786, of which 94,866 have been issued to officers, directors and consultants designated by the Board of Directors, subject to Trust Unitholder approval. Accordingly, the approval of Trust Unitholders is being requested retroactive to January 1, 2005.

AMENDMENTS TO THE TRUST INDENTURE REGARDING THE DISTRIBUTION OF NET PROCEEDS FROM THE SALE OF PROPERTIES

Trust Unitholders will be asked to consider an extraordinary resolution approving amendments to the Trust Indenture to provide that the mandatory requirement to distribute any net proceeds from the sale of properties that are not used to acquire replacement properties within the same calendar year be amended to make such distribution voluntary and at the discretion of the Corporation. The reasons for this amendment are set out in, and reference should be made to, "Part V - Matters to be Considered at the Royalty Meeting - Amendments to the Royalty Indenture Regarding the Distribution of Net Proceeds from the Sale of Properties".

At the Trust Meeting, the Trust Unitholders will therefore be asked to consider and, if thought appropriate, pass the extraordinary resolution contained in Schedule "B-4" to this Circular.

AMENDMENTS TO THE UNANIMOUS SHAREHOLDER AGREEMENT AND THE ARTICLES OF THE CORPORATION TO INCREASE THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS OF THE CORPORATION

Trust Unitholders will be asked to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation. The reasons for this amendment are set out in, and reference should be made to, "Part III - Matters to be Acted Upon at the Shareholder Meeting - Amendments to the Unanimous Shareholder Agreement and the Articles of the Corporation to Increase the Maximum Size of the Board of Directors of the Corporation".

At the Trust Meeting, the Trust Unitholders will therefore be asked to consider and, if thought appropriate, pass the extraordinary resolution contained in Schedule "B-5" to this Circular.

           PART V - MATTERS TO BE CONSIDERED AT THE ROYALTY MEETING

AMENDMENTS TO THE ROYALTY INDENTURE REGARDING THE RECLASSIFICATION OF TRUST UNIT CAPITAL

At the Special Meeting of Royalty Unitholders held on April 22, 2004, amendments (the "2004 Amendments") were approved to the provisions of the Royalty Indenture relating to the exchange of Royalty Units for Trust Units as a consequence of amendments made to the Trust Indenture at the Annual and Special Meeting of Trust Unitholders held on the same date, to provide that non-residents of Canada could receive only Class A trust units for their Royalty Units, subject to certain limitations, and that Canadian residents could exchange their Royalty Units for either Class A trust units or Class B trust units.

If the Extraordinary Resolution in Schedule "B-1" (the "Consolidation Resolution") hereto approving the amendments to the Trust Indenture described in "Part IV - Matters to be Considered at the Trust Meeting - Amendments to the Trust Indenture to Provide for the Consolidation of the Trust's Dual Class Structure" of this Circular is approved by the requisite majority, Royalty Unitholders will be asked to consider and approve an Extraordinary Resolution in the form attached as Schedule "C-1" to this Circular approving of the removal of the 2004 Amendments from the Royalty Indenture. To be approved, the Extraordinary Resolution in Schedule "C-1" requires the affirmative vote of not less than 66 2/3% of the votes cast by Royalty Unitholders present in person or by proxy at the Royalty Meeting.

The 2004 Amendments will, upon the approval of the Consolidation Resolution, be inapplicable because there will be no residency restrictions on the Consolidated Trust Units and the existing Class A trust units will cease to be listed on a stock exchange. As a practical matter, the proposed amendments affect only the Royalty Units held by Royalty Unitholders other than the Trust because the Trust cannot hold Trust Units and derives a substantial part of its Distributable Cash from the Royalty Units that it holds. There are presently 124,088,369 Royalty Units issued and outstanding, of which 124,070,129 or 99.99% are held by the Trust.

The 2004 Amendments are summarized as follows:

1. Definitions of "Class A Unit", "Class B Unit", "Non-Resident", "Ownership Threshold" and "Unitholder's Declaration" (corresponding to those in the Trust Indenture) were added to Article I and conforming changes were made to the definition of "Trust Unit".

2. Section 4.01 was amended to provide that a holder of Royalty Units who is a Non-Resident may exchange Royalty Units only for Class A trust units and not Class B trust units and that a holder of Royalty Units who is not a non-resident was able to exchange Royalty Units for Class A trust units or Class B trust units, subject in both cases to the terms, conditions and limitations in Article IV, including without limitation those set forth below.

3. Section 4.02 was amended to provide that a holder of Royalty Units wishing to exchange any or all of his Royalty Units for Class A trust units would be able to do so only if and to the extent that the number of Class A trust units issued and outstanding at the particular time is not greater than the ownership threshold on the Class A trust units provided for in the Trust Indenture (the "Ownership Threshold").

4. Section 4.02 was amended to require that a holder of Royalty Units wishing to exercise his right to exchange any or all of his Royalty Units for Class B trust units shall submit a declaration of residency stating that the beneficial owner of the Royalty Units is not a non-resident.

5. Article IV was amended to provide that a holder of Royalty Units applying to exchange Royalty Units for Trust Units is required to elect and indicate irrevocably at that time:

     a)   how many Royalty Units he wishes to exchange;

     b) how many Class A trust units and Class B trust units respectively he wishes to receive upon the exchange;

     c) whether, if having regard to the Ownership Threshold fewer Class A trust units are available than the number that he has requested to receive upon the exchange, he wishes to receive the smaller number and to retain the balance of his Royalty Units; and

     d) whether, if Class A trust units are not available, he elects and is entitled by virtue of not being a non-resident to receive Class B trust units instead.

6. The exchange form to be used in connection with a conversion was modified to reflect the foregoing amendments and the form thereof was appended to the Royalty Indenture. Subsection 4.02(a) was amended accordingly to refer to this new form and to require that it be completed and submitted to the Trustee by a holder of Royalty Units applying to exercise his right of exchange.

7. Article IV was amended to provide that if it appears that a proposed exchange of Royalty Units for Class A trust units would result in the number of Class A trust units issued and outstanding exceeding the Ownership Threshold, the Trust and its transfer agent may refuse to accept any request to exchange Royalty Units for Class A trust units.

8. Article IV was amended to provide that the Trust, together with its transfer agent, may from time to time establish procedures for recognizing the priorities of requested exchanges of Royalty Units for Class A trust units and requests for conversions of Class B trust units into Class A trust units, which procedures may, but are not required to, apply a reservation or waiting list system to holders of Royalty Units and Class B trust units whose requests to exchange Royalty Units for Class A trust units and to convert Class B trust units into Class A trust units are refused due to the approach of the number of Class A trust units issued and outstanding to the Ownership Threshold.

AMENDMENTS TO THE UNANIMOUS SHAREHOLDER AGREEMENT AND THE ROYALTY INDENTURE TO SIMPLIFY VOTING AT THE ANNUAL GENERAL MEETING

Royalty Unitholders will be asked to consider an Extraordinary Resolution approving amendments to the Unanimous Shareholder Agreement and the Royalty Indenture to simplify Pengrowth's annual meeting process. The reasons for this amendment are set out in, and reference should be made to, "Part III - Matters to be Acted Upon at the Shareholder Meeting - Amendments to the Unanimous Shareholder Agreement to Simplify Voting at the Annual General Meeting".

At the Royalty Meeting, the Royalty Unitholders will therefore be asked to consider and, if thought appropriate, pass the extraordinary resolution contained in Schedule "C-2" to this Circular. To be approved, the Extraordinary Resolution in Schedule "C-2" requires the affirmative vote of not less than 66 2/3% of the votes cast by Royalty Unitholders present in person or by proxy at the Royalty Meeting.

AMENDMENTS TO THE ROYALTY INDENTURE REGARDING THE DISTRIBUTION OF NET PROCEEDS FROM THE SALE OF PROPERTIES

The Royalty Indenture currently provides that the Corporation may sell its interests in its properties, up to a maximum of 25% of the Corporation's assets in any given year (determined at the date of disposition and based upon an independent engineering appraisal), and release the royalty therefrom, without the requirement of obtaining the approval of the Trust Unitholders. Any disposition exceeding this 25% threshold must be approved by an extraordinary resolution of the Trust Unitholders.

The Royalty Indenture also provides that if properties subject to the royalty are sold and the Corporation does not reinvest the entire net proceeds in replacement properties within the same calendar year, then the remaining net proceeds must be distributed to Royalty Unitholders. This obligation of the Corporation is subject to the rights of the Corporation's lenders under the Corporation's credit facility and operating line of credit.

At the Special Meeting of Royalty Unitholders, it is proposed that an extraordinary resolution of the Royalty Unitholders be passed to amend the Royalty Indenture to provide that the mandatory requirement to distribute any net proceeds from the sale of properties that are not used to acquire replacement properties within the same calendar year be amended to make such distribution voluntary and at the discretion of the Corporation.

While management of the Corporation does not foresee any significant dispositions of properties by the Corporation, it is management's view that the mandatory nature of this requirement is unduly restrictive in that it requires the reinvestment of the net proceeds in properties, and within the same calendar year. Requiring the reinvestment and the restrictive timing place artificial constraints on the Corporation. These artificial constraints may require the Corporation to acquire replacement properties, and in very short time frame, even though the best interests of the Corporation at that time may require that the net proceeds be retained and used for capital expenditures or debt repayment rather than the purchase of replacement properties or distributions to the Trust. The proposed amendment will provide the Corporation with greater financial flexibility while preserving the discretion of the Board of Directors to declare a special distribution of the net proceeds from the disposition of the Corporation's properties where it is appropriate and desirable to do so.

At the Royalty Meeting, the Royalty Unitholders will therefore be asked to consider and, if thought appropriate, pass the Extraordinary Resolution set forth in Schedule "C-3". To be approved, the Extraordinary Resolution in Schedule "C-3" requires the affirmative vote of not less than 66 2/3% of the votes cast by Royalty Unitholders present in person or by proxy at the Royalty Meeting.

AMENDMENTS  TO  THE  ROYALTY   INDENTURE   REGARDING   DISTRIBUTIONS   UPON  A
LIQUIDATION, WINDING-UP OR DISSOLUTION OF THE CORPORATION

The Royalty Unitholders will be asked to consider and approve an extraordinary resolution amending the Royalty Indenture to make technical amendments clarifying amendments made at the Special Meeting of Royalty Unitholders held on April 26, 2005, regarding the distribution of assets of the Corporation in the event of a winding-up, liquidation or dissolution of the Corporation. The text of this Extraordinary Resolution is set forth in Schedule "C-4" to this Circular. To be approved, the Extraordinary Resolution in Schedule "C-4" requires the affirmative vote of not less than 66 2/3% of the votes cast by Royalty Unitholders present in person or by proxy at the Royalty Meeting.

The first of these amendments relates to subsection 3.12(b) of the Royalty Indenture and provides that to the extent that entities that are controlled by the Corporation are liquidated, dissolved or wound-up as contemplated in
Section 3.12(b), the assets of those entities that are Canadian resource properties shall become subject to the Royalty granted in the Royalty Indenture and otherwise subject to the Royalty Indenture. The purpose of this amendment is to make it clear that all such Canadian resource properties of the Corporation will come within the ambit of the Royalty Indenture and that the Royalty Unitholders will receive the benefit of them.

There are presently 124,085,961 Royalty Units issued and outstanding under the Royalty Indenture, 124,067,691 of which (or 99.99%) are owned by the Trust. Therefore, the Trust Unitholders will receive substantially all of the benefit of the income from those Canadian resource properties.

The second proposed amendment affects Section 3.12(c), which provides that all of the Canadian resource properties of the Corporation will be sold or otherwise liquidated in the course of the liquidation, dissolution or winding-up of the Corporation and that the proceeds thereof would be used to pay the indebtedness of the Corporation remaining after the application of the proceeds of the sale of all other property and assets of the Corporation to the payment of its indebtedness. Firstly, the amendment will provide that the Canadian resource properties acquired by the Corporation on a liquidation or winding-up of controlled entities as described above will be liquidated and that the proceeds will be applied to reduce indebtedness borrowed or incurred by the Corporation to acquire investments that are not Canadian resource properties; the remainder of those proceeds would be paid into the Reserve. Secondly, the amendment will provide that the proceeds of the sale or liquidation of the Corporation's other Canadian resource properties would be distributed as a distribution to the Royalty Unitholders. The purposes of this amendment are to maximize the portion of the proceeds of sale of the Corporation's Canadian resource properties that would accrue to the Royalty Unitholders on a liquidation of the Corporation and to preserve the Royalty's status as a Canadian resource property.

The third proposed  amendment to Section 3.12 of the Royalty  Indenture amends
Section 3.12(d) to provide that the holders of Common Shares and exchangeable shares of the Corporation will not be entitled to any of the proceeds of the sale of the Corporation's Canadian resource properties and associated tangibles. Again, the purpose is to maximize the portion of those proceeds available to the Royalty Unitholders.

The fourth and final proposed amendment affects Sections 3.12(d) and 3.12(e) and clarifies that holders exchangeable Shares share in any remaining proceeds of liquidation only to the extent that the class and series provisions applicable to the exchangeable Shares so provide.

AMENDMENTS TO THE ROYALTY INDENTURE REGARDING CERTAIN EXPENDITURES, THE RESERVE AND OTHER REVENUES

At the Special Meeting of Royalty Unitholders held on March 14, 2005, amendments to the Royalty Indenture were approved in relation to the treatment of income other than income derived from Canadian resource properties held directly or beneficially by the Corporation. Unitholders will be asked to consider an Extraordinary Resolution approving additional amendments to the Royalty Indenture clarifying the amendments approved in 2005. The text of this Extraordinary Resolution is set forth in Schedule "C-5" to this Circular. To be approved, the Extraordinary Resolution in Schedule "C-5" requires the affirmative vote of not less than 66 2/3% of the votes cast by Royalty Unitholders present in person or by proxy at the Royalty Meeting.

In the 2005 meeting, the Royalty Unitholders approved an Extraordinary Resolution to amend the definition of "Debt Service Charges". The purpose of this amendment was to clarify the ability of the Corporation to apply, in the calculation of the Royalty, interest and other income earned by the Corporation otherwise than from properties that are subject to the royalty against interest expenses incurred in respect of indebtedness borrowed for the purchase of such properties, and to apply royalty income against interest expenses for all indebtedness of the Corporation, regardless whether the indebtedness was borrowed to buy such properties. The implementation of the amendment was subject to the confirmatory advice of counsel. Counsel is of the view that the latter application of royalty income is not optimal having regard to the preservation of the status of the royalty as a Canadian resource property and that the relevant provision should therefore be removed from the definitions and that the issue is best addressed in other amendments described below.

The Corporation also wishes to match more precisely the categories of its income to the expenses to which that income is applied. In particular, the Corporation wishes to apply income from investments ("Other Investments") that are not Canadian resource properties and therefore not subject to the royalty provided for in the Royalty Indenture, to principal repayments and interest related to indebtedness incurred to acquire those Other Investments. Secondly, because those Other Investments are not themselves Canadian resource properties, the Corporation wishes to ensure that the income from Other Investments that is applied to pay expenses incurred in connection with the Corporation's gross revenue from its Canadian resource properties does not constitute more than 10% of the royalty income of the Corporation for the period. Thirdly, the Corporation proposes to amend Section 13.04, which relates to the use of the reserve after there are no Canadian resource properties that are any longer subject to the royalty, to make it clear that income from Other Investments that has been paid into the reserve is to be applied to any remaining indebtedness (and interest thereon) incurred or borrowed in respect of those Other Investments, and that the remainder if any will, along with any other amounts in the reserve, be paid to the grantor for distribution to the Royalty Unitholders. The purpose of these limitations is to ensure that the royalty constitutes a "Canadian resource property" as that term is defined the Tax Act, which provides that, among other things at least 90% of the royalty must be paid from income or the proceeds of disposition in respect of properties that are subject to the royalty.

To this end, the Extraordinary Resolution set forth in Schedule "C-5" contemplates the following amendments to the Royalty Indenture:

     (a) the addition of a definition of "Other Investments" to refer to the Other Investments described above;

     (b) the addition of a definition of "Investment Income", to refer to net income from those investments;

     (c)  the amendment of the definition of "Debt Service Charges" to exclude
          specifically  the  reference  to  indebtedness   related  to  "Other
          Investments";

     (d) the amendments of the definition of "Other Revenues" to mean 99% of all revenues accruing to the Corporation during a particular month so that it includes:

          (i) fees and similar payments made by third parties for the processing, transportation, gathering, storage or treatment of petroleum substances intangibles that are related to or associated with the properties;

          (ii)   proceeds   from  the   sale  of   interest   intangibles   or
                 miscellaneous interests that relate to or are associated with the properties;

          (iii)  insurance proceeds that relate to the properties;

          (iv) income investing from incentives, rebates and credits in respect of production costs relating to the properties, other than ARC;

          (v) royalty and similar income, if any, which is not included in the definition of "Properties";

          (vi) overhead recoveries received from third parties in respect of their working interest relating to the properties operated by the grantor;

          (vii)  trust distributions; and

          (viii) income  from  Other   Investments  that  is  not  applied  to
                 principal repayments and interest related to indebtedness incurred to acquire those Other Investments; and

     (e) the amendment of the definition of "Properties" by the addition of a reference to natural accumulations of petroleum or natural gas to conform the definition more closely with the relevant provisions of the Tax Act; and

     (f) the amendment of Section 13.04 to provide that income from Other Investments that has been paid into the reserve is to be applied to any remaining indebtedness incurred or borrowed in respect of those Other Investments, and that the remainder if any will, along with any other amounts in the reserve, be paid to the grantor for distribution to the Royalty Unitholders.

The Extraordinary Resolution set forth in Schedule "C-5" also provides for clarification as to how capital expenditures and the purchase of Canadian resource properties may be financed. Firstly, as to capital expenditures, it proposes amendments to the Royalty Indenture that make it clear that capital expenditures may be paid out of Royalty Income and the reserve as well as from borrowings, farmouts or the issuance of Royalty Units. Secondly, it proposes an amendment to the effect that acquisitions of Canadian resource properties may be financed in any manner that the Corporation in its discretion sees fit. These amendments will give the Corporation flexibility to finance these expenditures in the best and most efficient way available at the particular time. Conforming amendments to Sections 13.01 and 13.03 are also proposed to make them consistent in their references to the purposes for which the reserve can be used as those purposes are described in various provisions of the indenture, namely to pay, among other things, capital expenditures and royalty income.

The Extraordinary Resolution in Schedule "C-5" also proposes amendments to Sections 11.12 and 12.01 of the Royalty Indenture that give the Trustee and the Corporation the authority in their discretion to make such future amendments to the Royalty Indenture as they consider necessary or expedient to preserve the status of a royalty as a Canadian resource property, so that the Trustee and the Corporation will have the ability to make changes that they consider appropriate without requiring that a meeting of Unitholders be held, which involves considerable expense.

Finally, the Extraordinary Resolution in Schedule "C-5" proposes an amendment to the definition of "Operating Income" to clarify that Crown obligations
(which are Crown lessor royalties paid on the production of petroleum substances from the properties) are not operating costs, except to the extent the Corporation waives its right to reimbursement.

MISCELLANEOUS AMENDMENTS TO THE ROYALTY INDENTURE

The Royalty Unitholders will be asked to consider and approve an Extraordinary Resolution, the text of which is set forth in Schedule "C-6", to make miscellaneous amendments to the Royalty Indenture, as follows:

     (a) to delete the definition of "Acquisition Fee" and all other references to it, as the Management Agreement no longer provides for the payment thereof; and

     (b) to replace "Canada Customs and Revenue Agency" with "Canada Revenue Agency" in all instances, to reflect the change in the name of that agency.

To be approved, the Extraordinary Resolution in Schedule "C-6" requires the affirmative vote of not less than 66 2/3% of the votes cast by Royalty Unitholders present in person or by proxy at the Royalty Meeting.

AMENDMENTS TO THE UNANIMOUS SHAREHOLDER AGREEMENT AND THE ARTICLES OF THE CORPORATION TO INCREASE THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS OF THE CORPORATION

Royalty Unitholders will be asked to consider an extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation. The reasons for this amendment are set out in, and reference should be made to, "Part III - Matters to be Acted Upon at the Shareholder Meeting - Amendments to the Unanimous Shareholder Agreement and the Articles of the Corporation to Increase the Maximum Size of the Board of Directors of the Corporation".

At the Royalty Meeting, the Royalty Unitholders will therefore be asked to consider and, if thought appropriate, pass the extraordinary resolution contained in Schedule "C-7" to this Circular.

                       PART VI - ADDITIONAL INFORMATION

Additional information regarding the business of Pengrowth is contained in the Trust's Annual Information Form for the year ended December 31, 2005. Additional financial information is provided in the Trust's consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the financial year ended December 31, 2005. Copies of those documents and additional copies of this Information Circular - Proxy Statement may be obtained upon request from Investor Relations at 2900, 240 - 4th Avenue S.W., Calgary, AB T2P 4H4, (403) 233-0224 or 1-800-223-4122 and at Scotia Plaza, 40 King Street West, Suite 3006, Box 106, Toronto, Ontario, M5H 3Y2, (416) 362-1748 or 1-888-744-1111. In addition, copies of the documents incorporated herein by reference may be obtained by accessing the disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com.

                                  APPENDIX 1

                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following discussion is required by NI 58-101. Each of the requirements of NI 58-101 are set out below and Pengrowth's response follows immediately thereafter.

1.   BOARD OF DIRECTORS

     (a)   DISCLOSE THE IDENTITY OF DIRECTORS WHO ARE INDEPENDENT.

           The Board of Directors has determined that the following members are "independent" of the Trust and the Corporation, within the meaning of NI 58-101:

           o    Thomas A. Cumming              o    A. Terence Poole
           o    Michael S. Parrett             o    Kirby L. Hedrick
           o    John B. Zaozirny


     (b) DISCLOSE THE IDENTITY OF DIRECTORS WHO ARE NOT INDEPENDENT, AND DESCRIBE THE BASIS FOR THAT DETERMINATION.

           The Board of Directors has determined that the following members of the Board of Directors are not independent: Mr. James S. Kinnear, the Chairman, President and Chief Executive Officer of the Corporation as well as the President and Chief Executive Officer of the Manager and Mr. Stanley H. Wong, the Manager's additional appointee to the Board of Directors pursuant to the terms of the Unanimous Shareholder Agreement.

     (c) DISCLOSE WHETHER OR NOT A MAJORITY OF DIRECTORS ARE INDEPENDENT. IF A MAJORITY OF DIRECTORS ARE NOT INDEPENDENT, DESCRIBE WHAT THE BOARD OF DIRECTORS DOES TO FACILITATE ITS EXERCISE OF INDEPENDENT JUDGMENT IN CARRYING OUT ITS RESPONSIBILITIES

           The Board of Directors has determined that five of seven members of the Board of Directors are "independent" within the meaning of NI 58-101.

     (d) IF A DIRECTOR IS PRESENTLY A DIRECTOR OF ANY OTHER ISSUER THAT IS A REPORTING ISSUER (OR THE EQUIVALENT) IN A JURISDICTION OR A FOREIGN JURISDICTION, IDENTIFY BOTH THE DIRECTOR AND THE OTHER ISSUER.

           The members of the Board of Directors that  currently  serve on the
           board  of  any  other  issuer  that  is  a  reporting   issuer  (or
           equivalent) are set out below:

               DIRECTOR                             DIRECTORSHIPS
               --------                             -------------
               Thomas A. Cumming            Western Lakota Energy Services Inc.

               Kirby L. Hedrick             N/A

               James S. Kinnear             N/A

               Michael S. Parrett           Fording Canadian Coal Trust
                                            Gabriel Resources Ltd.

               A. Terence Poole             Methanex Corporation

               Stanley H. Wong              N/A

               John B. Zaozirny             Bankers Petroleum Ltd.
                                            Canaccord Capital Inc.
                                            Canadian Oil Sands Trust
                                            Candax Energy Inc.
                                            Computer Modeling Group
                                            Fording Canadian Coal Trust
                                            High Arctic Energy Services Trust
                                            IPSCO Inc.
                                            Petroworld Corp.
                                            Provident Energy Ltd.
                                            Terravest Income Fund

     (e) DISCLOSE WHETHER OR NOT THE INDEPENDENT DIRECTORS HOLD REGULARLY SCHEDULED MEETINGS AT WHICH MEMBERS OF MANAGEMENT ARE NOT IN ATTENDANCE. IF THE INDEPENDENT DIRECTORS HOLD SUCH MEETINGS, DISCLOSE THE NUMBER OF MEETINGS HELD SINCE THE BEGINNING OF THE ISSUER'S MOST RECENTLY COMPLETED FINANCIAL YEAR. IF THE INDEPENDENT DIRECTORS DO NOT HOLD SUCH MEETINGS, DESCRIBE WHAT THE BOARD DOES TO FACILITATE OPEN AND CANDID DISCUSSION AMONG ITS INDEPENDENT DIRECTORS.

           A meeting of the independent members of the Board of Directors is held in conjunction with every regular meeting of the Board of Directors.

           During the financial year ended December 31, 2005, there were 11 meetings of the independent members of the Board of Directors.

           The independent members of the Board of Directors are authorized to retain independent financial, legal and other experts as required whenever, in their opinion, matters come before the Board of Directors which require an independent analysis by the independent members of the Board of Directors.

     (f) DISCLOSE WHETHER OR NOT THE CHAIR OF THE BOARD IS INDEPENDENT. IF THE BOARD HAS A CHAIR OR LEAD DIRECTOR WHO IS INDEPENDENT, DISCLOSE THE IDENTITY OF THE INDEPENDENT CHAIR OR LEAD DIRECTOR, AND DESCRIBE HIS OR HER ROLE AND RESPONSIBILITIES. IF THE BOARD HAS NEITHER A CHAIR THAT IS INDEPENDENT NOR A LEAD DIRECTOR THAT IS INDEPENDENT, DESCRIBE WHAT THE BOARD DOES TO PROVIDE LEADERSHIP FOR ITS INDEPENDENT DIRECTORS.

           Mr. James S. Kinnear is the Chairman of the Board of Directors and is not independent as he is the President and Chief Executive Officer of the Corporation and the President and Chief Executive Officer of the Manager.

           In order to provide leadership for the independent members of the Board of Directors, the Board of Directors has appointed John B. Zaozirny as the Lead Director.

     (g) DISCLOSE THE ATTENDANCE RECORD OF EACH DIRECTOR FOR ALL BOARD MEETINGS HELD SINCE THE BEGINNING OF THE ISSUER'S MOST RECENTLY COMPLETED FINANCIAL YEAR.

           The following table discloses the attendance of the members of the Board of Directors at meetings of the Board of Directors and its committees:

                                                                                         SUBCOMMITTEE
                                                          CORPORATE                         OF THE
                           BOARD OF         AUDIT         GOVERNANCE     COMPENSATION    COMPENSATION      RESERVES
                          DIRECTORS       COMMITTEE       COMMITTEE       COMMITTEE       COMMITTEE       COMMITTEE
       DIRECTOR         (11 MEETINGS)    (6 MEETINGS)    (4 MEETINGS)    (2 MEETINGS)    (3 MEETINGS)    (1 MEETING)
       --------         -------------    ------------    ------------    ------------    ------------    -----------
Thomas A. Cumming           11/11            6/6             4/4             2/2             3/3             N/A

Kirby L. Hedrick(1)          8/8             2/2             N/A             N/A             1/3             N/A

James S. Kinnear            11/11            6/6             4/4             2/2             N/A             N/A

Michael S. Parrett          11/11            6/6             4/4             2/2             3/3             N/A

A. Terence Poole(2)          7/8             2/2             1/1             N/A             2/3             N/A

Stanley H. Wong             11/11            N/A             N/A             N/A             N/A             1/1

John B. Zaozirny            11/11            N/A             4/4             2/2             3/3             N/A

William R. Stedman(3)        7/11            5/6             N/A             1/2             N/A             1/1

 NOTES:
 (1) Three Board of Directors, four Audit Committee, three Corporate Governance Committee and one Reserves Committee meetings were held before the election of Mr. Hedrick as a member of the Board of Directors on April 26, 2005.
 (2) Three Board of Directors, four Audit Committee, three Corporate Governance Committee and one Reserves Committee meetings were held before the election of Mr. Poole as a member of the Board of Directors on April 26, 2005.
 (3) William R. Stedman resigned effective October 28, 2005.


2.   MANDATE OF THE BOARD OF DIRECTORS

     (a) DISCLOSE THE TEXT OF THE BOARD'S WRITTEN MANDATE. IF THE BOARD DOES NOT HAVE A WRITTEN MANDATE, DESCRIBE HOW THE BOARD DELINEATES ITS ROLE AND RESPONSIBILITIES.

           The Board of Directors is responsible for the stewardship and affairs of the Trust and the Corporation. The Board of Directors has established administrative procedures which prescribe the rules governing the approval of transactions carried out in the course of the Corporation's operations, the delegation of authority and the execution of documents on behalf of the Corporation. The Board of Directors reviews and approves various matters, including the appointment of corporate officers, as well as the annual capital and operating budgets and authorization of unbudgeted investments and divestitures above a specified dollar threshold. The Board of Directors' expectations of management of the Corporation are communicated directly to management and through committees of the Board of Directors.

           The responsibilities and obligations of the Board of Directors are set forth in a written mandate of the Board of Directors, a copy of which is attached hereto as Appendix "1-A". The Board of Directors annually reviews its mandate and considers changes as appropriate.

3.   POSITION DESCRIPTIONS

     (a) DISCLOSE WHETHER OR NOT THE BOARD HAS DEVELOPED WRITTEN POSITION DESCRIPTIONS FOR THE CHAIR AND THE CHAIR OF EACH BOARD COMMITTEE. IF THE BOARD HAS NOT DEVELOPED WRITTEN POSITION DESCRIPTIONS FOR
           THE CHAIR AND/OR THE CHAIR OF EACH BOARD COMMITTEE, BRIEFLY DESCRIBE HOW THE BOARD DELINEATES THE ROLE AND RESPONSIBILITIES OF EACH SUCH POSITION.

           The Board has developed but has not yet approved written position descriptions for the chairman of the Board and the chair of each of the Audit Committee, the Corporate Governance Committee, the Compensation Committee and the Reserves Committee. The primary role of the chair of each such committee is managing the affairs of the committee, including ensuring the committee is organized properly, functions effectively and meets its obligations and responsibilities.

           The chair of the Audit Committee also maintains on-going communications with the Trust's external auditors in order to lead the Audit Committee in performing its oversight and other audit-related functions. For further information regarding the Corporation's Audit Committee, including the relevant education and experience of the Audit Committee members, see page 60 of the Trust's Annual Information Form for the financial year ended December 31, 2005.

     (b) DISCLOSE WHETHER OR NOT THE BOARD AND CEO HAVE DEVELOPED A WRITTEN POSITION DESCRIPTION FOR THE CEO. IF THE BOARD AND CEO HAVE NOT DEVELOPED SUCH A POSITION DESCRIPTION, BRIEFLY DESCRIBE HOW THE BOARD DELINEATES THE ROLE AND RESPONSIBILITIES OF THE CEO.

           The Board of Directors has developed but has not yet approved a written position description for the Chief Executive Officer of the Corporation.

4.   ORIENTATION AND CONTINUING EDUCATION

     (a) BRIEFLY DESCRIBE WHAT MEASURES THE BOARD TAKES TO ORIENT NEW DIRECTORS REGARDING (I) THE ROLE OF THE BOARD, ITS COMMITTEES AND ITS DIRECTORS, AND (II) THE NATURE AND OPERATION OF THE ISSUER'S BUSINESS.

           The Corporate Governance Committee is responsible for procedures relating to the orientation and education of new members of the Board of Directors and for the continued development of existing directors. Materials have been prepared for review by new members of the Board of Directors in respect of the structure, business and results of the Trust, the Corporation and its subsidiaries. New members of the Board of Directors are also provided with the opportunity to have meetings and discussions with senior management and other members of the Board of Directors. The details of the orientation of each new member are tailored to that member's individual needs, requests and areas of interest.

     (b) BRIEFLY DESCRIBE WHAT MEASURES, IF ANY, THE BOARD TAKES TO PROVIDE CONTINUING EDUCATION FOR ITS DIRECTORS. IF THE BOARD DOES NOT PROVIDE CONTINUING EDUCATION, DESCRIBE HOW THE BOARD ENSURES THAT ITS DIRECTORS MAINTAIN THE SKILL AND KNOWLEDGE NECESSARY TO MEET THEIR OBLIGATIONS AS DIRECTORS

           The Corporation undertakes ongoing education efforts that include meetings with management of the Corporation and regular industry updates with the Board of Directors to discuss developments in the industry and market conditions. Continuing education opportunities are directed at enabling individual members of the Board of Directors to maintain or enhance their skills and abilities, as well as ensuring that their knowledge and understanding of the Trust's and the Corporation's affairs remains current.

5.   ETHICAL BUSINESS CONDUCT

     (a) DISCLOSE WHETHER OR NOT THE BOARD HAS ADOPTED A WRITTEN CODE FOR THE DIRECTORS, OFFICERS AND EMPLOYEES. IF THE BOARD HAS ADOPTED A WRITTEN CODE: (I) DISCLOSE HOW A PERSON OR COMPANY MAY OBTAIN A COPY OF THE CODE; (II) DESCRIBE HOW THE BOARD MONITORS COMPLIANCE WITH ITS CODE, OR IF THE BOARD DOES NOT MONITOR COMPLIANCE, EXPLAIN WHETHER AND HOW THE BOARD SATISFIES ITSELF REGARDING COMPLIANCE WITH ITS CODE; AND (III) PROVIDE A CROSS-REFERENCE TO ANY MATERIAL CHANGE REPORT FILED SINCE THE BEGINNING OF THE ISSUER'S MOST RECENTLY COMPLETED FINANCIAL YEAR THAT PERTAINS TO ANY CONDUCT OF A DIRECTOR OR EXECUTIVE OFFICER THAT CONSTITUTES A DEPARTURE FROM THE CODE.

           The Board of Directors has adopted a Code of Business Conduct for the Trust and the Corporation (the "Code"). The Code has been filed on, and is accessible through, SEDAR at WWW.SEDAR.COM. A copy of the Code may be obtained, upon request, from the Corporation at 2900, 240 - 4th Avenue S.W., Calgary, AB T2P 4H4.

           The Board of Directors expects directors, officers and employees to act ethically at all times and to acknowledge their adherence to the policies comprising the Code. Any material issues regarding compliance with the Code are brought forward by management at either the Board or appropriate committee meetings, or are referred to the senior executive officers of the Corporation, as may be appropriate in the circumstances. The Board of Directors and/or appropriate committee or senior executive officers determine what remedial steps, if any, are required. Any waivers from the Code that are granted for the benefit of a director, officer or employee may be granted only by the Board of Directors. The Board of Directors has not granted any such waivers since the beginning of the financial year ended December 31, 2005.

     (b) DESCRIBE ANY STEPS THE BOARD TAKES TO ENSURE DIRECTORS EXERCISE INDEPENDENT JUDGMENT IN CONSIDERING TRANSACTIONS AND AGREEMENTS IN RESPECT OF WHICH A DIRECTOR OR EXECUTIVE OFFICER HAS A MATERIAL INTEREST.

           Each member of the Board of Directors must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must excuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest.

     (c) DESCRIBE ANY OTHER STEPS THE BOARD TAKES TO ENCOURAGE AND PROMOTE A CULTURE OF ETHICAL BUSINESS CONDUCT.

           Pengrowth's Board of Directors adopted a new Code of Business Conduct and Ethics ("Code") on November 3, 2005. The new Code does not detract from any of the requirements of the prior code and is more encompassing than the old code. In addition, the Board of Directors determined to request that all employees accept the new Code in writing.

6.   NOMINATION OF DIRECTORS

     (a) DESCRIBE THE PROCESS BY WHICH THE BOARD IDENTIFIES NEW CANDIDATES FOR BOARD NOMINATION.

           The  Corporate   Governance  Committee  serves  as  the  nominating
           committee of the Board of Directors. The Corporate Governance Committee identifies potential candidates and reviews the qualifications of potential candidates for the Board of Directors. In particular, the Corporate Governance Committee assesses, among other factors, industry experience, functional expertise, financial literacy and expertise, board experience and diversity of background, and considers potential conflicts arising in connection with potential candidates for the Board of Directors. Upon such review, and after conducting appropriate due diligence, the Corporate Governance Committee makes recommendations on candidates to the Board of Directors.

     (b) DISCLOSE WHETHER OR NOT THE BOARD HAS A NOMINATING COMMITTEE COMPOSED ENTIRELY OF INDEPENDENT DIRECTORS. IF THE BOARD DOES NOT HAVE A NOMINATING COMMITTEE COMPOSED ENTIRELY OF INDEPENDENT DIRECTORS, DESCRIBE WHAT STEPS THE BOARD TAKES TO ENCOURAGE AN OBJECTIVE NOMINATION PROCESS.

           The Corporate Governance Committee of the Board of Directors serves as the nominating committee of the Board of Directors and is composed of three independent directors.

     (c)   IF  THE   BOARD   HAS  A   NOMINATING   COMMITTEE,   DESCRIBE   THE
           RESPONSIBILITIES, POWERS AND OPERATION OF THE NOMINATING COMMITTEE.

           The Corporate Governance Committee has been established to assist the Board of Directors in reviewing and making recommendations to the Board of Directors in respect of, among other things, the nomination of candidates for election to the Board of Directors.

           For further information concerning the responsibilities, powers and operations of the Corporate Governance Committee, see the text of the mandate of the Corporate Governance Committee attached as Appendix "1-B" to this Circular.

7.   COMPENSATION

     (a) DESCRIBE THE PROCESS BY WHICH THE BOARD DETERMINES THE COMPENSATION FOR THE ISSUER'S DIRECTORS AND OFFICERS.

           The Board of Directors has established the Corporate Governance Committee and delegated to it the responsibility of annually reviewing and approving the compensation paid by the Corporation to the directors of the Corporation. The Board of Directors has established the Compensation Committee and delegated to it the responsibility of annually reviewing and approving the compensation paid by the Corporation to the officers and employees of the Corporation. The Corporate Governance Committee's review of compensation to directors, and the Compensation Committee's review of compensation to officers and employees include a consideration of all forms of compensation paid, both with regards to the expertise and experience of each individual and in relation to industry peers.

     (b) DISCLOSE WHETHER OR NOT THE BOARD HAS A COMPENSATION COMMITTEE COMPOSED ENTIRELY OF INDEPENDENT DIRECTORS. IF THE BOARD DOES NOT HAVE A COMPENSATION COMMITTEE COMPOSED ENTIRELY OF INDEPENDENT DIRECTORS, DESCRIBE WHAT STEPS THE BOARD TAKES TO ENSURE AN OBJECTIVE PROCESS FOR DETERMINING SUCH COMPENSATION.

           The Compensation Committee is composed of three independent members of the Board of Directors.

     (c)   IF  THE  BOARD  HAS  A   COMPENSATION   COMMITTEE,   DESCRIBE   THE
           RESPONSIBILITIES,   POWERS  AND   OPERATION  OF  THE   COMPENSATION
           COMMITTEE.

           For further information concerning the responsibilities, powers and operations of the Compensation Committee, see the text of the mandate of the Compensation Committee attached as Appendix "1-C" to this Circular.

     (d) IF A COMPENSATION CONSULTANT OR ADVISOR HAS, AT ANY TIME SINCE THE BEGINNING OF THE ISSUER'S MOST RECENTLY COMPLETED FINANCIAL YEAR, BEEN RETAINED TO ASSIST IN DETERMINING COMPENSATION FOR ANY OF THE ISSUER'S DIRECTORS AND OFFICERS, DISCLOSE THE IDENTITY OF THE CONSULTANT OR ADVISOR AND BRIEFLY SUMMARIZE THE MANDATE FOR WHICH THEY HAVE BEEN RETAINED. IF THE CONSULTANT OR ADVISOR HAS BEEN RETAINED TO PERFORM ANY OTHER WORK FOR THE ISSUER, STATE THAT FACT AND BRIEFLY DESCRIBE THE NATURE OF THE WORK.

           The Compensation Committee has retained Towers Perrin to attend committee meetings and provide independent advice, compensation analysis and other information for compensation recommendations. The analysis and advice from Towers Perrin include, but is not limited to, executive compensation policy (such as the choice of comparator groups and compensation philosophy), design of incentive plans, position evaluation services and surveys of market data.

8.   OTHER BOARD COMMITTEES

     If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

     In addition to the Audit Committee, the Corporate Governance Committee and the Compensation Committee, the Board of Directors has established the Reserves Committee, which is responsible for assisting the Board of Directors in respect of its annual independent and/or internal review of the Corporation's petroleum and natural gas reserves.

9.   ASSESSMENTS

     Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.

     The Corporate Governance Committee is responsible for making regular assessments of the overall performance, effectiveness and contribution of the Board of Directors, the chairman of the Board of Directors, each committee of the Board of Directors, each committee chair and each director, and reporting on such assessments to the Board of Directors. The objective of the assessments is to ensure the continued effectiveness of the Board of Directors in the execution of its responsibilities and to contribute to a process of continuing improvement. In addition to any other matters the Corporate Governance Committee deems relevant, the assessments will consider in the case of the board or a committee, the applicable mandate or charter, and in the case of individual directors, the applicable position descriptions, as well as the competencies and skills each individual director is expected to bring to the Board of Directors.

     The Corporate Governance Committee has developed an annual effectiveness survey, which includes and evaluation of board responsibility, board operations and board effectiveness. The survey is completed by each director and submitted anonymously. The results are reviewed by the Chairman and Lead Director.

                                APPENDIX "1-A"

                          BOARD OF DIRECTORS' MANDATE

                          CORPORATE GOVERNANCE POLICY

                             PENGROWTH CORPORATION
                            PENGROWTH ENERGY TRUST
                          (collectively "Pengrowth")

                              BOARD OF DIRECTORS
                          CORPORATE GOVERNANCE POLICY


In accordance with the recommendation of the Corporate Governance Committee (the "Committee") the Board of Directors (the "Board") of Pengrowth Corporation (the "Corporation") wishes to formalize the guidelines pursuant to which the Board fulfills its obligations to the Corporation and ensures that the Corporation performs its duties as administrator of Pengrowth Energy Trust ("Energy Trust"). The Board acknowledges the formal guidelines on "Corporate Governance in Canada" issued by the Toronto Stock Exchange and the overriding objective of promoting appropriate behaviour with respect to all aspects of Pengrowth's business. In consultation with the Committee, the Board will continuously review and modify its terms of reference with regard to the applicable business environment, industry standards on matters of corporate governance, additional standards which the Board believes may be applicable to Pengrowth's business, the location of Pengrowth's business and its Unitholders and the application of laws and policies.

The Board of Directors will fulfill its duties in cooperation with the Manager which acts as Manager both to the Corporation and to Energy Trust. The Board of Directors also acknowledges the elements which distinguish Pengrowth from corporate structures and the shared responsibility and cooperation between the Corporation and the Manager in respect of Energy Trust. Although overall responsibilities are shared between the Corporation and the Manager, in practice, the Manager defers to the Board on all matters material to the Corporation and to Energy Trust. The guidelines are intended to be flexible and are intended to provide direction to the Board in conjunction with its legal obligations and mandate from the Unitholders to oversee and direct the affairs of the Corporation.

BOARD RESPONSIBILITIES

As mandated by the Toronto Stock Exchange ("TSE") guidelines and the provisions of National Policy 58-201 with respect to Corporate Governance Guidelines that came into force on June 30th, 2005, the Board should explicitly assume responsibility for the stewardship of the Corporation (in cooperation with the Manager) and specifically should be responsible for the following:

1. to the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer ("CEO") and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization;

2. in consultation with the Manager, adoption of a strategic planning process for both the Corporation and Energy Trust and approving, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of that business and monitoring performance against those plans. (The Board will seek recommendations from the Manager and will direct the Manager with respect to the execution of strategic plans adopted by the Board.);

3. the identification of the principal risks of the Corporation's business and Energy Trust's business and ensuring the implementation of appropriate risk management systems. Adopt policies and processes to identify business risks to address what risks are acceptable to the Corporation and Energy Trust and to ensure that systems and actions are put in place to manage them;

4. succession planning, including making recommendations to the Unitholders of Energy Trust on the appointment of the Manager and any amendments to the Management Contract. Monitoring the Manager and, in conjunction with the Manager, senior management;

5    approve  the  Corporation's   communication  policy  and  other  relevant
     policies, including insider trading, environmental, health and safety matters;

6 require the Manager to ensure the integrity of the internal control and management information systems;

7 approve annual capital and operating plans recommended by the Manager and monitoring performance against those plans (the Audit Committee will review and recommend these plans to the Board of Directors); and

8.   developing an approach to corporate  governance,  including  developing a
     set  of  corporate   governance   principles  and  guidelines   that  are
     specifically applicable to the issuer.

9. developing measures for receiving feedback from unitholders and other stakeholders on the business of Pengrowth and other matters whether through Investor Relations, the CEO or other mechanics independent of management; and

10. developing guidelines with respect to expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials, either directly or through recommendations from the Corporate Governance Committee.

COMPOSITION OF THE BOARD

1.   Criteria for the Board of Directors

     The majority of the Board shall be "unrelated" (independent of management and free from conflicting interest) to the Corporation and Energy Trust. The Manager is presently entitled to appoint two members to the Board and the unitholders of Energy Trust are entitled to appoint the remaining directors, who must be a majority of at least three additional directors. The Board is responsible for making the determination of whether a director is unrelated. It will be the responsibility of the Committee to implement a process for assessing the effectiveness of the Board, its committees and each individual Board member and shall review with the Board, on an annual basis, the results of their assessment.

2.   Size of the Board

     The size of the Board shall enable its members to effectively and responsibly discharge their responsibilities to the Corporation and to the Unitholders of the Corporation and Energy Trust. The demands upon the Board will likely evolve with the future growth and development of Pengrowth. The size of the Board should be considered over time and within the context of the development of the business of Pengrowth, the formation of committees, the workload and responsibilities of the Board and the required expertise and experience of members of the Board.

BOARD COMMITTEES


o    The Board shall, at this time, have the following standing committees:

     1.    Audit Committee;
     2.    Corporate Governance Committee;
     3.    Compensation Committee; and
     4.    Reserves Committee.

o The responsibilities of the foregoing committees shall be as set forth in the mandates for these committees as prescribed from time to time by the Board.

o The Board Committees shall be comprised of a sufficient number of "independent" directors so as to comply with applicable laws.

o Appointment of members to standing committees shall be the responsibility of the Board, having received the recommendation of the Committee, based upon consultations with the members of the Board and the Manager. In this regard, consideration should be given to rotating committee members from time to time and to the special skills of particular directors. Committee chairs will be selected by the Committee's members in each case. The Committee chairs will be responsible for determining the agenda of meetings of their respective committees and determining the frequency and length of meetings, provided that the Committee must meet at least semi-annually (with recommended meetings three to four times per year).

o The Board shall regularly assess the effectiveness of each of the standing committees. An assessment should consider, among other things, the mandate of each standing committee and the contribution of each member thereof.

o The Board may constitute additional standing committees or special committees with special mandates as may be required or appropriate from time to time. In appropriate circumstances, the committees of the Board shall be authorized to engage independent advisors as may be necessary in the circumstances.

o In discharging his or her obligations, an individual director may engage outside advisors, at the expense of the Corporation, in appropriate circumstances and subject to the approval of the Committee.

SELECTION OF NEW DIRECTORS & CHAIRMAN OF THE BOARD

o The Board will ultimately be responsible for nominating and appointing new directors and for the selection of its chairman. However, initial responsibility for identifying and nominating Board members shall reside with the Corporate Governance Committee.

o The process of identifying and recommending new directors shall be the responsibility of the Committee, following consultation with members of the Board at large.

o Invitations to join the Board should be extended by the "Lead Director" or by its Chairman as appropriate.

o New members of the Board shall be provided with an orientation and education program as to the nature of the business of Pengrowth current issues, strategies and responsibilities of directors.

BOARD EXPECTATIONS OF SENIOR MANAGEMENT AND ACCESS TO SENIOR MANAGEMENT

o The Manager is responsible for the day to day operation of the Corporation.

o The Board shall determine the specific or general terms and levels of authority for the Manager subject to the terms of the Management Agreement and shall review and recommend to the Unitholders any changes to the terms of the Management Agreement from time to time in the best interests of the Unitholders.

o The Manager is encouraged, upon invitation of the Board only, to bring appropriate management members to Board meetings in order to expose directors to key members of the management team; to provide reports in their specific areas of expertise and provide additional insight into matters being considered by the Board. However, the Board will ordinarily conduct business with only members of the Board present, with the addition of the Corporate Secretary and Assistant Corporate Secretary to ensure that the Board is acting independently of management. Outside Directors should also meet at every meeting, without representatives of the Manager and management present, under the chairmanship of the Lead Director to fully  discuss any  procedural  or  substantive  issues  which they wish.
     Results of these meetings should be communicated to the CEO as appropriate. The Board will typically schedule a portion of each meeting as a meeting solely of the independent directors under the direction and chairmanship of the Lead Director.

MEETING PROCEDURES

o The Board should be supported in its work by a Corporate Secretary who has a position description approved by the Board. The Corporate Secretary in his/her capacity as Corporate Secretary should report to the Chief Executive Officer and Chairman of the Board.

o The members of the Board, the Corporate Secretary and a secretary to the meeting should be invited to any regularly constituted meeting of the Board. Officers or other persons shall attend by invitation only and for those elements of the meetings where their input is sought by the Directors.

                                APPENDIX "1-B"

                    CORPORATE GOVERNANCE COMMITTEE MANDATE


                              TERMS OF REFERENCE
                        CORPORATE GOVERNANCE COMMITTEE

                             PENGROWTH CORPORATION
                            PENGROWTH ENERGY TRUST
                          (COLLECTIVELY "PENGROWTH")

The Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Pengrowth Corporation (the "Corporation") acknowledges the formal guidelines relating to corporate governance in Canada as provided for by National Instrument 58-101 DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES and National Policy 58-201 CORPORATE GOVERNANCE GUIDELINES, both of the Canadian Securities Administrators and the overriding objective of promoting appropriate behaviour with respect to all aspects of Pengrowth's business. The primary function of the Committee is to assist the Board in carrying out its responsibilities by reviewing corporate governance and nomination issues and making recommendations to the Board as appropriate. The Committee will continuously review and modify its terms of reference with regard to applicable business environment, industry standards on matters of corporate governance, additional standards which the Board believes may be applicable to Pengrowth's business, the location of Pengrowth's business and its unitholders and the application of laws and policies.

I.   ORGANIZATION OF THE CORPORATE GOVERNANCE COMMITTEE

     The Board has constituted and established the Committee to be composed of not less than three and not more than six directors, one of whom shall serve as Chair of the Committee, as determined by the Board from time to time. Each member of the Committee shall be "independent" of the Corporation as that term is defined in Multilateral Instrument 52-110 AUDIT COMMITTEES. An "independent" director is a director who has no direct or indirect material relationship with the Corporation, which, in the view of the Board of Directors, could reasonably interfere with the exercise of a member's independent judgment. Each member of the Committee shall be elected annually to one year terms by a majority vote of the Board. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following occurrence of the vacancy. The members of the Committee may be removed by a majority vote of the related directors of the Board then in office. The Committee may form and delegate authority to subcommittees as appropriate and in accordance with applicable laws, regulations and listing requirements.

II.  PURPOSE OF THE CORPORATE GOVERNANCE COMMITTEE

     The purpose of the Committee is (a) to review and report to the Board on matters of corporate governance and Board composition and (b) to provide oversight review of the Corporation's systems for achieving compliance with legal and regulatory requirements. The Committee's oversight role regarding compliance systems shall not include responsibility for the Corporation's actual compliance with applicable laws and regulations.

III. DUTIES AND RESPONSIBILITIES OF THE CORPORATE GOVERNANCE COMMITTEE

     The Committee shall have the following duties and responsibilities:

     A.   GOVERNANCE

          1.   To  bring  to  the  attention  of  the  Board  such   corporate
               governance  issues  necessary  for  the  proper  governance  of
               Pengrowth and to develop the approach of the Corporation in matters of corporate governance, including the written statement of corporate governance principles applicable to the Corporation, as set forth in the Corporation's annual management proxy circular and to make recommendations to the Board with respect to all such matters.

          2. To assess and report to the Board in respect of matters relating to the ongoing composition of the Board, including:

               (a)   to consider the appropriate size of the Board;

               (b) to recommend to the Board criteria for the composition of the Board and the selection of directors;

               (c) to identify, either directly or with the assistance of a search firm, candidates for membership on the Board and review their qualifications;

               (d) to review succession planning issues with respect to the members of the Board and, upon the retirement of the Chair, make a recommendation to the Board with respect to the appointment of a new Chair;

               (e) to monitor the individual performance of members of the Board; and

               (f)   to recommend to the Board  candidates  to fill  vacancies
                     occurring   between  annual  meetings  and  to  recommend
                     nominees for election at annual  meetings.

          3. To oversee the evaluation of, and report to the Board on, the performance of the Board as a whole, its committees and, in conjunction with the Compensation Committee, the management of the Corporation.

          4. To consider the mandates of the committees of the Board, selection and rotation of Committee members and the Chair, and make recommendations to the Board in connection with the same.

          5. To consider the adequacy and the nature of the compensation to be paid to the members of the Board, whether it reflects the risks and responsibilities of an effective director and make recommendations to the Board in connection with the same.

          6. To assess and report to the Board with respect to the new directors familiarization program of the Corporation.

          7.   Monitoring    the    appropriate    sharing   of   duties   and
               responsibilities between the Manager and the Corporation.

          8. In conjunction with the Manager, within the context of an overall corporate budget approved by the Board of Directors, recommend to the Board the appointment of officers on behalf of the Corporation and other key employees.

          9. In consultation with the Manager, develop a succession plan for senior management of the Corporation.

          10. Establish structures and procedures to permit the Board to function independently of the management and the Manager, relying in part upon a Lead Director to be appointed by the Board at an additional remuneration approved by the Board to perform those duties set out in Schedule A.

          11.  Develop a position description for the Chairman of the Board.

     B.   COMPLIANCE

          1.   To  review  the   policies,   programs  and  practices  of  the
               Corporation and monitor the adequacy of compliance systems in the following areas:

               (a)   environmental law;

               (b)   health and safety law;

               (c) corporate and securities law (including insider trading and self dealing);

               (d)   anti-trust and competition law;

               (e)   regulation of employment practices;

               (f)   code of business conduct and ethics;

               (g)   corporate policy on conflicts of interest;

               (h) corporate policy with respect to communications and disclosure;

               (i) such other areas of regulatory law and corporate policy statements as the Committee considers appropriate from time to time.

          2. To report and make recommendations to the Board on such areas of regulatory and corporate compliance as are considered appropriate from time to time.

IV.  MEETINGS AND REPORTS OF THE CORPORATE GOVERNANCE COMMITTEE

     The Committee will meet as often as necessary to carry out its responsibilities. Notice of time and place of every meeting shall be given in writing to each member of the Committee, unless waived by all members entitled to attend, at least two (2) clear business days prior to the time fixed for such meeting. Attendance of a member of the Committee at a meeting shall constitute waiver of notice of the meeting except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called. A quorum for meetings shall be not less than a majority of its members present in person or by telephone. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board approved by the Committee. The Corporate Secretary of the Corporation or an alternative secretary designated by the Committee shall act as Secretary of the Committee. If the Chairman of the Committee is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen to preside by a majority of the members of the Committee present at such meeting. The President of the Corporation shall ordinarily be invited to attend meetings or those portions thereof which do not have to be addressed separately by the independent directors. The Committee may, by specific invitation, have other resource persons in attendance.

V.   OUTSIDE ADVISORS

     The Committee is given sole authority to engage and compensate any outside advisor that it determined to be necessary to permit it to carry out its duties. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates. The Committee also has sole authority to negotiate contracts with the search firm and to establish the fees payable to the search firm.

                                APPENDIX "1-C"

                        COMPENSATION COMMITTEE MANDATE

                              TERMS OF REFERENCE
                            COMPENSATION COMMITTEE

                             PENGROWTH CORPORATION
                            PENGROWTH ENERGY TRUST
                          (collectively "Pengrowth")


OBJECTIVES

The Compensation Committee (the "Committee") of the Board of Directors acknowledges the formal guidelines on "Corporate Governance in Canada" issued by the Toronto Stock Exchange, the guidelines of the New York Stock Exchange and other regulatory provisions as they pertain to compensation matters. The objective of the Committee is to enable the Corporation to recruit, retain and motivate employees and ensure conformity between compensation and other corporate objectives. The Committee will assist the Board in fulfilling its oversight responsibilities with respect to executive management compensation, human resources policies and compensation of the Manager and will make recommendations to the Board as appropriate. The Committee will continuously review and modify its terms of reference with regard to the applicable business environment, industry standards, matters of Corporate Governance, additional standards which the Committee believes may be applicable to Pengrowth's business, the location of Pengrowth's business and its Unitholders and the application of laws and policies.

CONSTITUTION

     o The Committee shall consist of not less than three or more than six Directors, a majority of who shall be "independent" of the Corporation as that term is defined in Multilateral Instrument 52-110 AUDIT COMMITTEES. An "independent director" is a Director who has no direct or indirect material relationship with Pengrowth , which, in the view of the Board of Directors, could reasonably interfere with the exercise of a member's independent judgment.

     o The members of the Committee shall be appointed or re-appointed at the organizational meeting of the Board immediately following each Annual Meeting of the shareholders of Pengrowth Corporation (the "Corporation") and shall continue as members of the Committee until their successors are appointed or they cease to be directors of the Corporation. Where a vacancy occurs at any time in the membership of the Committee, the Board may fill it.

     o The members of the Committee shall appoint a Chairman from amongst their number. The Corporate Secretary of the Corporation, or an alternative secretary designated by the Committee, shall act as Secretary of the Committee. If the Chairman of the Committee is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen to preside by a majority of the members of the Committee present at such meeting.


     MEETINGS AND MINUTES

     o The time and place of meetings of the Committee and the procedures at such meetings shall be determined from time to time by the members, provided that:

          (a) a quorum for meetings shall not be less than a majority of its members present in person or by telephone;

          (b) the Committee shall meet as often as necessary, likely at least on a quarterly basis. Matters to be considered at the meetings will include:

               - matters related to compensation in the annual budget excluding the compensation of directors which is a matter within the scope of authority of the Corporate Governance Committee.

               -     matters   related  to  annual  bonus  and  advance  bonus
                     payments.

               -     matters relating to incentive payments and programs.

               -     compensation issues in the annual report

               - compensation disclosure in the information circular and proxy statement

               -     Matters pertaining to the Manager including:

               -     review of KPMG reports on Manager's compensation

               -     consideration of "Assumed Expenses"

               -     consideration   of  extension  or   termination   of  the
                     Management Agreement

          (c) notice of time and place of every meeting shall be given in writing to each member of the Committee, unless waived by all members entitled to attend, at least two (2) clear business days prior to the time fixed for such meeting. Attendance of a member of the Committee at a meeting shall constitute waiver of notice of the meeting except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called;

          (d) A meeting may be called by the Chairman of the Committee, the Chief Executive Officer or any member of the Committee;

          (e) The President of Pengrowth Corporation would ordinarily be invited to attend meetings or those portions thereof which do not have to be addressed separately by the independent directors. The Committee may, by specific invitation, have other resource persons in attendance; and

          (f) The Chairman of the Committee shall provide updates to the Board, as appropriate, as to the matters considered by the Committee at the next Board meeting following a Committee meeting.

          SCOPE, DUTIES AND RESPONSIBILITIES

     o The Committee's responsibilities shall include the following (provided that some of the following functions, such as the function of determining compensation, might be assumed from time to time by other committees of the Board as Board priorities and resources permit):

          (a)  act in an advisory capacity to the Board;

          (b) in consultation with Pengrowth Management Limited (the "Manager"), set general compensation guidelines for employees of Pengrowth Corporation and recommend for approval by the Board specific compensation guidelines for senior employees, officers and consultants of Pengrowth Corporation in the form of stock options, cash compensation and bonuses to be paid within the context of an overall corporate budget approved by the Board of Directors. Consideration will be given to:

               (i)   amendment  of the  Option  Plan,  the Trust  Unit  Rights
                     Incentive Plan; the Long Term Incentive Plan and The Trust Unit Awards Plan

               (ii) implementation of or changes to compensation and benefits policies; and

               (iii) number and level of total incentive awards.

               As the Manager is accountable  for  performance,  retaining and
               compensating   appropriate   personnel   will  also  be  a  key
               responsibility of the Manager.

          (c)  Review Pengrowth Corporation's key Human Resources policies.

          (d) Review and recommend to the Board any significant changes to the overall compensation program and Pengrowth Corporation's objectives related to executive compensation.

          (e)  Review  and  approve a report  on  executive  compensation  for
               inclusion  in  Pengrowth   Corporation's  proxy  statement  and
               information circular.

          (f)  With regard to the Manager:

               (i) consideration of matters related to the performance and compensation of the Manager, including receiving reports from the auditors with respect to Management compensation;

               (ii) discussions with the Manager with respect to the strategy and objectives for Pengrowth Corporation and Pengrowth Trust, the performance of the Manager in accordance with the Management Agreement and matters in relation to the extension or termination of the Management Agreement; and

               (iii) review and  recommendation  to the Board for  approval of
                     "Assumed Expenses" under the Management Agreement.

          (g) Review annually and report to the Board on the adequacy of the Committee's terms of reference.

          (h) Perform any other activities consistent with this Mandate, the Corporation's By-Laws and applicable law as the Committee or the Board deems necessary or appropriate.

     o    The Committee shall make regular reports to the Directors.

     o The Committee shall have the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.

THE DUTIES AND RESPONSIBILITIES OF A MEMBER OF THE COMMITTEE ARE IN ADDITION TO THOSE DUTIES SET OUT FOR A MEMBER OF THE BOARD OF DIRECTORS.

                                 APPENDIX "2"

                     FAIRNESS OPINION OF BMO NESBITT BURNS


[GRAPHIC OMITTED]
[LOGO -- BMO Nesbitt Burns]                     INVESTMENT & CORPORATE BANKING
                                                2200, 333 - 7th Avenue S.W.
                                                Calgary, AB T2P 2Z1

                                                Tel.: (403) 515-1500
                                                Fax:  (403) 515-1535



May 16, 2006


Special Committee of the Board of Directors of Pengrowth Corporation c/o Pengrowth Corporation
2900, 240 - 4 Avenue SW
Calgary, Alberta
T2P 4H4

To the Members of the Special Committee:

     BMO Nesbitt Burns Inc. ("BMO Nesbitt Burns") understands that the Special Committee of the Board of Directors of Pengrowth Corporation (the "Corporation") has unanimously recommended to the Board of Directors of the Corporation that the Class A trust units and the Class B trust units of Pengrowth Energy Trust (the "Trust") be consolidated as follows:

     o   effective as of 5:00 p.m. (Calgary time) on June 27, 2006:

         the restriction on the Class B trust units that provides that the Class B trust units may only be held by residents of Canada will be eliminated; and

     o   effective as of 5:00 p.m. (Calgary time) on July 27, 2006:

         the Class A trust units will be de-listed from the Toronto Stock Exchange (the "TSX") (effective as of the close of markets);

         the Class B trust units will be renamed as "Trust Units" (for further clarity, defined herein as "Consolidated Trust Units") and the trading symbol of the Consolidated Trust Units will be changed from "PGF.B" to "PGF.UN" (subject to the approval of the TSX);

         all of the  issued  and  outstanding  Class  A  trust  units  will be converted into Consolidated Trust Units on the basis of one Consolidated Trust Unit for each whole Class A trust unit previously held (with the exception of Class A trust units held by residents of Canada who have provided a residency declaration to Computershare Trust Company of Canada); and

         the Consolidated Trust Units will be substitutionally listed in place of the Class A trust units on the New York Stock Exchange (the "NYSE") under the trading symbol "PGH" (subject to the approval of the NYSE);

(the foregoing collectively referred to herein as the "Consolidation"). We understand that, pursuant to the Consolidation, the Amended and Restated Trust Indenture (the "Trust Indenture") dated July 27, 2004 between the Corporation and Computershare Trust Company of Canada by which the Trust is constituted will be amended to give effect to the Consolidation.

     The terms and conditions of the Consolidation will be more fully described in the information circular - proxy statement of the Trust and the Corporation to be dated May 16, 2006 (the "Information

Circular") and which is to be prepared in connection with the annual and special meeting (the "AGM") of holders (the "Unitholders") of Class A trust units and Class B trust units of the Trust to be held in Calgary, Alberta on June 23, 2006. We understand that the Consolidation will be conditional upon among other things, approval by a minimum of 66 2/3% of the votes cast by Unitholders at the AGM.

     BMO Nesbitt Burns understands that the economic entitlement to receive distributions, including as to the amount and timing thereof, and the economic entitlement to receive distributions on termination of the Trust are identical as between the Class A trust units and Class B trust units. BMO Nesbitt Burns further understands that there are no preferential voting rights attached to either the Class A trust units or Class B trust units and that under the Trust Indenture in every circumstance the holders of Class A trust units and Class B trust units vote as one group. BMO Nesbitt Burns understands that, other than as necessary to provide for reciprocal rights as between the holders of Class A trust units and the holders of Class B trust units, the rights and entitlements of Class A trust units and the Class B trust units are the same in all material respects except that the Class B trust units can only be owned by Canadian residents whereas the Class A trust units have no restrictions on ownership.

ENGAGEMENT OF BMO NESBITT BURNS

     BMO Nesbitt Burns was engaged by the Corporation pursuant to an agreement dated April 19, 2006 (the "Engagement Agreement") to act as financial advisor to the Special Committee in respect of the Consolidation and, if requested, to provide a fairness opinion to the Special Committee as to whether the Consolidation is fair from a financial point of view to the Unitholders.

     For its services under the Engagement Agreement, BMO Nesbitt Burns will receive a fee regardless of the result of the vote on a resolution to approve the Consolidation at the AGM. In addition, BMO Nesbitt Burns is to be reimbursed for its reasonable out-of-pocket expenses and be indemnified by the Coiporation in respect of certain liabilities which may be incurred by BMO Nesbitt Burns in connection with the provision of its services.

     BMO Nesbitt Burns is not an insider, associate or affiliate of the Trust or the Corporation, BMO Nesbitt Burns acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of Pengrowth. BMO Nesbitt Burns may have executed or may execute transactions for clients from whom it received or may receive compensation. BMO Nesbitt Burns, as an investment dealer, conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to the Consolidation, the Trust or the Corporation. BMO Nesbitt Burns' controlling shareholder, Bank of Montreal, is a lender to the Corporation in the ordinary course of business.

     Other than as set forth above, there are no understandings, agreements or commitments between BMO Nesbitt Burns and the Trust or the Corporation with respect to any future business dealings. BMO Nesbitt Burns may in the future, in the ordinary course of its business, perform financial advisory or investment banking services for, and Bank of Montreal may provide banking services to, the Trust or the Corporation.

     BMO Nesbitt Burns understands that this opinion and a summary of this opinion will be included in the Information Circular, and, subject to the terms of the Engagement Agreement, BMO Nesbitt Burns consents to the inclusion of this opinion in its entirely, together with a summary thereof, in a form acceptable to BMO Nesbitt Burns, in the Information Circular and to the filing thereof with the TSX, the NYSE and securities commissions or similar regulatory authorities in each province of Canada and in the United States where such filing is required.

CREDENTIALS OF BMO NESBITT BURNS

     BMO Nesbitt Burns is one of Canada's largest investment banking firms with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. BMO Nesbitt Burns has participated in a significant number of transactions involving public and private companies, income funds and royalty trusts and has extensive experience in preparing valuations and fairness opinions.

     The opinion expressed herein is the opinion of BMO Nesbitt Burns, the form and content of which have been approved for release by a committee of directors and other professionals of BMO Nesbitt Burns, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.

SCOPE OF REVIEW

     In preparing this opinion, BMO Nesbitt Burns has reviewed and/or relied upon, among other things, the following (without attempting to verify the accuracy or completeness thereof):

(a)     The Information Circular:

(b)     The Trust Indenture;

(c) Legal advice in respect of the Consolidation and available alternatives provided by Bennett Jones LLP, the Corporation's external legal counsel, and Burnet, Duckworth & Palmer LLP, the Special Committee's external legal counsel;

(d) Legal opinion in respect of the Trust's status as a "mutual fund trust" as defined by the INCOME TAX ACT (Canada) after the Consolidation provided by Bennett Jones LLP, the Corporation's external legal counsel;

(e) Public information related to the business, operations, financial performance and trading histories of the Trust and other selected oil and gas royalty trusts, as we considered relevant.

(f)     Discussions   with  senior  officers  of  the  Corporation   regarding
        financial results, business strategy and plans and historical and prospective business development initiatives:

(g) A certificate of senior officers of the Corporation addressed to us and dated the date hereof, as to matters of fact relevant to the Consolidation and as to the completeness and accuracy of the information upon which this opinion is based (the "Certificate");

(h) Such other financial, market, corporate and industry information, research reports, investigations, discussions and analysis, research and testing of assumptions as we considered necessary or appropriate in the circumstances.

     In addition to the information described above, BMO Nesbitt Burns also participated in certain discussions regarding the Consolidation with the Special Committee, the Board of Directors, and senior officers of the Corporation and with Burnet, Duckworth & Palmer LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP, the Special Committee's external legal counsel, Bennett Jones LLP, the Corporation's external legal counsel, and other parties.

ASSUMPTIONS AND LIMITATIONS

     BMO Nesbitt Burns has relied, without independent verification, upon all financial and other information that was obtained by us from public sources or that was provided to us by or on behalf of the Trust or the Corporation and their advisors or otherwise. We have assumed that all such information was complete and accurate and did not omit to state any material fact or any fact necessary to be stated to make that information not misleading. Our opinion is conditional upon such completeness and accuracy and non-omission of facts. We have not conducted any independent investigation to verify the completeness or accuracy of any of such information. Senior management of the Corporation have represented to us, in the Certificate, that, to the best of their knowledge, information and belief, among other things (i) the information, data and other material (the "Information") provided to BMO Nesbitt Burns is complete, true and correct and did not and does not contain any untrue statement of a material fact in respect of the Trust or the Corporation and the Consolidation; (ii) the Information does not omit to state a material fact in relation to the Trust, the Corporation and the Consolidation necessary to make the Information not misleading in light of the circumstances under which the Information was presented; (iii) the legal and economic entitlements of Unitholders is unchanged upon completion of the Consolidation; (iv) since the dates on which the Information was provided to BMO Nesbitt Burns, there has been no material change in the business or affairs of the Trust or the Corporation and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

     With respect to all legal and tax matters relating to the Consolidation and the implementation thereof, we have relied upon the Trust's and the Corporation's legal and tax counsel and have assumed the accuracy of the disclosure, including the validity and efficacy of the procedures being followed to implement the Consolidation, set forth in the Information Circular that we have reviewed and we do not express any opinion thereon. We do not express any opinion with respect to the tax consequences to the Trust or the Corporation that may arise as a result of the Consolidation and have assumed that no negative tax consequences to any such party will arise as a result of the Consolidation. We have not considered the income tax impact of the Consolidation for any of the Unitholders. The Consolidation is subject to a number of conditions outside of the control of the Trust and we have assumed that all conditions precedent to the completion of the Consolidation will be satisfied in due course and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualifications. In rendering this opinion we express no view as to the likelihood that the conditions to the Consolidation will be satisfied or waived or that the Consolidation will be implemented within the timeframe indicated in the Information Circular. We have assumed that the Consolidation will be implemented as set out in the Information Circular.

     We have also assumed that the Trust will continue to qualify as a "unit trust" and as a "mutual fund trust" as defined by the INCOME TAX ACT (Canada), and that the Units will continue to be qualified investments under the INCOME TAX ACT (Canada) for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds and deferred profit sharing plans.

     This opinion is based on the securities markets, economic, general, business and financial conditions prevailing as of the date of this opinion and the conditions and prospects, financial and otherwise, of the Trust as they were reflected in the information reviewed by us. In our analysis and in preparing this opinion, BMO Nesbitt Burns has made numerous assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of any party involved in the Consolidation. BMO Nesbitt Burns believes that the analyses described in this opinion must be considered as a whole and that selecting portions of such analyses or the factors considered by BMO Nesbitt Burns, without considering all factors and analyses together, may create a misleading view of the process underlying this opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so may lead to undue emphasis on any particular factor or analysis.

     This opinion is provided to the Special Committee for its use only and may not be relied upon by any other person. BMO Nesbitt Burns disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion, which may come, or be brought, to the attention of BMO Nesbitt Burns after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting this opinion after the date hereof, BMO Nesbitt Burns reserves the right to change, modify or withdraw the opinion.

     BMO Nesbitt Burns is not expressing herein any opinion as to the price at which any class of trust units of the Trust will trade before or after completion of the Consolidation. This opinion should not be construed as a recommendation to vote in favour of the Consolidation.

FAIRNESS CONCLUSION

     Based upon and subject to the foregoing and such other matters as we consider relevant, BMO Nesbitt Burns is of the opinion that, as of the date hereof, the Consolidation is fair, from a financial point of view, to the Unitholders.


                                            Yours very truly,


                                            /s/ BMO Nesbitt Burns Inc.

                                            BMO Nesbitt Burns Inc.

                                 APPENDIX "3"

                       FAIRNESS OPINION OF MERRILL LYNCH


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May 16, 2006



Special Committee of the Board of Directors of Pengrowth Corporation c/o Mr. Terence Poole
Chairman of the Special Committee
1550 Coraopolis Heights Road
Moon Township, PA 15108

Members of the Special Committee:

     The Special Committee (the "Special Committee") of the Board of Directors of Pengrowth Corporation (the "Corporation") proposes to recommend to the Board of Directors of the Corporation that the Class A trust units and the Class B trust units of Pengrowth Energy Trust (the "Trust") be consolidated as follows:

     o   effective as of 5:00 p.m. (Calgary time) on June 27, 2006:

         o the restriction on the Class B trust units that provides that the Class B trust units may only be held by residents of Canada will be eliminated; and

     o   effective as of 5:00 p.m. (Calgary time) on July 27, 2006:

         o the Class A trust units will be delisted from the Toronto Stock Exchange (the "TSX") (effective as of the close of markets);

         o the Class B trust units will be renamed as "Trust Units" (for further clarity, defined herein as "Consolidated Trust Units") and the trading symbol of the Consolidated Trust Units will be changed from "PGF.B" to "FGF.UN" (subject to the approval of the TSX);

         o all of the issued and outstanding Class A trust units will be converted into Consolidated Trust Units on the basis of one
             Consolidated Trust Unit for each whole Class A trust unit previously held (with the exception of Class A trust units held by residents of Canada who have provided a residency declaration to Computershare Trust Company of Canada); and

         o the Consolidated Trust Units will be substitutionally listed in place of the Class A trust units on the New York Stock Exchange (the "NYSE") under the trading symbol "PGH" (subject to the approval of the NYSE).

(the foregoing collectively referred to herein as the "Consolidation"). We understand that, pursuant to the Consolidation, the Amended and Restated Trust Indenture (the "Trust Indenture") dated July 27, 2004 between the Corporation and Computershare Trust Company of Canada by which the Trust is constituted will be amended to give effect to the Consolidation.

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     The terms and conditions of the Consolidation are more fully described in the information circular - proxy statement of the Trust and the Corporation to be dated May 16, 2006 (the "Information Circular") being prepared in connection with the annual and special meeting (the "AGM") of holders (the "Unitholders") of Class A trust units and Class B trust units of the Trust to be held in Calgary, Alberta on June 23, 2006.

     We understand that the economic entitlement to receive distributions, including as to the amount and timing thereof, and the economic entitlement to receive distributions on termination of the Trust are identical as between the Class A and Class B trust units. We further understand that there are no preferential voting rights attached to either the Class A or Class B trust units and that under the Trust Indenture, in every circumstance the holders of Class A trust units and Class B trust units vote as one group. We understand that, other than as necessary to provide for reciprocal rights as between the holders of Class A trust units and the holders of Class B trust units, the rights and entitlements of the Class A trust units and the Class B trust units are the same in all material respects except that the Class B trust units can only be owned by Canadian residents whereas the Class A trust units have no restrictions on ownership.

     You have asked us whether, in our opinion, the Consolidation is fair from a financial point of view to the holders of Class A trust units and the holders of Class B trust units. At your request, we have considered the effect of the Consolidation on the holders of Class A trust units.

     In arriving at the opinion set forth below, we have, among other things:

     (1)      Reviewed a draft of the Information Circular;

     (2)      Reviewed the Trust Indenture;

     (3) Relied upon the legal advice furnished by Bennett Jones LLP, counsel to the Corporation, and Burnet, Duckworth & Palmer LLP, counsel to the Special Committee, in respect of the Consolidation and available alternatives;

     (4) Relied upon the legal opinion furnished by Bennett Jones LLP in respect of the ability of the Trust to retain its status as a mutual fund trust under the INCOME TAX ACT (Canada) after the Consolidation has been implemented;

     (5) Compared the Consolidation as contemplated herein with other available alternatives from the perspective of the Unitholders;

     (6) Reviewed certain publicly available business, financial and other information relating to the Corporation and the Trust that we deemed to be relevant;

     (7) Participated in certain discussions regarding the Consolidation with the Special Committee and senior officers of the Corporation and with Burnet, Duckworth & Palmer LLP, Bennett Jones LLP and Paul, Weiss, Rifkind Wharton & Garrison LLP, U.S. counsel to the Special Committee, and other parties;

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     (8)      Reviewed and relied upon a certificate of senior officers of the
              Corporation addressed to us, as to matters of fact relevant to the Consolidation and as to the completeness and accuracy of the information upon which this opinion is based; and

     (9) Reviewed such other studies, analyses and other information and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Corporation or the Trust, nor have we evaluated the solvency or fair value of the Corporation or the Trust under any provincial or federal laws relating to bankruptcy, insolvency or similar matters. We have not considered the income tax impact of the Consolidation for any of the Unitholders. We have also assumed that the final form of the Information Circular will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Consolidation, no restrictions, amendments or modifications will be imposed that will have a material adverse effect on the contemplated benefits of the Consolidation.

     We are acting as financial advisor to the Special Committee in connection with the Consolidation and will receive a fee from the Corporation for our services, a portion of which is contingent upon the delivery by us of our opinion letter, but which is not contingent on the outcome of the vote to approve the Consolidation at the AGM. In addition, the Special Committee on behalf of the Trust has agreed to indemnify us for certain liabilities arising out of our engagement. We may provide financial advisory and/or financing services to the Special Committee, the Board of Directors of the Corporation, the Corporation or the Trust and/or their respective affiliates in the future and may receive fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade securities of the Trust for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is solely for the use and benefit of the Special Committee in its evaluation of the Consolidation and shall not be used for any other purpose. This opinion is not intended to be relied upon or confer any rights or remedies upon any employee, creditor, shareholder or other equity holder of the Corporation or Trust, or any other party. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Corporation or the Trust. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Merrill Lynch Canada Inc. ("Merrill Lynch") or any of its affiliates be made by the Special Committee or the Corporation, without the prior written consent of Merrill Lynch.

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     We are not  expressing  any opinion  herein as to the prices at which the units of the Trust will trade following the announcement, implementation or completion of the Consolidation.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consolidation is fair from a financial point of view to the holders of Class A trust units and the holders of Class B trust units.

                                           Very truly yours,


                                           /s/ Merrill Lynch Canada Inc.

                                           MERRILL LYNCH CANADA INC.

                                SCHEDULE "A-1"

   EXTRAORDINARY RESOLUTION TO AMEND THE UNANIMOUS SHAREHOLDER AGREEMENT TO
           SIMPLIFY VOTING PROCEDURES AT THE ANNUAL GENERAL MEETING

BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.   The Unanimous Shareholder Agreement be amended by:

     (a) Clarifying that only holders of common shares of the Corporation ("Shares") shall be entitled to notice of, to attend and to vote at, any meeting of, and in respect of any matter put before, the holders of Shares.

     (b)  Deleting Sections 4.01 through 4.07, inclusive.

     (c) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

2. Any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute and deliver an amending agreement to the Unanimous Shareholder Agreement, or an amended and restated Unanimous Shareholder Agreement, and execution thereof shall evidence approval of the said amendments and the amending agreement or the amended and restated Unanimous Shareholder Agreement pursuant to this Extraordinary Resolution.

3. Any officer or director of the Corporation, is hereby authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006, have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "A-2"

     EXTRAORDINARY RESOLUTION TO AMEND THE UNANIMOUS SHAREHOLDER AGREEMENT
          AND THE ARTICLES OF THE CORPORATION TO INCREASE THE MAXIMUM
              SIZE OF THE BOARD OF DIRECTORS OF THE CORPORATION


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The Unanimous Shareholder Agreement be amended to increase the maximum size of the Board of Directors of the Corporation by:

     (a)  amending Section 3.01 to read as follows:

          The Board of Directors of the Corporation shall consist of a minimum of three (3) members and a maximum of twelve (12) members, two (2) of whom shall be appointed by the Manager and the balance of whom shall be appointed by the Trust Unitholders. If the appointment of two (2) members by the Manager would result in the Trust
          Unitholders, not having appointed a majority of the Board of Directors, then the Manager shall appoint only one (1) member of the Board of Directors.

     (b) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

2. The articles of the Corporation be amended to increase the maximum size of the Board of Directors of the Corporation from eight (8) members to twelve (12) members.

3. Any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute and deliver an amending agreement to the Unanimous Shareholder Agreement, or an amended and restated Unanimous Shareholder Agreement, and execution thereof shall evidence approval of the said amendments and the amending agreement or the amended and restated Unanimous Shareholder Agreement pursuant to this Extraordinary Resolution.

4. Any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute and deliver articles of amendment with the Alberta Registrar of Corporations, and execution thereof shall evidence approval of the said articles of amendment pursuant to this Extraordinary Resolution.

5. Any officer or director of the Corporation, is hereby authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006, have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "B-1"

             EXTRAORDINARY RESOLUTION TO AMEND THE TRUST INDENTURE
     TO PROVIDE FOR THE CONSOLIDATION OF THE TRUST'S DUAL CLASS STRUCTURE

BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.   Effective  as at 5:00 p.m.  (Calgary  time) on June 27,  2006,  the Trust
     Indenture shall be amended and restated to give effect to the following changes:

     (a) Delete the residency restrictions on the ownership of Class B trust units and permit the Class B trust units to be listed on the New York Stock Exchange and any other exchange or exchanges as may be determined by the Board of Directors, which amendments may include, without limitation:

          (i) Deleting the definitions of "Prohibited Class B Units" and "Valid Offer".

          (ii)    Deleting Section 3.12.

          (iii)   Amending Section 13.05 by deleting the phrase:

                  Notwithstanding the above, any Person becoming entitled to any Trust Units shall not be recorded as the holder of such Trust Units if such registrations would conflict with or violate any of the provisions of Schedule "A" or Schedule "B" hereto.

          (iv)    Deleting Section B.2.

          (v)     Amending Section B.3 to read as follows:

                  The Class B Units may be listed and posted for trading on either or both of the Toronto Stock Exchange and the New York Stock Exchange and any other exchange or exchanges as may be determined by the Directors of the Corporation.

          (vi)    Deleting Sections B.6 and B.7.

          (vii)   Amending Schedule "E" by deleting the phrase:

                  provided that no Class B Trust Units may be held by a person who is a "non-resident" for the purpose of the INCOME TAX ACT (Canada).

          (viii) Amending the Transfer Form set out in Schedule "E" to delete the paragraph entitled "Residency Declaration of Transferee" and the legend immediately following such paragraph.

     (b) Provide an unrestricted right of the holders of Class A trust units to convert those units to Class B trust units, including making such amendments to the Trust Indenture as the Board of Directors deems necessary or advisable, which amendments may include, without limitation:

          (i)     Amending Section A.5(a) by deleting the phrase:

                  provided that each holder of such Class A Units is not a Non-Resident and provides a Unitholder's Declaration addressed to the Fund and the transfer agent of the Fund effective at the time of conversion declaring that each such holder is not a Non-Resident.

          (ii)    Amending Section A.5(b) by deleting the phrase:

                  accompanied by a Unitholder's Declaration satisfactory to the Corporation, on behalf of the Fund, declaring that the holder, and any beneficial owner(s) are not Non-Residents.

          (iii)   Deleting Section A.5(d).

          (iv)    Deleting Section A.5(e).

     (c) Amend the provisions of the Trust Indenture relating to the exchange of Royalty Units in order to give effect to the foregoing amendments by:

          (i)     Amending Section 6.01 to read:

                  A holder of Royalty Units (other than the Trustee) shall have the right, at his option, to exchange any or all such Royalty Units for a number of Class B Units or, after the Reorganization Date, Trust Units having a value on the date of exchange equal to the value of such Royalty Units as conclusively determined by the Corporation. Such exchange may be made at any time so long as there are Class B Units or, after the Reorganization Date, Trust Units outstanding, and subject to the foregoing, such exchange shall occur on the terms and conditions set forth below and in the Royalty Indenture.

          (ii)    Deleting Section 6.02(a).

          (iii)   Deleting Section 6.02(b).

          (iv)    Amending Section 6.02(c) to read:

                  The Corporation, on behalf of the Fund, may establish a form of Royalty Unit exchange form (a "Royalty Unit Exchange Form") to be submitted to the Fund and to the transfer agent of the Fund by any holder of Royalty Units that wishes to exchange such Royalty Units for Class B Units or, after the Reorganization Date, Trust Units, which Royalty Exchange
                  Form  shall   require  the  holder  to  elect  and  indicate
                  irrevocably:

                  (i) the number of Royalty Units the holder wishes to exchange;

                  (ii)   the   number   of  Class  B  Units   or,   after  the
                         Reorganization Date, Trust Units the holder wishes to receive upon the exchange;

          (v)     Deleting Section 6.02(c)(iii).

          (vi)    Deleting Section 6.02(c)(iv).

          (vii) Amending Section 6.02(d) by replacing the word "Trust Units" and replacing it with the phrase "Class B Units or, after the Reorganization Date, Trust Units" and by deleting the phrase:

                  and, if the holder wishes to receive Class B Units, together with a completed Unitholder's Declaration stating that such holder is not at the time of exchange a Non-Resident.

          (viii)  Amending Sections  6.02(d)(i) and (ii),  Section 6.02(e) and
                  Section 6.03 by replacing the word "Trust Units" and replacing each occurrence with the phrase "Class B Units or Trust Units, as applicable".

          (ix)    Deleting Section 6.02(f).

          (x)     Deleting Section 6.02(g).

     (d) Amend the Indenture to provide for a mechanism to reclassify or convert, as the case may be, the issued and outstanding Class A trust units, Class B trust units and Prior Trust Units of the Fund to Consolidated Trust Units in accordance with paragraph 2 of this resolution by:

          (i) Deleting the definitions of "Effective Date", "Effective Time" and "Notice Date".

          (ii) Amending the definition of "Class A Units" to read as follows:

                  "Class A Units" means the Class A Trust Units of the Fund, created, issued and certified hereunder which, at the Reorganization Date, shall be converted to Trust Units in accordance with, and subject to the exceptions set out in, Schedule "C" hereof;

          (iii) Amending the definition of "Class B Units" to read as follows:

                  "Class B Units" means the Class B Trust Units of the Fund, created, issued and certified hereunder which, at the Reorganization Date, shall be reclassified as Trust Units in accordance with Schedule "C" hereof;

          (iv) Adding the definition of "Prior Trust Units" to read as follows:

                  "Prior Trust Units" means the trust units of the Fund not comprising Class A Units or Class B Units currently issued and outstanding, which, at the Reorganization Date, will be converted to Trust Units in accordance with Schedule "C" hereof;

          (v) Adding the definition of "Reorganization Date" to read as follows:

                  "Reorganization Date" shall be July 27, 2006, being the date that is 30 days from the date of this Amended and Restated Trust Indenture;

          (vi) Adding the definition of "Reorganization Time" to read as follows:

                  "Reorganization Time" means 5:00 p.m. (Calgary time) on the Reorganization Date.

          (vii) Deleting the definition of "Trust Units" and replacing it with:

                  "Trust Units" means the trust units of the Fund created, issued and certified hereunder, which, at the Reorganization Date, shall be outstanding upon the renaming of the Class B Units and issued upon the conversion of Prior Trust Units and the Class A Units, all in accordance with Schedule "C" hereof;

          (viii)  Adding the definition of "Units" to read as follows:

                  "Units" means the units of the Fund created, issued and certified hereunder, including, but not limited to, the Prior Trust Units, the Class A Units, the Class B Units and, after the Reorganization Date, the Class A Units and the Trust Units, provided that the term "Unit" shall not include the Special Voting Unit except where the term "Trust Unit" is used in the definitions of "Ordinary Resolution" and "Extraordinary Resolution" and in Sections 14.02, 14.03,
                  14.08 and 16.05 hereof and Articles XI and XII hereof;

          (ix) Replacing all instances of the word "Trust Unitholders" with "Unitholders", all instances of the word "Trust Unit Certificate" with "Unit Certificate", all instances of the word "Special Voting Trust Units" with "Special Voting Units", and all instances of the word "Special Voting Trust Unitholder" with the phrase "Special Voting Unitholder".

          (x) Deleting the second paragraph of Section 3.01 and replacing it with:

                  The Fund shall have three classes of Units until the Reorganization Date, consisting of the Prior Trust Units, the Class A Units and the Class B Units, each such class shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, and, in the case of the Class A Units, as supplemented or amended by the rights, limitations, restrictions and conditions set out in Schedule "A" and, in the case of the Class B Units as supplemented or amended by the rights, limitations, restrictions and conditions set out in Schedule "B". At the Reorganization Date, the existing issued and outstanding Units in the Fund shall be irrevocably deemed to be reclassified and, if applicable, converted for all purposes in accordance with, and subject to the exceptions set out in, Schedule "C", and all other provisions of Schedule "C" shall take effect, without any further act or formality and following such reclassification and, if applicable, conversion all existing issued and outstanding Units shall possess those rights attaching to the applicable class of Units into which such Units were ultimately reclassified or converted. The provisions of Schedule "A" and "B" shall take precedence over any provision to the contrary in this Indenture. At and following the Reorganization Date, the provisions of Schedule "C" shall take precedence over any provision to the contrary in this Indenture.

          (xi) Amending the first paragraph of Section 3.05 to read as follows:

                  Each Unit represents an equal fractional undivided beneficial interest in the Trust Fund provided however that the Directors of the Corporation may cause the issuance of classes of Units in addition to the Class A Units, Class B Units and Trust Units and set priorities in respect of capital and income for such classes as among the Class A
                  Units, the Class B Units, the Trust Units and such additional class or classes.

          (xiii)  Deleting existing Schedule "C" in its entirety.

          (xiv) Amending the Trust Indenture to add a revised Schedule "C", a copy of which is attached as Exhibit "A" to this Schedule "B-1".

2. Effective as at 5:00 p.m. (Calgary time) on July 27, 2006 (the "Reorganization Date"), the Trust Indenture will be further amended and restated as necessary to give effect to the following events, the purpose of which is to consolidate the Class A trust units, the Class B trust units and the Prior Trust Units into a single class of Consolidated Trust Units, other than Class A trust units for which a declaration of residency is provided:

     (a)  Reclassify the Class B trust units as Consolidated Trust Units by:

          (i)     Deleting existing Schedule "B" in its entirety.

          (ii) Amending the Trust Indenture to add a revised Schedule "B", which Schedule shall contain the terms and conditions of the Trust Units after the Reorganization Date (as defined herein), a copy of which is attached as Exhibit "C" to this Schedule "B-1".

          (iii)   Deleting existing Schedule "E" in its entirety.

          (iv) Amending the Trust Indenture to add a revised Schedule "E", which Schedule shall contain the form of certificate for the Trust Units after the Reorganization Date (as defined herein).

     (b) Converting the Prior Trust Units and Class A trust units, subject to the exceptions set out in Schedule "C" of the Trust Indenture, to Consolidated Trust Units by:

          (i)     Deleting existing Schedule "A" in its entirety.

          (ii) Amending the Trust Indenture to add a revised Schedule "A", which Schedule shall contain the terms and conditions of the Class A Units after the Reorganization Date (as defined herein), a copy of which is attached as Exhibit "B" to this Schedule "B-1".

          (iii)   Deleting existing Schedule "D" in its entirety.

          (iv) Amending the Trust Indenture to add a revised Schedule "D", which Schedule shall contain the form of certificate for the Class A Units after the Reorganization Date (as defined herein), including an amendment to the terms of the Class A Units to prohibit the transfer of such Class A Units by replacing the phrase in existing Schedule "D":

                  The Class A Trust Units represented by this certificate are transferable.

                  with the phrase:

                  The Class A Trust Units represented by this certificate are not transferable.

                  by deleting the paragraph entitled "Exercise of Transfer" and by deleting the Transfer Form from existing Schedule "D".

     (c) Amend the Indenture to give effect to the reclassification of Class B trust units as set out in paragraph 2(a) and the conversion of the Prior Trust Units and the Class A trust units, subject to the exceptions set out in Schedule "C" of the Trust Indenture, as set out in paragraph 2(b) hereof by:

          (i) Deleting the definitions of "CDS", "Conversion Period", "Converted Units", "Directors' Determination", "Disposition Notice", "DTC", "Enforcement Date", "Excess Class A Units", "Exclusionary Offer", "Expiry Date", "Offeror", "Offer Date", "Ownership Rights", "Ownership Threshold", "Unitholder Default" and "Unitholder's Declaration".

          (ii) Deleting the second paragraph of Section 3.01 and replacing it with:

                  The Fund shall have two classes of Units, consisting of the Class A Units and the Trust Units, each such class shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, and, in the case of the Class A Units, as supplemented or amended by the rights, limitations, restrictions and conditions set out in Schedule "A" and, in the case of the Trust Units as supplemented or amended by the rights, limitations, restrictions and conditions set out in Schedule "B". The provisions of Schedules "A", "B" and "C" shall take precedence over any provision to the contrary in this Indenture.

          (iii) Amending the first paragraph of Section 3.05 to read as follows:

                  Each Unit represents an equal fractional undivided beneficial interest in the Trust Fund provided however that the Directors of the Corporation may cause the issuance of classes of Units in addition to the Class A Units and Trust Units and set priorities in respect of capital and income for such classes as among the Class A Units, the Trust Units and such additional class or classes.

          (iv)    Amending the second paragraph of Section 3.05 by:

                  (i)    deleting  the  phrase  "Prior  to the  Reorganization
                         Date" and;

                  (ii) replacing the term "Class B Units" with the term "Trust Units".

          (v)     Deleting Section 6.04.

          (vi)    Deleting the references to "Class B Units" in Section 12.04.

          (vii)   Amending Section 13.02 to read as follows:

                  The forms of certificates representing the classes of Units, other than the form of certificate representing the Class A Units which is set out in Schedule "D" hereto and the form of certificate representing the Trust Units which is set out in Schedule "E" hereto, shall be such as is from time to time authorized by the Trustee. Each such certificate shall be signed manually on behalf of the Trustee. Any additional signature required to appear on such certificate by the Trustee may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid as if they had been signed manually. Any certificate which has one manual signature as hereinbefore provided shall be valid notwithstanding  that  one  or  more  of the  persons  whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate.

         (d) Amend the provisions of the Trust Indenture relating to the exchange of Royalty Units in order to give effect to the foregoing amendments by:

          (i)     Amending Section 6.01 to read:

                  A holder of Royalty Units (other than the Trustee) shall have the right, at his option, to exchange any or all such Royalty Units for a number of Trust Units having a value on the date of exchange equal to the value of such Royalty Units as conclusively determined by the Corporation. Such exchange may be made at any time so long as there are Trust Units outstanding, and subject to the foregoing, such exchange shall occur on the terms and conditions set forth below and in the Royalty Indenture.

          (ii)    Amending Section 6.02(a) to read:

                  The Corporation, on behalf of the Fund, may establish a form of Royalty Unit exchange form (a "Royalty Unit Exchange Form") to be submitted to the Fund and to the transfer agent of the Fund by any holder of Royalty Units that wishes to exchange such Royalty Units for Trust Units which Royalty Exchange Form shall require the holder to elect and indicate irrevocably:

                  (i) the number of Royalty Units the holders wishes to obtain; and

                  (ii) the number of Trust Units the holder wishes to receive upon the exchange.

          (iii) Amending Section 6.02(b) by replacing the phrase "Class B Units or, after the Reorganization Date, Trust Units" and replacing it with the word "Trust Units".

          (iv)    Amending  Section   6.02(b)(i)  and  (ii)  Section  6.03  by
                  replacing the phrase "Class B Units or Trust Units, as applicable" with the word "Trust Units".

3. The amendment of all incentive plans of the Trust which presently contemplate issuance of Class A trust units or Class B trust units to contemplate the issuance of Trust Units be and it is hereby approved.

4. Making such further amendments or revisions to the Trust Indenture, any incentive plans of the Trust, the "DRIP" and any other document of the Trust or any subsidiary entity of the Trust as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular.

5. The Trustee is hereby authorized, for and on behalf of the Trust, and any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, from time to time, to execute and deliver such amending agreements to the Trust Indenture, or amended and restated versions of the Trust Indenture in respect of any amendments approved by the Board of Directors pursuant to this Extraordinary Resolution, and the execution thereof by the Corporation shall evidence approval of the said amendments by the Board of Directors and the amending agreements or the amended and restated trust indentures pursuant to this Extraordinary Resolution.

6. Any officer or director of the Corporation is hereby authorized, for and in the name of the Trust, to make application to the NYSE to have the Trust Units substitutionally listed for the Class A Units and to take all reasonable and necessary steps to satisfy such conditions of listing as the NYSE may impose.

7. Any officer or director of the Corporation is hereby authorized, for and in the name of the Trust, to make application to the TSX to have the Class A Units de-listed from the facilities of the TSX, to change the trading symbol of the Trust Units from "PGF.B" to "PGF.UN" and to take all reasonable and necessary steps to satisfy such conditions of listing as the TSX may impose.

8. Any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation or the Trust as administrator thereof, to execute all documents and to do all things as deemed necessary or desirable, from time to time, to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006, have the same meanings in this Extraordinary Resolution when used herein.

                                  EXHIBIT "A"
                               TO SCHEDULE "B-1"

       REVISED SCHEDULE "C" TO THE AMENDED AND RESTATED TRUST INDENTURE

                                 SCHEDULE "C"

        To the annexed amended and restated trust indenture (the "Indenture") dated as of June 27, 2006 and made between PENGROWTH CORPORATION and COMPUTERSHARE TRUST COMPANY OF CANADA.

C.1     DEFINITIONS

        In  this  Schedule  "C",  unless  the  context   otherwise   requires,
capitalized terms shall have the meaning set out in the Indenture.

C.2     RENAMING OF CLASS B UNITS

a) At the Reorganization Time, all issued and outstanding Class B Units shall be renamed as Trust Units, and the register of holders of such Class B Units shall be renamed as the register of holders of Trust Units.

C.3     CONVERSION OF PRIOR TRUST UNITS AND CLASS A UNITS

a) At the Reorganization Time: (i) all issued and outstanding Prior Trust Units; and (ii) all existing and outstanding Class A Units (other than Class A Units held by a Unitholder who provides a duly completed Unitholder's Declaration) shall be converted into Trust Units on the basis of one Trust Unit for each Prior Trust Unit or Class A Unit, as applicable, held, without any further act or formality.

b) Upon completion of the conversion referred to in Section C.3(a), each holder of Prior Trust Units or Class A Units, as the case may be, immediately prior to the Reorganization Time that has had such Units converted to Trust Units shall cease to be a holder of such Prior Trust Units or Class A Units, shall, if a registered holder, have such Unitholder's name removed from the register of holders of such Units and shall be deemed to be a holder of a number of Trust Units equal to the number of Prior Trust Units or Class A Units, as applicable, held by such Unitholder immediately prior to the Reorganization Time and, if a registered holder, such holder's name shall be added to the register of holders of Trust Units accordingly.

C.4     REORGANIZATION PROCEDURE

On the date that is two business days following the date of this Amended and Restated Trust Indenture, the Board of Directors of the Corporation shall cause the following to occur:

a)      send a letter of  transmittal  to all  registered  holders  of Class A
        Units;

b)      send a Unitholder's  Declaration to all registered  holders of Class A
        Units;

c) all registered holders of Class A Units who provide a Unitholder's Declaration to the registrar and transfer agent of the Fund on or before 5:00 p.m. (Calgary time) on July 25, 2006 which confirms that such holder is not a Non-Resident, shall not have such Class A Units converted to Trust Units pursuant to Section C.3(a) hereof;

d) all registered holders of Class A Units who do not provide a duly completed Unitholder's Declaration to the registrar and transfer agent of the Fund on or before 5:00 p.m. (Calgary time) on July 25, 2006, shall have such Class A Units converted to Trust Units pursuant to Section C.3(a) hereof without further act or formality;

e) in respect of any registered or beneficial holder of Units, the Corporation, on behalf of the Fund, may at any time and from time to time deem the Units held by such registered or beneficial holder to be reclassified as, or converted into, Trust Units without any further action on the part of the holder thereof in the sole and absolute discretion of the Corporation including upon:

        i)     the  receipt  by  the  Fund  of  a   Unitholder's   Declaration
               acceptable to the Corporation indicating that the holder is a Non-Resident; or

        ii) the passing of the Reorganization Time with the registrar and transfer agent of the Fund not having received from the Unitholder a Unitholder's Declaration.

C.6     ISSUANCE OF CERTIFICATES REPRESENTING TRUST UNITS

a) Upon surrender to the Corporation's registrar and transfer agent of a certificate which prior to the Reorganization Time represented outstanding Prior Trust Units, Class A Units or Class B Units together with a letter of transmittal, where applicable, and together with such additional documents and instruments as the registrar and transfer agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the transfer agent of the Fund shall deliver to such holder as soon as practicable, a certificate representing that number of Trust Units to which such holder's Units have been reclassified or converted and any certificate representing Units so surrendered shall forthwith be cancelled.

b) If any certificate which prior to the Effective Time represented outstanding Prior Trust Units, Class A Units or Class B Units which were reclassified as, or converted into, Trust Units pursuant to Section C.2(a) or C.3(a) has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and delivery to the transfer agent of the Fund of a Unitholder's Declaration and such additional documents and instructions as the transfer agent of the Fund may reasonably require the transfer agent will issue in exchange for such lost, stolen or destroyed certificate, certificates representing the Trust Units to which such Unitholder is entitled.
        When seeking such certificate in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Trust Units are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation, on behalf of the Fund, and the transfer agent of the Fund, in such sum as the Corporation, on behalf of the Fund, and the transfer agent of the Fund may direct or otherwise indemnify the Fund and its transfer agent in a manner satisfactory to the Corporation, on behalf of the Fund, and the transfer agent of the Fund against any claim that may be made against the Fund or its transfer agent with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  EXHIBIT "B"
                               TO SCHEDULE "B-1"

       REVISED SCHEDULE "A" TO THE AMENDED AND RESTATED TRUST INDENTURE

                                 SCHEDULE "A"

        To the annexed amended and restated trust indenture (the "Indenture") dated as of July 27, 2006 and made between PENGROWTH CORPORATION and COMPUTERSHARE TRUST COMPANY OF CANADA.

        The Class A Units shall have the rights and be subject to the limitations, restrictions and conditions set out in the Indenture, as supplemented or amended by the rights, limitations, restrictions and conditions applicable to the Class A Units as set out below:

A.1     DEFINITIONS

        In this Schedule "A" and in the Class A Units, unless the context otherwise requires, capitalized terms shall have the meaning set out in the Indenture.

A.2     PERMITTED STOCK EXCHANGE LISTINGS

        The Class A Units may not be listed and posted for trading on any stock exchange.

A.3     TRANSFER RESTRICTIONS

        The Class A Units may not be transferred by the holder thereof.

A.4     CONVERSION

a) At any time, a holder of one or more Class A Units shall have the right at his or her option to convert, subject to these provisions, any one or more of such Class A Units into Trust Units, on a one for one basis.

b) The conversion of one or more Class A Units shall be effected by the deposit of the certificate or certificates representing the same at any time during usual business hours at any office of the transfer agent of the Fund at which the Trust Units are transferable, together with a written conversion form in form satisfactory to the Corporation, on behalf of the Fund, duly executed by the registered holder or his attorney duly authorized in writing, in which instrument such holder may elect to convert only part of the Class A Units represented by such certificate or certificates, in which event the Corporation, on behalf of the Fund, shall issue and deliver or cause to be delivered to such holder, at the expense of the holder, a new certificate representing the Class A Units represented by such certificate or certificates which have not been converted.

c) As promptly as practicable after the deposit of any Class A Units for conversion, the Corporation, on behalf of the Fund, shall issue and shall deliver or cause to be delivered to or to the written order of the holder of the Class A Units so surrendered, a certificate or certificates issued in the name of such holder representing the number of Trust Units to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date such Class A Units shall have been properly deposited for conversion, so that the rights of the holder of such Class A Units as the holder thereof shall cease at such time and the person or persons entitled to receive Trust Units upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Trust Units at such time; provided, however, that no such deposit on any date when the Fund's register of transfers of Trust Units shall be properly closed shall be effective to constitute the person or persons entitled to receive Trust Units upon such conversion as the holder or holders of record of such Trust Units on such date, but such deposit shall be effective to constitute the person or persons entitled to receive such Trust Units as the holder or holders of record thereof for all purposes when the registers next open. For these purposes the date of deposit of any Class A Units for conversion shall be deemed to be the date when the certificate representing such Class A Units accompanied by a satisfactory form of conversion is received by the registrar and transfer agent of the Fund as provided for herein.

                                  EXHIBIT "C"
                               TO SCHEDULE "B-1"

       REVISED SCHEDULE "B" TO THE AMENDED AND RESTATED TRUST INDENTURE

                                 SCHEDULE "B"

To the annexed amended and restated trust indenture (the "INDENTURE") dated as of July 27, 2006 and made between PENGROWTH CORPORATION and COMPUTERSHARE TRUST COMPANY OF CANADA.

        The Trust Units shall have the rights and be subject to the limitations, restrictions and conditions set out in the Indenture, as supplemented or amended by the rights, limitations, restrictions and conditions applicable to the Trust Units as set out below:

B.1     DEFINITIONS

        In this Schedule "B" and in the Trust Units, as applicable, unless the context otherwise requires, capitalized terms shall have the meaning set out in the Indenture.

B.2     PERMITTED STOCK EXCHANGE LISTINGS

        The Trust Units may be listed and posted for trading on either or both of the Toronto Stock Exchange and the New York Stock Exchange and any other exchange or exchanges as may be determined by the directors of the Corporation.

                                SCHEDULE "B-2"

          EXTRAORDINARY RESOLUTION TO AMEND THE UNANIMOUS SHAREHOLDER
        AGREEMENT AND THE TRUST INDENTURE TO SIMPLIFY VOTING PROCEDURES
                         AT THE ANNUAL GENERAL MEETING


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.   The Unanimous Shareholder Agreement be amended by:

     (a) Clarifying that only holders of common shares of the Corporation ("Shares") shall be entitled to notice of, to attend and to vote at, any meeting of, and in respect of any matter put before, the holders of Shares.

     (b)  Deleting Sections 4.01 through 4.07, inclusive.

     (c) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

2.   The Trust Indenture be amended by:

     (a) Clarifying that the Shareholders and the Trustee are required to seek the direction of the Trust Unitholders prior to voting on, or consenting to, any resolution of the shareholders of the Corporation whether by vote at a meeting of shareholders of the Corporation or by written resolution of the shareholders of the Corporation.

     (b)  Deleting Section 9.04 and replacing it with the following:

          9.04    Voting of Royalty Units and Common Shares Held by the Fund

          All Royalty Units and Shares held from time to time by the Trustee as part of the property of the Fund shall be voted by the Trustee at any and all meetings of the Royalty Unitholders or any and all meetings of the Shareholders. The Trustee shall seek the direction of the Unitholders prior to voting such Royalty Units or Shares at any and all meetings of the Royalty Unitholders or Shareholders.

     (c)  Adding the definition of "Shareholders" to read as follows:

          "Shareholders" means the holders of Shares of the Corporation.

     (d)  Adding the definition of "Shares" to read as follows:

          "Shares" means the shares of the Corporation of any class from time to time outstanding.

     (e) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

3. The Trustee is hereby authorized, for and in the name of the Trust, to execute and deliver an amending agreement to the Unanimous Shareholder Agreement or to the Amended and Restated Trust Indenture, or an amended and restated Unanimous Shareholder Agreement or an amended and restated Trust Indenture, and execution thereof shall evidence approval of the said amendments and the amending agreements or the amended and restated Unanimous Shareholder Agreement or amended and restated Trust Indenture, as applicable, pursuant to this Extraordinary Resolution.

4. The Trustee is hereby authorized and directed for and on behalf of the Trust Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006, have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "B-3"

        ORDINARY RESOLUTION TO AMEND THE DEFERRED ENTITLEMENT UNIT PLAN


BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.   The DEU Plan be amended by:

     o    changing  the name of the  plan to the  "Deferred  Entitlement  Unit
          Plan";

     o changing all references to "Phantom Unit" in the plan to references to "Deferred Entitlement Unit";

     o amending all references to the persons entitled to participate in the plan to "employees, officers and directors of Pengrowth and consultants to Pengrowth designated by the Board of Directors", including in Sections 1, 2.1(p) and 3.1;

     o amending the plan to provide that DEUs granted to directors will not be subject to the vesting or performance criteria provided for by the plan, including the provisions of Sections 4.4 and 4.5;

     o making such further amendments or revisions as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular; and

     o providing that: (i) the aggregate number of Class B trust units which may be reserved for issuance to "insiders" (as such term is referred to in the policies of the TSX), under the DEU Plan and all other security-based compensation arrangements of Pengrowth shall not, in the aggregate, exceed ten percent (10%) of the issued and outstanding Trust Units at the date of grant, calculated on a non-diluted basis; and (ii) during any one-year period, the Board of Directors shall not grant to such insiders, under the DEU Plan and all other security-based compensation arrangements of Pengrowth, in the aggregate, a number of Class B trust units exceeding ten percent (10%) of the issued and outstanding Trust Units, calculated on a non-diluted basis.

2. The Corporation and the Trustee are hereby authorized and directed on behalf of the Trust to execute all documents and do all things as deemed necessary or desirable to implement this resolution.


All terms defined in the Information Circular - Proxy Statement of the Corporation and the Trust dated May 16, 2006, have the same respective meanings in this resolution when used herein.

                                SCHEDULE "B-4"

      EXTRAORDINARY RESOLUTION TO AMEND THE TRUST INDENTURE REGARDING THE
           DISTRIBUTION OF NET PROCEEDS FROM THE SALE OF PROPERTIES


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The board of directors of the Corporation is hereby granted the authority to direct the Corporation and the Trustee to amend the Trust Indenture by deleting Section 5.03 thereof and replacing it with the following:

                  The net proceeds from any sale of the Royalty, if and when distributed by the Corporation to and received by the Trustee pursuant to the Royalty Indenture, shall be included in Distributable Cash.

2. The Trustee is hereby authorized for and on behalf of the Trust to execute and deliver an amending agreement to the Trust Indenture, or an amended and restated Trust Indenture, and the execution thereof shall evidence approval of the said amendments and of the amending agreement or the amended and restated Trust Indenture pursuant to this Extraordinary Resolution; and

3. The Trustee is hereby authorized and directed for and on behalf of the Trust Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006 and the Trust Indenture have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "B-5"

     EXTRAORDINARY RESOLUTION TO AMEND THE UNANIMOUS SHAREHOLDER AGREEMENT
       AND THE ARTICLES OF THE CORPORATION TO INCREASE THE MAXIMUM SIZE
                 OF THE BOARD OF DIRECTORS OF THE CORPORATION


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The Unanimous Shareholder Agreement be amended to increase the maximum size of the Board of Directors of the Corporation by:

     (a)  amending Section 3.01 to read as follows:

          The Board of Directors of the Corporation shall consist of a minimum of three (3) members and a maximum of twelve (12) members, two (2) of whom shall be appointed by the Manager and the balance of whom shall be appointed by the Trust Unitholders. If the appointment of two (2) members by the Manager would result in the Trust
          Unitholders, not having appointed a majority of the Board of Directors, then the Manager shall appoint only one (1) member of the Board of Directors.

     (b) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

2. The articles of the Corporation be amended to increase the maximum size of the Board of Directors of the Corporation from eight (8) members to twelve (12) members.

3. The Trustee is hereby authorized, for and in the name of the Trust, to execute and deliver an amending agreement to the Unanimous Shareholder Agreement, or an amended and restated Unanimous Shareholder Agreement, and execution thereof shall evidence approval of the said amendments and the amending agreements or the amended and restated Unanimous Shareholder Agreement pursuant to this Extraordinary Resolution.

4. Any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute and deliver articles of amendment with the Alberta Registrar of Corporations, and execution thereof shall evidence approval of the said articles of amendment pursuant to this Extraordinary Resolution.

5. The Trustee is hereby authorized and directed for and on behalf of the Trust Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006, have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "C-1"

            EXTRAORDINARY RESOLUTION TO AMEND THE ROYALTY INDENTURE
     TO PROVIDE FOR THE CONSOLIDATION OF THE TRUST'S DUAL CLASS STRUCTURE


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The board of directors of the Corporation is hereby granted the authority to direct the Corporation and the Trustee to amend the Royalty Indenture by deleting therefrom the following amendments that were approved by Extraordinary Resolution at the Special Meeting of Royalty Unitholders on March 15, 2004:

     (a) Definitions of "Class A Unit", "Class B Unit", "Non-Resident", "Ownership Threshold" and "Unitholder's Declaration" (corresponding to those in the Trust Indenture) were added to Article I and conforming changes will be made to the definition of "Trust Unit";

     (b) Section 4.01 was amended to provide that a holder of Royalty Units who is a Non-Resident may exchange Royalty Units only for Class A Units and not Class B Units and that a holder of Royalty Units who is not a Non-Resident will be able to exchange Royalty Units for Class A Units or Class B Units, subject in both cases to the terms, conditions and limitations in Article IV, including without limitation those set forth below;

     (c) Section 4.02 was amended to provide that a holder of Royalty Units wishing to exchange any or all of his Royalty Units for Class A Units would be able to do so only if and to the extent that the number of Class A Units issued and outstanding at the particular time is not greater than the Ownership Threshold;

     (d) Section 4.02 was also amended to require that a holder of Royalty Units wishing to exercise his right to exchange any or all of his Royalty Units for Class B Units shall submit a Unitholder's Declaration stating that the beneficial owner of the Royalty Units is not a Non-Resident;

     (e) Article IV was amended to provide that a holder of Royalty Units applying to exchange Royalty Units for Trust Units will be required to elect and indicate irrevocably at that time:

          (i)     how many Royalty Units he wishes to exchange;

          (ii) how many Class A Units and Class B Units respectively he wishes to receive upon the exchange;

          (iii) whether, if having regard to the Ownership Threshold fewer Class A Units are available than the number that he has requested to receive upon the exchange, he wishes to receive the smaller number and to retain the balance of his Royalty Units; and

          (iv) whether, if Class A Units are not available, he elects and is entitled by virtue of not being a Non-Resident to receive Class B Units instead.

     (f) Schedule "A" (the form of Royalty Unit certificate) and the exchange form to be used in connection with a conversion were modified to reflect the foregoing amendments and the form thereof will be appended to the Royalty Indenture. Subsection 4.02(a) was amended accordingly to refer to this new form and to require that it be completed and submitted to the Trustee by a holder of Royalty Units applying to exercise his right of exchange;

     (g) Article IV was amended to provide that if it appears that a proposed exchange of Royalty Units for Class A Units would result in the number of Class A Units issued and outstanding exceeding the Ownership Threshold, the Fund and its transfer agent may refuse to accept any request to exchange Royalty Units for Class A Units;

     (h) Article IV was amended to provide that the Fund, together with its transfer agent, may from time to time establish procedures for recognizing the priorities of requested exchanges of Royalty Units for Class A Units and requests for conversions of Class B Units into Class A Units, which procedures may, but are not required to, apply a reservation or waiting list system to holders of Royalty Units and Class B Units whose requests to exchange Royalty Units for Class A Units and to convert Class B Units into Class A Units are refused due to the approach of the number of Class A Units issued and outstanding to the Ownership Threshold;

     with the result that Article IV of the Royalty Indenture, Schedule "A" thereto and the Exchange Form will read as they read immediately prior to the approval of the said Extraordinary Resolution;

2. Making such further amendments or revisions as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular.

3. The Trustee is hereby authorized for and on behalf of the Trust to execute and deliver an amending agreement to the Royalty Indenture, or an amended and restated Royalty Indenture, and the execution thereof by the Corporation shall evidence approval of the said amendments by the Board of Directors and of the amending agreement or the amended and restated Royalty Indenture pursuant to this Extraordinary Resolution; and

4. Any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006 and the Royalty Indenture have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "C-2"

          EXTRAORDINARY RESOLUTION TO AMEND THE UNANIMOUS SHAREHOLDER
       AGREEMENT AND THE ROYALTY INDENTURE TO SIMPLIFY VOTING PROCEDURES
                        AT THE ANNUAL GENERAL MEETING


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.   The Unanimous Shareholder Agreement be amended by:

     (a) Clarifying that only holders of common shares of the Corporation ("Shares") shall be entitled to notice of, to attend and to vote at, any meeting of, and in respect of any matter put before, the holders of Shares.

     (b)  Deleting Sections 4.01 through 4.07, inclusive.

     (c) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

2.   The Royalty Indenture be amended by:

     (a) Clarifying that only holders of Royalty Units shall be entitled to notice of, to attend and to vote at, any meeting of, and in respect of any matter put before, the holders of Royalty Units.

     (b) Amending Sections 8.01 through 8.16, inclusive, by replacing all references to "Unitholders" with a reference to "Royalty Unitholders" and replacing all references to "Unit" or "Units" with references to "Royalty Unit" or "Royalty Units", as applicable.

     (c) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

3. Making such further amendments or revisions as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular.

4. The Trustee is hereby authorized, for and in the name of the Trust, to execute and deliver an amending agreement to the Unanimous Shareholder Agreement or to the Amended and Restated Royalty Indenture, or an amended and restated Unanimous Shareholder Agreement or an amended and restated Royalty Indenture, and execution thereof shall evidence approval of the said amendments and the amending agreements or the amended and restated Unanimous Shareholder Agreement or amended and restated Royalty Indenture, as applicable, pursuant to this Extraordinary Resolution.

5. The Trustee is hereby authorized and directed for and on behalf of the Trust Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006, have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "C-3"

     EXTRAORDINARY RESOLUTION TO AMEND THE ROYALTY INDENTURE REGARDING THE
           DISTRIBUTION OF NET PROCEEDS FROM THE SALE OF PROPERTIES


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The board of directors of the Corporation is hereby granted the authority to direct the Corporation and the Trustee to amend the Royalty Indenture by deleting the second sentence of the last paragraph of Section 2.06(c) thereof and replace it with the following:

                  The Corporation may in its sole and absolute discretion distribute all or any of the net proceeds from the sale of Properties as a Special Distribution or to acquire Replacement Properties.

2. Making such further amendments or revisions as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular.

3. The Trustee is hereby authorized for and on behalf of the Trust to execute and deliver an amending agreement to the Royalty Indenture, or an amended and restated Royalty Indenture, and the execution thereof shall evidence approval of the said amendments and of the amending agreement or the amended and restated Royalty Indenture pursuant to this Extraordinary Resolution; and

4. The Trustee is hereby authorized and directed for and on behalf of the Royalty Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006 and the Royalty Indenture have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "C-4"

            EXTRAORDINARY RESOLUTION TO AMEND THE ROYALTY INDENTURE
           REGARDING DISTRIBUTIONS UPON A LIQUIDATION, WINDING-UP OR
                        DISSOLUTION OF THE CORPORATION


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The board of directors of the Corporation is hereby granted the authority to direct the Corporation and the Trustee to amend the Royalty Indenture as follows:

     (a)  to delete Section 3.12(a) and replace it with the following:

          In the event of the liquidation, dissolution or winding-up of the Corporation, the following provisions of this Section 3.12 will apply.

     (b)  to add the following sentence at the end of Section 3.12(b):

          All of the assets of such persons who are liquidated, dissolved or wound up that are Canadian Resource Properties shall if and to the extent that such Canadian Resource Properties are conveyed to the Corporation as a result of the liquidation, dissolution or winding-up become subject to the Royalty hereby granted and otherwise subject to this Royalty Indenture in accordance with its terms.

     (c)  delete Section 3.12(c) and replace it with the following:

          In the event of a liquidation, dissolution or winding-up of the Corporation, to the extent possible, all property and assets of the Corporation other than Canadian Resource Properties shall be sold or otherwise liquidated and the proceeds therefrom used to reduce the outstanding indebtedness of the Corporation related to or associated with the Other Investments and the remaining proceeds will constitute Other Revenues. The Canadian Resource Properties referred to in the last sentence of Section 3.12(b) hereof shall be sold or liquidated and the proceeds therefrom used to reduce the outstanding indebtedness related to or associated with the Other Investments and the balance of such proceeds if any remaining after reduction shall be paid into the Reserve. The other Canadian Resource Properties of the Corporation shall also be sold or otherwise liquidated and the proceeds therefrom used to pay the remaining indebtedness of the Corporation if any after the application of the proceeds as contemplated in the immediately preceding sentences; and the remaining balance if any of the proceeds from the sale or liquidation of such Canadian Resource Properties shall be distributed as a Special Distribution to the Royalty Unitholders.

     (d)  to delete Section 3.12(d) and replace it with the following:

          Notwithstanding any provision of this Agreement, in the event of a liquidation, dissolution or winding-up of the Corporation, the holders of Common Shares and Exchangeable Shares shall be entitled to receive in the aggregate a portion of the net assets of the Corporation other than its Canadian Resource Properties and the proceeds therefrom (after the deduction from the said net assets (including monies or other liquid assets) of the Corporation of an amount equal to the liabilities and claims of the Corporation) equal to a fraction, which has as its numerator the sum of the aggregate number of outstanding Common Shares and Exchangeable Shares and which has as its denominator the sum of the aggregate number of outstanding Trust Units, Exchangeable Shares, Common

          Shares and Royalty Units (excluding Royalty Units held by the Fund). For the purposes hereof, "Exchangeable Shares" shall mean Exchangeable Shares in respect of which the class or series provisions provide that such Exchangeable Shares are entitled to participate in the assets of the Corporation on the liquidation, dissolution or winding-up of the Corporation, to the extent of the participation to which such Exchangeable Shares are entitled.

     (e)  to add the following sentence at the end of Section 3.12(e):

          For the purposes hereof, "Exchangeable Shares" shall mean Exchangeable Shares in respect of which the class or series provisions provide that such Exchangeable Shares are entitled to participate in the assets of the Corporation on the liquidation, dissolution or winding-up of the Corporation, to the extent of the participation to which such Exchangeable Shares are entitled.

2. Making such further amendments or revisions as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular.

3. The Trustee is hereby authorized for and on behalf of the Trust to execute and deliver an amending agreement to the Royalty Indenture, or an amended and restated Royalty Indenture, and the execution thereof shall evidence approval of the said amendments and of the amending agreement or the amended and restated Royalty Indenture pursuant to this Extraordinary Resolution; and

4. The Trustee is hereby authorized and directed for and on behalf of the Royalty Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006 and the Royalty Indenture have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "C-5"

            EXTRAORDINARY RESOLUTION TO AMEND THE ROYALTY INDENTURE REGARDING CERTAIN EXPENDITURES, THE RESERVE AND OTHER REVENUES


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The board of directors of the Corporation is hereby granted the authority to direct the Corporation and the Trustee to amend the Royalty Indenture as follows:

     (a) to delete the definition of "Debt Service Charges" and replace it with the following:

          "DEBT SERVICE CHARGES" means all interest and principal repayments related to the borrowing of funds by the Grantor for all purposes in connection with its business as contemplated herein, including, without limitation, the funding of Capital Expenditures and the acquisition of Canadian Resource Properties where permitted, but excluding principal repayments and interest relating to the borrowing of funds in connection with the acquisition of Other Investments, except to the extent contemplated in the definition of Royalty Income";.

     (b) to delete paragraph (ii) from the definition of "Gross Revenue" and renumber the subsequent paragraphs of the said definition and to add a reference to Section 13.02(b) of the indenture immediately before the reference to Section 13.02(c) in paragraph (vii) of the said definition;

     (c) to add the following after "Crown Obligations" in the definition of "Operating Costs":

                  (except to the extent that payment thereof is waived pursuant to Section 2.01(d) hereof)

     (d)  to add the following definitions to Section 1.01:

                  "Investment Income" means net income from Other Investments, whether in the form of distributions, dividends, interest or otherwise;

                  "Other Investments" means shares, units, interests and other investments of or in property that is not subject to the Royalty;

     (e) to delete the delete the definition of "Other Revenues" and replace it with the following:

          "Other Revenues" means, in respect of a month, 99% of all revenues which accrue during such month in respect of the Properties or otherwise (other than Gross Revenues, ARC and proceeds from the sale of Canadian Resource Properties), including, without limitation:

          i) fees and similar payments made by third parties for the processing, transportation, gathering, storage or treatment of the Petroleum Substances in Tangibles;

          ii) proceeds from the sale of any interest in Tangibles or miscellaneous assets;

          iii)    insurance   proceeds,    including   business   interruption
                  insurance,   property  damage   insurance  and  third  party
                  liability insurance;

          iv) income from investing the incentives, rebates and credits in respect of production costs, other than ARC;

          v) royalty and similar income, if any, which is not included in the definition of "Properties";

          vi) overhead recoveries received from third parties in respect of their working interests in Properties operated by the Grantor;

          vii)    trust distributions; and

          viii)   Investment Income less principal  repayments and interest on
                  loans  and  indebtedness   incurred  in  relation  to  Other
                  Investments;

          provided further that Other Revenues will not include ARC payable to the Royalty Unitholders in respect of Crown Obligations which the Royalty Unitholders reimburse to the Grantor;

     (f) to delete the definition of ""Property" or "Properties"" and replace it with the following:

          "Property" or "Properties", as the case may be, means those lands, property, geological zones therein, wells and natural accumulations of petroleum or natural gas, that the Grantor has an interest in and that are:

          i)      Canadian Resource Properties; and

          ii) legally or beneficially owned from time to time by the Grantor, including, without limitation, Petroleum Substances within, upon or under such lands, together with the right to explore for and recover same insofar as such rights are granted by the Leases and any royalty or net profits interest computed by reference to the production from or value of Petroleum Substances;

     (g) to delete the definition of "Royalty Income" and replace it with the following:

          "Royalty Income" means the aggregate of any Special Distribution and Gross Revenue less, without duplication, the aggregate of the following amounts:

          i)      Operating Costs and Capital Expenditures;

          ii)     General and Administrative Costs;

          iii)    Management Fees and Debt Service Charges;

          iv)     taxes or other similar charges payable by the Grantor; and

          v) any amounts paid into the Reserve pursuant to Section 13.02(b) or (c);

          provided that:

          vi) the deductions for Capital Expenditures, General and Administrative Costs, Management Fees and Debt Service Charges shall only be made to the extent such costs, fees and charges for any quarter or month, as the case may be, are not paid with funds paid into the Reserve (the costs that are thus paid out of the Reserve being referred to herein as the "Recovered Costs");

          vii) in no case shall any payment (in respect of Recovered Costs) out of the Reserve in a quarter or month that is attributable to Other Revenues be more than 10% of the aggregate of the Royalty Income for a quarter or month (computed without reference to vi) above) and the amount of the Recovered Costs paid out of the Reserve as contemplated herein (and any such excess amount of Other Revenues that therefore cannot be paid out the Reserve in a quarter or month shall remain in the Reserve and may be applied in a future time period); and

          viii) the deductions referred to in paragraphs (i) to (v) above do not include amounts paid by the Grantor with funds borrowed by the Grantor or, in respect of Debt Service Charges, funds raised by the Grantor through the issuance of additional Royalty Units;

     (h) to delete the last sentence of Section 2.02(o) and replace it with the following:

          Capital Expenditures may be financed by payments from the Reserve or from Gross Revenue (and therefore deducted in the computation of Royalty Income as contemplated in the definition thereof), bank borrowings, farm-outs and the issuance of Royalty Units, or any of them.

     (i)  to add the following sentence at the end of Section 2.06(f):

          The acquisition of Canadian Resource Properties may be financed in any manner that the Corporation sees fit in its sole discretion, including without limitation through proceeds from the sale of Properties, borrowings from the Fund and other lenders and the issuance of Royalty Units, Exchangeable Shares, notes, debentures and other securities and instruments.

     (j)  to add the following as Section 11.12:

          AMENDMENT OF THIS INDENTURE

          The Trustee and the Corporation (when authorized by the Board of Directors) are hereby irrevocably directed and authorized to make such amendments to this indenture as they may in their sole and absolute discretion consider necessary or expedient to preserve the status of the Royalty as a Canadian Resource Property, and to execute and deliver all such supplemental and amended and restated indentures and other documents and do such other acts and things as may be necessary or expedient to give effect to any such amendments.

     (k)  to add the following at the end of Section 12.01(f):

          pursuant to Section 11.12.

     (l) to add "Capital Expenditures," after "Operating Costs" and "Royalty Income," after "Administrative Costs" in Sections 13.01 and 13.03;

     (m)  to delete Section 13.02(a) and replace it with the following:

          Other Revenues for a month within sixty days of the end of that month;

     (n)  to delete Section 13.04 and replace it with the following:

          When there are no Canadian Resource Properties subject to the Royalty, amounts deposited into the Reserve that can reasonably be attributed to Other Revenues will be used to repay principal and interest in respect of indebtedness borrowed or incurred to acquire Other Investments and any excess will be paid to the Grantor. The remaining amounts in the Reserve will be used to pay, in the following order: (i) Debt Service Charges; (ii) Operating Costs and Reclamation Obligations and (iii) General and Administrative Costs and Management Fees. Ninety-nine percent (99%) of the amounts remaining in the Reserve after the payment of the costs described above shall be distributed to the holders of Royalty Units, pro rata.

2. Making such further amendments or revisions as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular.

3. The Trustee is hereby authorized for and on behalf of the Trust to execute and deliver an amending agreement to the Royalty Indenture, or an amended and restated Royalty Indenture, and the execution thereof shall evidence approval of the said amendments and of the amending agreement or the amended and restated Royalty Indenture pursuant to this Extraordinary Resolution; and

4. The Trustee is hereby authorized and directed for and on behalf of the Royalty Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.

5. Notwithstanding the passing of this resolution by Royalty Unitholders, the Board of Directors, without further notice to or approval of Royalty Unitholders, may decide not to implement all, or a portion of, the matters provided for in this Extraordinary Resolution or may revoke the resolution at any time prior to the implementation thereof.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006 and the Royalty Indenture have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "C-6"

               EXTRAORDINARY RESOLUTION REGARDING MISCELLANEOUS
                     AMENDMENTS TO THE ROYALTY INDENTURE


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The board of directors of the Corporation is hereby granted the authority to direct the Corporation and the Trustee to amend the Royalty Indenture as follows:

     (a) to delete the definition of "Acquisition Fee" and all other references to it in the Royalty Indenture;

     (b) to replace "Canada Customs and Revenue Agency", in all instances where that term is used, with "Canada Revenue Agency"; and

     (c) to replace "mining reclamation trust" with "qualifying environmental trust", in Section 13.05.

2. Making such further amendments or revisions as the Board of Directors may deem necessary or advisable, and such mechanical, incidental and other amendments or revisions as the Board of Directors may deem necessary or advisable, to give effect to the amendments described above and in the Circular.

3. The Trustee is hereby authorized for and on behalf of the Trust to execute and deliver an amending agreement to the Royalty Indenture, or an amended and restated Royalty Indenture, and the execution thereof shall evidence approval of the said amendments and of the amending agreement or the amended and restated Royalty Indenture pursuant to this Extraordinary Resolution; and

4. The Trustee is hereby authorized and directed for and on behalf of the Royalty Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.


All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006 and the Royalty Indenture have the same meanings in this Extraordinary Resolution when used herein.

                                SCHEDULE "C-7"

     EXTRAORDINARY RESOLUTION TO AMEND THE UNANIMOUS SHAREHOLDER AGREEMENT
       AND THE ARTICLES OF THE CORPORATION TO INCREASE THE MAXIMUM SIZE
                 OF THE BOARD OF DIRECTORS OF THE CORPORATION


BE IT RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1. The Unanimous Shareholder Agreement be amended to increase the maximum size of the Board of Directors of the Corporation by:

     (a)  amending Section 3.01 to read as follows:

          The Board of Directors of the Corporation shall consist of a minimum of three (3) members and a maximum of twelve (12) members, two (2) of whom shall be appointed by the Manager and the balance of whom shall be appointed by the Trust Unitholders. If the appointment of two (2) members by the Manager would result in the Trust
          Unitholders, not having appointed a majority of the Board of Directors, then the Manager shall appoint only one (1) member of the Board of Directors.

     (b) Making such supplemental and ancillary amendments as are deemed necessary or expedient to give effect to the foregoing.

2. The articles of the Corporation be amended to increase the maximum size of the Board of Directors of the Corporation from eight (8) members to twelve (12) members.

3. The Trustee is hereby authorized, for and in the name of the Trust, to execute and deliver an amending agreement to the Unanimous Shareholder Agreement, or an amended and restated Unanimous Shareholder Agreement, and execution thereof shall evidence approval of the said amendments and the amending agreements or the amended and restated Unanimous Shareholder Agreement pursuant to this Extraordinary Resolution.

4. Any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute and deliver articles of amendment with the Alberta Registrar of Corporations, and execution thereof shall evidence approval of the said articles of amendment pursuant to this Extraordinary Resolution.

5. The Trustee is hereby authorized and directed for and on behalf of the Trust Unitholders and any officer or director of the Corporation, is authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular - Proxy Statement of the Trust dated May 16, 2006, have the same meanings in this Extraordinary Resolution when used herein.

                             PENGROWTH CORPORATION

                            PENGROWTH ENERGY TRUST

                           (HOLDERS OF TRUST UNITS)

                             GENERAL FORM OF PROXY

The following general form of proxy is provided for use by Trust Unitholders at the Shareholders Meeting, the Trust Meeting and the Royalty Meeting (collectively, the "Meetings"), all of which Meetings are to be held on June 23, 2006. The details of the resolutions are set out in the Information Circular - Proxy Statement dated May 16, 2006 (the "Circular") with respect to the Meetings. Capitalized terms used in this general form of proxy and not defined herein shall have the meanings given to them in the Circular. IN ORDER TO BE VALID AND ACTED UPON AT THE MEETINGS, THIS PROXY MUST BE RETURNED AS DIRECTED IN THE CIRCULAR AND RECEIVED NOT LESS THAN 24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME FOR HOLDING THE MEETINGS OR ANY ADJOURNMENT(S) THEREOF.


==============================================================================

                       PROXY FOR THE SHAREHOLDER MEETING

The undersigned Trust Unitholder of Pengrowth Trust hereby appoints James S. Kinnear or failing him, John B. Zaozirny, or, instead of either of the foregoing, _________________________________, as proxyholder of the undersigned to attend and act on behalf of the undersigned at the Shareholder Meeting to be held on June 23, 2006 and at any adjournment(s) thereof, and directs the said proxyholder to vote the Trust Units represented by this proxy in the following manner:

1. To vote FOR |_| or to WITHHOLD VOTING FOR |_| the ordinary resolution appointing KPMG LLP, Chartered Accountants, as auditors of the Corporation, to hold office until the next annual meeting of shareholders or until their successor is elected or appointed.

2. To vote FOR |_| or to WITHHOLD VOTING FOR |_| the ordinary resolution electing the nominees named in the Circular as directors of the Corporation.

3. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Unanimous Shareholder Agreement to simplify voting procedures at meetings of the shareholders of the Corporation, as described in the Circular and as set forth in Schedule A-1 to the Circular.

4. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation, as described in the Circular and as set forth in Schedule A-2 to the Circular.


AT THE DISCRETION OF THE SAID PROXYHOLDER, UPON ANY AMENDMENT OR VARIATION OF THE ABOVE MATTERS OR ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE SHAREHOLDER MEETING OR ANY ADJOURNMENT(S) THEREOF, IN SUCH MATTER AS SUCH PROXYHOLDER IN HIS SOLE JUDGEMENT MAY DETERMINE.

==============================================================================

                      FORM OF PROXY FOR THE TRUST MEETING


The undersigned Trust Unitholder of Pengrowth Trust hereby appoints James S. Kinnear or, failing him, John B. Zaozirny, or instead of either of the foregoing, _____________________, as proxyholder of the undersigned to attend and act on behalf of the undersigned at the Trust Meeting to be held on June 23, 2006, and at any adjournment(s) thereof, and directs the said proxyholder to vote the Trust Units represented by this proxy in the following manner:

1. To vote FOR |_| or to WITHHOLD VOTING FOR |_| the ordinary resolution appointing KPMG LLP, Chartered Accountants, as auditors of Pengrowth Trust, to hold office until the next annual meeting of Unitholders or until their successor is elected or appointed.

2. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Trust Indenture to provide for the consolidation of the Trust's dual class structure, as described in the Circular and as set forth in Schedule B-1 to the Circular.

3. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the Trust Indenture to simplify voting procedures at meetings of the shareholders of the Corporation, as described in the Circular and as set forth in Schedule B-2 to the Circular.

4. To vote FOR |_| or to vote AGAINST |_| the ordinary resolution approving amendments to the Deferred Entitlement Unit Plan, as described in the Circular and as set forth in Schedule B-3 to the Circular.

5. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Trust Indenture regarding the distribution of net proceeds from the sale of properties, as described in the Circular and as set forth in Schedule B-4 to the Circular.

6. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation, as described in the Circular and as set forth in Schedule B-5 to the Circular.

AT THE DISCRETION OF THE SAID PROXYHOLDER, TO VOTE UPON ANY AMENDMENT OR VARIATION OF THE ABOVE MATTERS OR ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE TRUST MEETING OR ANY ADJOURNMENT(S) THEREOF IN SUCH MANNER AS SUCH PROXYHOLDER IN HIS SOLE JUDGEMENT MAY DETERMINE.


==============================================================================

                     FORM OF PROXY FOR THE ROYALTY MEETING

The undersigned Trust Unitholder of Pengrowth Trust hereby appoints James S. Kinnear or, failing him, John B. Zaozirny, or instead of either of the foregoing, _____________________, as proxyholder of the undersigned to attend and act on behalf of the undersigned at the Royalty Meeting to be held on June 23, 2006, and at any adjournment(s) thereof, and directs the said proxyholder to vote the Royalty Units represented by this proxy in the following manner:

1. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Royalty Indenture to provide for the consolidation of the Trust's dual class structure, as described in the Circular and as set forth in Schedule C-1 to the Circular.

2. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the Royalty Indenture to simplify voting procedures at meetings of the shareholders of the Corporation, as described in the Circular and as set forth in Schedule C-2 to the Circular.

3. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Royalty Indenture regarding the distribution of net proceeds from the sale of properties, as described in the Circular and as set forth in Schedule C-3 to the Circular.

4. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Royalty Indenture regarding distributions upon a liquidation, winding-up or dissolution of the Corporation, as described in the Circular and as set forth in Schedule C-4 to the Circular.

5. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Royalty Indenture regarding certain expenditures, the reserve and other revenues, as described in the Circular and as set forth in Schedule C-5 to the Circular.

6. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving miscellaneous amendments to the Royalty Indenture, as described in the Circular and as set forth in Schedule C-6 to the Circular.

7. To vote FOR |_| or to vote AGAINST |_| the extraordinary resolution approving amendments to the Unanimous Shareholder Agreement and the articles of the Corporation to increase the maximum size of the Board of Directors of the Corporation, as described in the Circular and as set forth in Schedule C-7 to the Circular.

AT THE DISCRETION OF THE SAID PROXYHOLDER, TO VOTE UPON ANY AMENDMENT OR VARIATION OF THE ABOVE MATTERS OR ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE ROYALTY MEETING OR ANY ADJOURNMENT(S) THEREOF, IN SUCH MANNER AS SUCH PROXYHOLDER IN HIS SOLE JUDGEMENT MAY DETERMINE.


==============================================================================

I HEREBY REVOKE ANY PROXIES HERETOFORE GIVEN.

THIS PROXY IS SOLICITED ON BEHALF OF PENGROWTH MANAGEMENT LIMITED. THE TRUST UNITS REPRESENTED BY THIS PROXY SHALL BE VOTED AS DIRECTED IN THE SPACES PROVIDED ABOVE OR, IF NO DIRECTION IS GIVEN, SHALL BE VOTED IN FAVOUR OF EACH OF THE ABOVE MATTERS.

THE PERSONS NAMED IN THIS PROXY ARE DIRECTORS AND/OR OFFICERS OF PENGROWTH CORPORATION. EACH TRUST UNITHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A TRUST UNITHOLDER, TO ATTEND AND TO ACT ON HIS BEHALF AT THE MEETINGS, OTHER THAN THE PERSONS DESIGNATED ABOVE. TO EXERCISE SUCH RIGHT, THE NAMES OF THE PERSONS DESIGNATED BY PENGROWTH MANAGEMENT LIMITED SHOULD BE CROSSED OUT AND THE NAME OF THE TRUST UNITHOLDER'S APPOINTEE SHOULD BE LEGIBLY PRINTED IN THE BLANK SPACE. TRUST UNITHOLDERS WHO HOLD THEIR TRUST UNITS THROUGH BROKERAGE ACCOUNTS OR OTHER INTERMEDIARIES WHO WISH TO APPEAR IN PERSON AND VOTE AT THE MEETINGS SHOULD APPOINT THEMSELVES AS THEIR OWN REPRESENTATIVES AT THE MEETINGS OR OTHERWISE FOLLOW THE DIRECTIONS OF THEIR INTERMEDIARIES.

        TRUST UNITHOLDERS SHOULD COMPLETE THE PROXY AND MAIL IT IN THE
                          ENVELOPE PROVIDED HEREWITH.


Dated this __________ day of _____________, 2006.



                               -----------------------------------
                               Signature of Trust Unitholder



                               -----------------------------------
                               Name of Trust Unitholder
                               (Please Print)

                               Note:

                           1. If the appointer is a corporation, its corporate seal must be affixed or this form of proxy must be signed by an officer or attorney thereof duly authorized.

                           2. Persons signing as executors, administrators, trustees, etc., should so indicate.

                           3. THIS FORM OF PROXY MUST BE DATED AND THE SIGNATURE OF THE TRUST UNITHOLDER SHOULD BE EXACTLY THE SAME AS THE NAME IN WHICH THE TRUST UNITS ARE REGISTERED. IF THIS PROXY IS NOT DATED, IT WILL BE DEEMED TO BE DATED AS OF THE DATE IT IS RECEIVED BY COMPUTERSHARE TRUST COMPANY OF CANADA.

                                    PART II
                         INFORMATION NOT REQUIRED TO BE
                      DELIVERED TO OFFEREES OR PURCHASERS



Section 124 of the Business Corporations Act (Alberta) provides as follows:

         124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

                  (a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

         (2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

         (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

                  (a) was substantially successful on the merits in the person's defence of the action or proceeding,

                  (b) fulfills the conditions set out in subsection (1)(a) and (b), and

                  (c)    is fairly and reasonably entitled to indemnity.

         (3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

         (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

                  (a) in the person's capacity as a director or officer of the corporation, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation, or

                  (b) in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

         (5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

         (6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

         The by-laws of Pengrowth Corporation (the "Corporation") and Pengrowth Management Limited (the "Manager"), respectively, provide that they will indemnify the indemnified persons designated in Section 124(1) of the Business Corporations Act(Alberta) of the Corporation and the Manager, respectively, in the manner contemplated by the Business Corporations Act (Alberta).

         As contemplated by Section 124(4) of the Business Corporations Act (Alberta), the Corporation has purchased insurance against potential claims against the directors and officers of Pengrowth and against loss for which the Corporation may be required or permitted by law to indemnify such directors and officers.

         Pursuant to the Amended and Restated Management Agreement (the "Management Agreement") dated as of May 12, 2003 among the Corporation, Pengrowth Energy Trust (the "Trust"), Computershare Trust Company of Canada and the Manager, the Manager and these persons having served as a director, officer or employee thereof shall be indemnified by the Corporation (out of its assets and out of the royalty provided for in the Amended and Restated Royalty Indenture dated as of July 17, 2003 between the Corporation and Computershare Trust Company of Canada, as trustee) for all liabilities and expenses arising from or in any matter related to the Management Agreement, so long as the party seeking such indemnification shall not be adjudged liable for or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of duty to the Corporation or the Trust, and shall not be adjudged to be in breach of any material covenants and duties of the Manager under the Management Agreement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

  4.1 The section entitled "Trust Units - Trust Unit Reclassification" in the Registrant's annual information form dated March 29, 2006 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 31, 2006, Commission File No. 1-31253).

  4.2 The sections under the headings "Risk Factors - If the Trust ceases to qualify as a mutual fund trust it would adversely affect the value of our Trust Units", "Risk Factors - Changes in Canadian legislation could adversely affect the value of our Trust Units" and "Risk Factors - Changes to the terms of the Class A Trust Units or to the Class B Trust Units could adversely affect the market value of either class of Trust Units" in the Registrant's annual information form dated March 29, 2006 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 31, 2006, Commission File No. 1-31253).

  5.1         Consent of Bennett Jones LLP.

  6.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                  PART III
               UNDERTAKING AND CONSENT TO SERVICE OF PROCESS


ITEM 1.  UNDERTAKING

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.


ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Concurrent with the filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Concurrent with the filing of this Form F-10, the trustee for the Trust Units, Computershare Trust Company of Canada, is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Securities and Exchange Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.




                                     III-1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 26th day of May, 2006.

                                      PENGROWTH ENERGY TRUST

                                      By: Pengrowth Corporation, Administrator


                                      By: /s/ James S. Kinnear
                                          -------------------------------
                                          Name:  James S. Kinnear
                                          Title: President, Chairman and
                                                 Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James S. Kinnear, Charles V. Selby and Christopher G. Webster, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 26th, 2006.


-------------------------------------------------------------------------------
         SIGNATURE                                  TITLE
-------------------------------------------------------------------------------

/s/ James S. Kinnear                    President, Chairman and Chief
--------------------------------        Executive Officer
James S. Kinnear


/s/ Christopher G. Webster              Chief Financial Officer
--------------------------------        (Principal Financial Officer)
Christopher G. Webster


/s/ Douglas C. Bowles                   Vice President and Controller
--------------------------------        (Principal Accounting Officer)
Douglas C. Bowles


                                     III-2

                                        Director
--------------------------------
John B. Zaozirny


/s/ Stanley H. Wong                     Director
--------------------------------
Stanley H. Wong


                                        Director
--------------------------------
Thomas A. Cumming


/s/ Michael S. Parrett                  Director
--------------------------------
Michael S. Parrett


/s/ A. Terence Poole                    Director
--------------------------------
A. Terence Poole


/s/ Kirby L. Hedrick                    Director
--------------------------------
Kirby L. Hedrick




                                     III-3

                           AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 26th, 2006.



                                        By: /s/ Kirby L. Hedrick
                                            -----------------------------
                                            Name:  Kirby L. Hedrick
                                            Title: Director




                                     III-4

                                    EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

  4.1 The section entitled "Trust Units - Trust Unit Reclassification" in the Registrant's annual information form dated March 29, 2006 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 31, 2006, Commission File No. 1-31253).

  4.2 The sections under the headings "Risk Factors - If the Trust ceases to qualify as a mutual fund trust it would adversely affect the value of our Trust Units", "Risk Factors - Changes in Canadian legislation could adversely affect the value of our Trust Units" and "Risk Factors - Changes to the terms of the Class A Trust Units or to the Class B Trust Units could adversely affect the market value of either class of Trust Units" in the Registrant's annual information form dated March 29, 2006 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 31, 2006, Commission File No. 1-31253).

  5.1         Consent of Bennett Jones LLP.

  6.1 Powers of Attorney (included on the signature page of this Registration Statement).



                                     III-5